UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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LAM RESEARCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 27, 2023

Dear Lam Research Stockholders,

We cordially invite you to attend the Lam Research Corporation 2023 Annual Meeting of Stockholders. The annual meeting will be held on Tuesday, November 7, 2023, at 9:30 a.m. Pacific Standard Time. This year’s annual meeting will be a virtual meeting. You may attend the annual meeting, vote, and submit your questions during the live webcast of the annual meeting by visiting virtualshareholdermeeting.com/LRCX2023 and entering the 16-digit control number included in our Notice of Internet Availability or on your proxy card.

At this year’s annual meeting, stockholders will be asked to elect the eleven nominees named in the attached proxy statement as directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified; to cast an advisory vote to approve our named executive officer compensation; to cast an advisory vote to approve the frequency of holding future stockholder advisory votes on our named executive officer compensation; and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024. The Board of Directors recommends that you vote in favor of each director nominee; for future stockholder advisory votes on our named executive officer compensation at a frequency of every one year; and for each of these other proposals. Management will not provide a business update during this meeting; please refer to our latest quarterly earnings report for our most recently-provided outlook.

Please refer to the proxy statement for detailed information about the annual meeting, each director nominee, and each of the proposals, as well as voting instructions. Your vote is important, and we strongly urge you to cast your vote as soon as possible by the internet, telephone, or mail, even if you plan to attend the meeting.

Sincerely yours,

Abhijit Y. Talwalkar
Chairman of the Board

Notice of 2023 Annual Meeting of Stockholders

4650 Cushing Parkway
Fremont, California 94538
Telephone: 510-572-0200

Meeting Information

Category	Details
Date and Time	Tuesday, November 7, 2023 9:30 a.m. Pacific Standard Time
Place	Via the Internet at virtualshareholdermeeting.com/ LRCX2023
Record Date	Only stockholders of record at the close of business on September 8, 2023, the “Record Date,” are entitled to notice of, and to vote at, the annual meeting.

Proxy and Annual Report Materials

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 7, 2023

Our notice of 2023 Annual Meeting of Stockholders, proxy statement, and annual report to stockholders are available on the Lam Research website at investor.lamresearch.com.

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Date of Distribution

This notice, proxy statement and proxy card are first being made available and/or mailed to our stockholders on or about September 27, 2023.

Items of Business

#	Proposal	Our Board’s Recommendation
1.	Election of eleven directors to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified	☑	FOR each Director Nominee
2.	Advisory vote to approve our named executive officer (“NEO”) compensation	☑	FOR
3.	Advisory vote to approve the frequency of holding future advisory votes on NEO compensation	☑	ONE YEAR
4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2024	☑	FOR
Transaction of such other business as may properly come before the annual meeting (including any adjournment or postponement thereof)

Voting

Please vote as soon as possible, even if you plan to attend the annual meeting, on all of the voting matters. You have three options for submitting your vote before the annual meeting:

By internet	By phone	By mail

The proxy statement and the accompanying proxy card
provide detailed voting instructions.

IT IS IMPORTANT THAT YOU VOTE to play a part in the future of the Company. Please carefully review the proxy materials for the 2023 Annual Meeting of Stockholders.

By Order of the Board of Directors,

Ava M. Hahn
Secretary

Lam Research Corporation

Proxy Statement for 2023 Annual Meeting of Stockholders

Proxy Statement Summary			1
About Lam Research Corporation	1	Director Nominee Key Qualifications, Skills, and Experiences	3
Fiscal Year 2023 Financial Highlights	2
Proposals and Voting Recommendations	2	Corporate Governance Highlights	5
Summary Information Regarding Director Nominees	2	Executive Compensation Highlights	6
Director Nominee Composition Highlights	3	ESG Highlights	7
Stock Ownership			9
Security Ownership of Certain Beneficial Owners and Management	9
Governance Matters			11
Corporate Governance	11	Meeting Attendance	16
Corporate Governance Policies	11	Board Committees	16
Our Approach to Ensuring Board Effectiveness	11	Board’s Role and Engagement	18
Board Nomination Policies and Procedures	14	Stockholder Engagement	20
Director Independence Policies	14	Culture and Human Capital Management	21
Leadership Structure of the Board	15	Environmental, Social and Governance Matters	22
Other Governance Practices	15	Director Compensation	25
Compensation Matters			28
Executive Compensation and Other Information	28	CEO Pay Ratio	57
Compensation Discussion and Analysis (see Table of Contents on page 28)	28	Pay Versus Performance	58
		Securities Authorized for Issuance under Equity Compensation Plans	61
Compensation Committee Report	47
Compensation Committee Interlocks and Insider Participation	47
Executive Compensation Tables	48
Audit Matters			62
Audit Committee Report	62	Fees Billed by Ernst & Young LLP	63
Relationship with Independent Registered Public Accounting Firm	63	Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services	64
Annual Evaluation and Selection of Independent Registered Public Accounting Firm	63	Certain Relationships and Related Party Transactions	64
Voting Proposals			65
Proposal No. 1: Election of Directors	65	Proposal No. 4: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2024 Other Voting Matters	79
2023 Nominees for Director	66
Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation	77
			79
Proposal No. 3: Advisory Vote to Approve the Frequency of Holding Future Stockholder Advisory Votes on Named Executive Officer Compensation	78
Voting and Meeting Information			80
Information Concerning Solicitation and Voting	80	Other Meeting Information	82
Appendices			84
Appendix A - Information Regarding Non-GAAP Financial Measures	84

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon at the annual meeting, we call your attention to the following summarized information about the Company, the proposals and voting recommendations, the Company’s director nominees, highlights of the directors’ key qualifications, skills and experiences, board composition, corporate governance, executive compensation, and environmental, social and governance (“ESG”) matters. For more complete information about these topics, please review the complete proxy statement before voting. We also encourage you to read our latest annual report on Form 10-K, which is available at investor.lamresearch.com, and our latest ESG report, which is available at lamresearch.com/company/environmental-social-governance/. The content of any website or report referred to in this proxy statement is not a part of nor incorporated by reference in this proxy statement unless expressly noted.

We use the terms “Lam Research,” “Lam,” the “Company,” “we,” “our,” and “us” in this proxy statement to refer to Lam Research Corporation, a Delaware corporation. We also use the term “Board” to refer to the Company’s Board of Directors.

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements that are not statements of historical fact, including statements regarding our ESG plans and goals. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed, including the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission (“SEC”), including specifically the Risk Factors described in our annual report on Form 10-K and our quarterly reports on Form 10-Q. You should not place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statements.

About Lam Research Corporation

Lam Research is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. We have built a strong global presence with core competencies in areas such as nanoscale applications enablement, chemistry, plasma and fluidics, advanced systems engineering, and a broad range of operational disciplines. Our products and services are designed to help our customers build smaller and better performing devices that are used in a variety of electronic products, including mobile phones, personal computers, servers, wearables, automotive vehicles, and data storage devices.

Our customer base includes leading semiconductor memory, foundry, and integrated device manufacturers that make products such as non-volatile memory, dynamic random-access memory (DRAM), and logic devices. Their continued success is part of our commitment to driving semiconductor breakthroughs that define the next generation. Our core technical competency is integrating hardware, process, materials, software, and process control enabling results on the wafer.

Semiconductor manufacturing, our customers’ business, involves the complete fabrication of multiple dies or integrated circuits on a wafer. This involves the repetition of a set of core processes and can require hundreds of individual steps. Fabricating these devices requires highly sophisticated process technologies to integrate an increasing array of new materials with precise control at the atomic scale. Along with meeting technical requirements, wafer processing equipment must deliver high productivity and be cost-effective.

Demand from cloud computing, the Internet of Things, or “IoT,” and other markets is driving the need for increasingly powerful and cost-efficient semiconductors. At the same time, there are growing technical challenges with traditional two-dimensional scaling. These trends are driving significant inflections in semiconductor manufacturing, such as the increasing importance of vertical scaling strategies like three-dimensional architectures as well as multiple patterning to enable shrinks.

We believe we are in a strong position with our leadership and expertise in deposition, etch, and clean to facilitate some of the most significant innovations in semiconductor device manufacturing. Several factors create opportunity for sustainable differentiation for us: (i) our focus on research and development, with several on-going programs relating to sustaining engineering, product and process development, and concept and feasibility; (ii) our ability to effectively leverage cycles of learning from our broad installed base; (iii) our collaborative focus with semi-ecosystem partners; (iv) our ability to identify and invest in the breadth of our product portfolio to meet technology inflections; and (v) our focus on delivering our multi-product solutions with a goal to enhance the value of Lam’s solutions to our customers.

Lam Research Corporation 2023 Proxy Statement  1

Figure 1. Fiscal Year 2023 Financial Highlights

(1)	Figures for capital returned to stockholders and amounts repurchased include brokerage fees and commissions and excise taxes.

Figure 2. Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation
Proposal No. 1: Election of Directors	FOR each nominee
Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation	FOR
Proposal No. 3: Advisory Vote to Approve the Frequency of Holding Future Stockholder Advisory Votes on Our Named Executive Officer Compensation	ONE YEAR
Proposal No. 4: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2024	FOR
Transaction of such other business as may properly come before the annual meeting (including any adjournment or postponement thereof)

Figure 3. Summary Information Regarding Director Nominees

You are being asked to vote on the election of these eleven directors. The following table provides summary information about each director nominee as of September 8, 2023. Information about nominee diversity is shown in Figure 4 on the following page, information about their key qualifications, skills and experiences is shown in Figure 5, and their biographical information is contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2023 Nominees for Director” section beginning on page 65 below.

Name	Director			Committee Membership(2)			Other Current Public Boards
	Age	Since	Independent(1)	AC	CHC	NGC
Sohail U. Ahmed	65	2019	Yes	M
Timothy M. Archer	56	2018	No	*
Eric K. Brandt	61	2010	Yes	*	C	M	Dentsply Sirona, Gen Digiital, Macerich
Michael R. Cannon	70	2011	Yes	M/FE		C	Seagate Technology
John M. Dineen	60	2023	Yes				Cognizant Technology Solutions, Syneos Health
Ho Kyu Kang	61	2023	Yes
Bethany J. Mayer	61	2019	Yes	M/FE		M	Box, Hewlett Packard Enterprise, Sempra Energy
Jyoti K. Mehra	47	2021	Yes		M
Abhijit Y. Talwalkar	59	2011	Yes (Chairman)		M	M	Advanced Micro Devices, iRhythm Technologies, TE Connectivity
Lih Shyng (Rick L.) Tsai	72	2016	Yes		M		MediaTek
Leslie F. Varon	66	2019	Yes	C/FE			Dentsply Sirona, Hamilton Lane

(1)	Independence determined in accordance with Nasdaq rules.
(2)	Memberships shown will continue through November 7, 2023, on which date Mr. Dineen will join the audit committee.
AC – Audit committee	C – Chair
CHC – Compensation and human resources committee	M – Member
NGC – Nominating and governance committee	FE – Audit committee financial expert (as determined based on SEC rules) * – Qualifies as an audit committee financial expert (as determined based on SEC rules)

Figure 4. Director Nominee Composition Highlights

The Board is committed to diversity and the pursuit of board refreshment and balanced tenure. The following charts show the tenure, age, and diversity of the director nominees. For more information about our Board’s approach to refreshment and diversity, including our board diversity matrix, please refer to the section “Governance Matters - Corporate Governance - Our Approach to Ensuring Board Effectiveness” beginning on page 11 below.

Figure 5. Director Nominee Key Qualifications, Skills, and Experiences

The table below summarizes the key qualifications, skills, and experiences of our nominees. Not having a mark does not mean the director nominee does not possess that qualification, skill, or experience. The director biographies contained in the “Voting Proposals – Proposal No. 1: Election of Directors – 2023 Nominees for Director” section below describe each director nominee’s background and relevant experience in more detail, and identify those qualifications, skills, and experiences considered most relevant to the decision to nominate candidates to serve on our Board.

Key Qualifications, Skills & Experiences of Director Nominees	Sohail U. Ahmed	Timothy M. Archer	Eric K. Brandt	Michael R. Cannon	John M. Dineen	Ho Kyu Kang	Bethany J. Mayer	Jyoti K. Mehra	Abhijit Y. Talwalkar	Lih Shyng (Rick L.) Tsai	Leslie F. Varon
Industry Knowledge – Knowledge of and experience with our semiconductor and broader technology industries and markets provides our Board members with a deeper understanding of our products and services, the market sectors in which we and our customers compete, and the broader technology end markets that drive demand in our industry.	✓	✓	✓	✓		✓	✓		✓	✓	✓
Customer/Deep Technology Knowledge – Directors who possess deep knowledge and understanding of semiconductor processing equipment technologies, assist our Board in overseeing our business and strategies and enhance the Board’s understanding of our customers’ markets and needs.	✓	✓	✓			✓			✓	✓
Marketing, Disruptive Technology, and Strategy Experience – Directors with extensive knowledge and experience in business-to-business marketing and sales, and services and/or business development, or experience identifying and developing disruptive technologies and leading corporate strategy, provide value to the Board by offering critical insights and expertise on identifying and understanding new markets, expanding market share, and communicating with customers, particularly where such experience is in a capital equipment industry, and also provide the Board with critical guidance needed to progress in our innovation goals and drive semiconductor breakthroughs.		✓	✓	✓	✓		✓		✓	✓
Leadership Experience – Current or former experience in an executive-level leadership position at a significant business allows our directors to provide the Board with important perspectives and knowledge regarding business strategy, operations, corporate culture, succession planning, and management and leadership best practices.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Lam Research Corporation 2023 Proxy Statement  3

Key Qualifications, Skills & Experiences of Director Nominees	Sohail U. Ahmed	Timothy M. Archer	Eric K. Brandt	Michael R. Cannon	John M. Dineen	Ho Kyu Kang	Bethany J. Mayer	Jyoti K. Mehra	Abhijit Y. Talwalkar	Lih Shyng (Rick L.) Tsai	Leslie F. Varon
Finance Experience – Directors with profit and loss (“P&L”) and financing experience as an executive responsible for financial results of a breadth and level of complexity comparable to the Company help our Board oversee the Company’s financial planning, operations, investment strategies, capital allocation, and financial reporting.		✓	✓	✓	✓		✓		✓	✓	✓
Global Business Experience – Experience as a current or former business executive of a business with substantial global operations provides our Board with unique insights on managing an international business, global scale expansion, and understanding cultural norms.	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers and Acquisitions (“M&A”) Experience – Directors with M&A and integration experience (including buy- and sell-side and hostile M&A experience) as a public company director or officer provide our Board with key background and insights in assisting management with reviewing strategic alternatives, analyzing potential targets, post-deal integration, and oversight of transactions.		✓	✓	✓	✓		✓	✓	✓	✓	✓
Comparative Board/Governance Experience – Recent or current experience as a director of another public company or significant involvement with the corporate governance requirements and practices of a public company board while serving in a senior leadership position at another public company, provides our Board with an understanding of the board’s role in essential matters, including oversight of strategy, operations, risk, compliance and succession planning, effective interactions with significant stockholders, and the proper dynamics between the board and senior management.			✓	✓	✓		✓	✓	✓	✓	✓
Cybersecurity Experience – An understanding of and/or experience overseeing corporate cybersecurity or information security programs and a history of participation in relevant cyber education, is an increasingly important background for our directors to possess and provides our Board with valuable knowledge in overseeing and navigating cybersecurity threats.		✓	✓	✓	✓		✓	✓
Human Capital Management Experience – Experience serving as a member of the compensation committee of a public company, head of human resources, or as direct manager of the head of human resources, or other experience in setting talent management policies in large organizations, aids our Board in overseeing the management of human capital, including culture, engagement, recruiting, retention, compensation, and succession planning.	✓	✓	✓	✓	✓		✓	✓	✓	✓
Risk Management Experience – Directors with experience serving as a member of the audit committee of a public company, or directly overseeing enterprise risk management or business continuity planning in a large organization, or other experience in managing risk at the enterprise level or in a senior compliance or regulatory role assist our Board in understanding how to effectively evaluate and oversee the management and reporting of enterprise risks.		✓	✓	✓	✓		✓		✓	✓	✓
Manufacturing/Operations Experience – Directors with relevant experience in manufacturing and operations processes or management experience in operations at a company comparable to Lam serve as a valuable asset to our Board and have deeper knowledge of our business, products, services, and customers.	✓	✓	✓	✓	✓	✓	✓			✓

Figure 6. Corporate Governance Highlights

Board and Other Governance Information	As of September 2023
Size of Board as Nominated	11
Number of Independent Nominated Directors	10
Number of Nominated Directors Who Attended ≥75% of Meetings	10	(1)
Number of Nominated Directors on More Than Four Public Company Boards	0
Number of Nominated Non-Employee Executive Officer Directors Who Are on More Than Two Public Company Boards	0
Limitations on Director Commitments, Including Other Board and Committee Memberships and Leadership, With Commitments Evaluated Annually (Page 15)	Yes
Directors Subject to Stock Ownership Guidelines (Page 16)	Yes
Hedging and Pledging Prohibited (Page 11)	Yes
Annual Election of Directors (Page 65)	Yes
Voting Standard (Page 65)	Majority
Plurality Voting Carveout for Contested Elections	Yes
Separate Chair and CEO	Yes
Independent Board Chair (Page 15)	Yes
Independent Directors Meet Without Management Present (Page 15)	Yes
Annual Board (Including Individual Director) and Committee Self-Evaluations (Page 12)	Yes
Annual Independent Director Evaluation of CEO (Page 18)	Yes
Risk Oversight by Full Board and Committees (Page 18)	Yes
Commitment to Board Refreshment and Diversity (Page 12)	Yes
Robust Director Nomination Process (Page 14)	Yes
Significant Board Engagement (Page 18)	Yes
Board Orientation/Education Program (Page 13)	Yes
Code of Ethics Applicable to Directors (Page 11)	Yes
Stockholder Proxy Access (Pages 14, 82)	Yes
Stockholder Ability to Act by Written Consent	Yes
Stockholder Engagement Program (Page 20)	Yes
Poison Pill	No
Board Oversight of ESG (including Climate), Human Capital, Information Security & Political Activities (Page 18)	Yes
Publication of Annual ESG Report aligned with SASB and TCFD (Pages 7, 22)	Yes
(1)	Mr. Dineen was appointed to the Board effective August 24, 2023 and, therefore, did not attend any meetings during the fiscal year ended June 25, 2023.

Lam Research Corporation 2023 Proxy Statement  5

Figure 7. Executive Compensation Highlights

What We Do
Pay for Performance (Pages 29-32, 58) – Our executive compensation program is designed to pay for performance; 100% of the annual incentive program is tied to company financial, strategic, and operational performance metrics; the long-term incentive program uses a combination of market-based performance restricted stock units ("Market-based PRSUs") with performance based on relative total shareholder return (“TSR”), stock options, and service-based restricted stock units (“RSUs").
Three-Year Performance Period for Our Long-Term Incentive Program (Page 43) – Our current long-term incentive program is designed to pay for performance over a period of three years.
Absolute and Relative Performance Metrics (Pages 32, 37, 43) – Our annual and long-term incentive programs for executive officers include the use of absolute and relative performance factors.
Balance of Annual and Long-Term Incentives – Our incentive programs provide a balance of annual and long-term incentives.
Different Performance Metrics for Annual and Long-Term Incentive Programs (Pages 32, 37, 43) – Our annual and long-term incentive programs use different performance metrics.
Capped Amounts (Pages 37, 43) – Amounts that can be earned under the annual and long-term incentive programs are capped.
Compensation Recovery/Clawback Policy (Page 46) – We have a policy pursuant to which we can recover the excess amount of cash incentive-based compensation granted and paid to our officers who are covered by section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board intends to adopt a new or revised clawback policy that complies with the new SEC and Nasdaq requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act prior to the December 1, 2023 compliance deadline under Nasdaq's final listing standards.
Prohibit Option Repricing – Our stock incentive plans prohibit option repricing without stockholder approval.
Stock Ownership Guidelines (Page 46) – We have stock ownership guidelines for each of our executive officers and certain other senior executives; each of our named executive officers as set forth in Figure 21 has met their individual ownership level under the current program or has a period of time remaining under the guidelines to do so.
Independent Compensation Advisor (Page 34) – The compensation and human resources committee benefits from its utilization of an independent compensation advisor retained directly by the committee that provides no other services to the Company.
Stockholder Engagement (Page 33) – We engage with stockholders on an annual basis and stockholder advisory firms on an as needed basis to obtain feedback concerning our executive compensation program.

What We Don’t Do
Tax “Gross-Ups” for Perquisites, for Other Benefits or upon a Change in Control (Pages 46, 49, 52) – Our executive officers do not receive tax “gross-ups” for perquisites, for other benefits, or upon a change in control.(1)
Single-Trigger Change in Control Provisions (Pages 46, 52) – Our executive change in control policy does not have single-trigger provisions.
(1)	Our executive officers may receive tax gross-ups in connection with relocation benefits and anniversary milestone awards, which are widely available to all of our employees.

Figure 8. ESG Highlights

Our ESG strategy supports the success of our business. It provides a framework for meaningful investments, proactive risk management, and globally focused action. Our approach emphasizes engagement, goal setting, and accountability. Our ESG strategy is composed of six key pillars, which are described in greater detail beginning on page 22 and in our annual ESG report, available at lamresearch.com/company/environmental-social-governance/. We have set goals aligned with our strategy; these goals are highlighted below, together with some of our recent progress. In 2022, we made important strides forward, including surpassing our 2025 water and volunteer hour goals years ahead of schedule. We also received approval from the Science Based Targets initiative (“SBTi”) for our near-term emissions reduction goals.1 We aim to achieve each of the following goals by calendar year 2025, unless otherwise stated. In the table below, references to specific years are to calendar, not fiscal, years.

Goals	2022 Progress
Governance
• Continue to expand our disclosure and alignment with industry-recognized frameworks and standards	• Our efforts to increase disclosure raised our ratings and rankings with third parties
Product Innovation
• 83% of customers measured by emissions set science-based targets (“SBTs”)	• 16.9% of customers measured by emissions have set SBTs
Sustainable Operations(1)

•  Achieve net zero greenhouse gas (GHG) emissions by 2050 by meeting the following targets:

– Achieve 100% renewable electricity(2) by 2030

– Reduce absolute Scope 1 and 2 (market-based) GHG emissions 25% by 2025 and 60.6% by 2030 from a 2019 baseline; by 2040, achieve net zero operations(3)

– Achieve 12 million kilowatt-hours (kWh) in total energy savings from a 2019 baseline

•  Achieve zero waste to landfill for hazardous waste

•  Achieve 17 million gallons of water savings (15%) in water-stressed regions from a 2019 baseline

•  Sourced 44% renewable electricity globally in 2022

•  207% increase in Scope 1 and 2 (market-based) GHG emissions

•  Achieved 6.9 million kWh in energy savings

•  Diverted 99.99% of hazardous waste from landfills in 2022

•  Achieved 46.9 million gallons of water savings in water-stressed regions, surpassing our 2025 goal by more than 175%; our updated goal will be to achieve 80 million gallons of water savings from a 2019 baseline

Our Workplace

•  Build on our high-performance culture with global employee engagement at the global benchmark, as measured by our annual employee surveys

•  Maintain an Occupational Safety and Health Administration recordable injury rate at or below 0.4 annually

•  Increase the proportion of women (globally) and underrepresented employees (U.S.) across the Company

•  Ended the year with an engagement score of 78, one point below the global top tier benchmark of 79

•  Realized recordable injury rate of 0.35 in 2022

•  Increased the proportion of women in our global workforce by 3.0% and underrepresented employees in the U.S. by 5.0% over 2021

(table continues on next page)

(1)	Renewable electricity, energy savings, waste and water savings data exclude Lam’s subsidiaries Avonisys, Coventor, Metryx, SemSysco, Solmates, and Talus. Scope 1 and 2 (market-based) GHG emissions data exclude Lam’s subsidiaries Avonisys, Solmates and SemSysco.
(2)	Previously, this goal targeted 100% renewable energy by 2030. Lam updated this goal in 2022 per the SBTi verification and approval process.
(3)	Previously, the 2030 goal targeted a 46% reduction in Scope 1 and 2 (market-based) GHG emissions. Due to a previously unidentified source of Scope 1 emissions, Lam worked with SBTi to update our 2019 emissions inventory and restate our 2030 goal.

[1]	The 2030 GHG emissions goal was validated in 2022 and was subsequently restated in 2023 in alignment with SBTi.

Lam Research Corporation 2023 Proxy Statement  7

Goals	2022 Progress
Responsible Supply Chain

•  Achieve more than 90% compliance rate with our social and environmental expectations across our top-tier suppliers

•  Engage with at least 50% of our top-tier suppliers on environmental sustainability opportunities

•  Increase engagement with all suppliers on social and environmental topics through assessment, training, and capacity building

•  46.5% of suppliers measured by emissions will set SBTs

•  Exceeded our goal with 94% of suppliers responding to our conflict minerals survey in 2022

•  Exceeded our goal by engaging with 100% of top-tier suppliers in 2022

•  Deepened supplier engagement through our inaugural ESG Supplier Forum, new supplier engagement platform, new monthly webinar series and newsletter, and additional trainings via the Responsible Business Alliance (RBA)

•  14.5% of suppliers as measured by emissions have set SBTs

Our Communities

•  Determine key targets for larger-scale impact aligned to a new strategic focus

•  Implement measurement of outcomes for key program and large-scale grants

•  Increase annual unique participation rate in all employee giving programs from 10% to 30%

•  Increase employee volunteer hours by 33% from a 2019 baseline

•  Achieved goal by launching new social impact framework with three strategic focus areas to guide our giving and signature program initiatives

•  Began developing a reporting process and measurement outcomes

•  Increased annual unique employee participation rate from 10% in 2021 to 18% in 2022

•  Achieved and surpassed our goal with employees completing 21,133 volunteer hours in 2022 for a total increase of 58% from a 2019 baseline and set a new goal to achieve 40,000 by end of 2025

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth the beneficial ownership of shares of Lam common stock by: (1) each person or entity who we believe, based on our review of filings made with the SEC, beneficially owned more than 5% of Lam’s common stock on the date set forth below; (2) each current director of the Company; (3) each NEO identified below in the “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis” section; and (4) all current directors and current executive officers as a group. With the exception of 5% owners, and unless otherwise noted, the information below reflects holdings as of September 8, 2023, which is the Record Date for the 2023 Annual Meeting of Stockholders and the most recent practicable date for determining ownership. For 5% owners, holdings are as of the dates of their most recent ownership reports filed with the SEC, which are the most practicable dates for determining their holdings. The percentage of the class owned is calculated using 132,222,362 as the number of shares of Lam common stock outstanding on September 8, 2023.

Figure 9. Beneficial Ownership Table

Name of Person or Identity of Group	Shares Beneficially Owned (#)(1)		Percentage of Class
5% Stockholders
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	11,788,267	(2)	8.92%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	11,026,970	(3)	8.34%
Directors
Sohail U. Ahmed	2,694		*
Timothy M. Archer (also a Named Executive Officer)	150,646		*
Eric K. Brandt	28,115		*
Michael R. Cannon	18,310		*
John M. Dineen	—		—
Ho Kyu Kang	452		*
Bethany J. Mayer	2,690		*
Jyoti K. Mehra	1,020		*
Abhijit Y. Talwalkar	12,999		*
Lih Shyng (Rick L.) Tsai	7,090		*
Leslie F. Varon	2,465		*
Named Executive Officers (“NEOs”)
Douglas R. Bettinger	96,966		*
Patrick J. Lord	17,774		*
Vahid Vahedi	24,712		*
Seshasayee (Sesha) Varadarajan	37,560		*
All current directors and executive officers as a group (17 people)	418,330		*
*	Less than 1%

Lam Research Corporation 2023 Proxy Statement  9

(1)	Includes shares subject to outstanding stock options that are now exercisable or will become exercisable within 60 days after September 8, 2023, as well as RSUs, that will vest within that time period, as follows:
Shares
Sohail U. Ahmed	563
Timothy M. Archer	62,405
Eric K. Brandt	563
Michael R. Cannon	563
John M. Dineen	—
Ho Kyu Kang	452
Bethany J. Mayer	563
Jyoti K. Mehra	563
Abhijit Y. Talwalkar	563
Lih Shyng (Rick L.) Tsai	563
Leslie F. Varon	563
Douglas R. Bettinger	3,545
Patrick J. Lord	6,881
Vahid Vahedi	1,514
Seshasayee (Sesha) Varadarajan	15,270
All current directors and executive officers as a group (17 people)	98,027

The terms of any outstanding stock options that are now exercisable or will become exercisable within 60 days after September 8, 2023, and RSUs that will vest within that time period, are reflected in “Figure 55. Outstanding Equity Awards at Fiscal Year 2023 Year-End,” except as described in the following sentences. Ava M. Hahn has options covering 3,456 shares, which are unexercised and exercisable within 60 days of September 8, 2023. The grants for Ms. Hahn have terms consistent with the terms reflected in “Figure 55. Outstanding Equity Awards at Fiscal Year 2023 Year-End.”

As discussed in “Governance Matters – Director Compensation” below, the non-employee directors receive an annual equity award as part of their compensation. These awards generally vest on October 31, 2023, subject to continued service on the board as of that date, with immediate delivery of the shares upon vesting. For 2023, Messrs. Ahmed, Brandt, Cannon, and Talwalkar; Mses. Mayer, Mehra and Varon; and Dr. Tsai each received awards of 563 RSUs. Dr. Kang, who was appointed as a director following the annual equity grant, received a pro-rated grant for 2023 of 452 RSUs, which is included in the tables above.

(2)	All information regarding The Vanguard Group (“Vanguard”) is based solely on information disclosed in amendment number 11 to Schedule 13G filed by Vanguard with the SEC on February 9, 2023. According to the Schedule 13G filing, of the 11,788,267 shares of Lam common stock reported as beneficially owned by Vanguard as of December 30, 2022, Vanguard did not have sole voting power with respect to any shares, had shared voting power with respect to 203,167 shares, had sole dispositive power with respect to 11,215,795 shares, and had shared dispositive power with respect to 572,472 shares of Lam common stock.
(3)	All information regarding BlackRock Inc. (“BlackRock”) is based solely on information disclosed in amendment number 15 to Schedule 13G filed by BlackRock with the SEC on February 3, 2023 on behalf of BlackRock and certain subsidiaries. According to the Schedule 13G filing, of the 11,026,970 shares of Lam common stock reported as beneficially owned by BlackRock as of December 31, 2022, BlackRock had sole voting power with respect to 9,922,105 shares, did not have shared voting power with respect to any shares, had sole dispositive power with respect to 11,026,970 shares, and did not have shared dispositive power with respect to any shares of Lam common stock.

Governance Matters

Corporate Governance

Our Board and members of management are committed to responsible corporate governance to manage the Company for the long-term benefit of its stockholders. To that end, the Board and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. As part of that process, the Board and management consider the requirements of federal and state law, including rules and regulations of the SEC; the listing standards for the Nasdaq Global Select Market (“Nasdaq”); published guidelines and recommendations of proxy advisory firms; published guidelines of some of our top stockholders; published guidelines of other selected public companies; and any feedback we receive from our stockholders. A list of key corporate governance practices is provided in the “Proxy Statement Summary” above.

Corporate Governance Policies

We have instituted a variety of policies and procedures to foster and maintain responsible corporate governance, including the following:

Figure 10. Policies and Procedures Summary

Policy or Procedure	Summary
Board committee charters*

Each of the Board’s audit, compensation and human resources, and nominating and governance committees has a written charter adopted by the Board that delegates authority and responsibilities to the committee.

Each committee reviews its charter, and the nominating and governance committee reviews the charters of all of the committees, annually and recommends changes to the Board, as appropriate. See “Board Committees” below for additional information regarding these committees.

Corporate governance guidelines*

We adhere to written corporate governance guidelines, adopted by the Board and reviewed annually by the nominating and governance committee and the Board.

Selected provisions of the guidelines are discussed below, including in the “Board Nomination Policies and Procedures,” “Director Independence Policies,” and “Other Governance Practices” sections below.

Corporate Code of Ethics*

We maintain a code of ethics that applies to all employees, officers, and members of the Board.

The code of ethics establishes standards reasonably necessary to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely, and understandable disclosure in the periodic reports we file with the SEC and in other public communications. We will promptly disclose to the public any amendments to, or waivers from, any provision of the code of ethics to the extent required by applicable laws. We intend to make this public disclosure by posting the relevant material on our website, to the extent permitted by applicable laws.

Global Standards of Business Conduct*	We maintain written standards of business conduct to address a variety of situations that apply to our worldwide workforce. Among other things, these global standards of business conduct address relationships and/or conduct with one another, with Lam (including conflicts of interest, safeguarding of Company assets, and protection of confidential information), and with other companies and stakeholders (including anti-corruption).
Insider Trading Policy	Our insider trading policy restricts the trading of Company stock by our directors, officers, and employees, and includes provisions addressing insider blackout periods and prohibiting pledges of Company stock, and prohibiting such persons from engaging in hedging transactions, such as “cashless” collars, forward sales, equity swaps and other similar arrangements. Investments in exchange funds are permitted if the fund is broadly diversified and comprises less than 2% of Company stock; exceptions to the 2% threshold may be permitted on a case-by-case basis.
*	A copy is available on the Investors section of our website at investor.lamresearch.com/corporate-governance.

Our Approach To Ensuring Board Effectiveness

As part of the Board’s commitment to responsible corporate governance, we have developed a number of practices that together serve to ensure that, over time, the Board continues to function in an effective manner that serves the long-term interests of the Company and its stockholders. Several of the practices that we consider to be most important are summarized in Figure 11 below, and the practices themselves are described in greater detail below.

Lam Research Corporation 2023 Proxy Statement  11

Figure 11. Board Effectiveness Practices

Board and committee evaluations. Every year, the Board conducts a self-evaluation of the Board, its committees, and the individual directors, overseen by the nominating and governance committee. From time to time, the evaluation is facilitated by an independent third-party consultant. The evaluation solicits the opinions of the directors regarding the effectiveness of the Board, Board committees, and individual directors in fulfilling their obligations. Feedback on Board effectiveness is provided to the full Board for discussion, feedback on each committee’s effectiveness is provided to the committee for discussion, and feedback regarding individual director performance is provided to each individual director. The Board and committees identify and hold themselves accountable for action items stemming from the evaluation. The results of the evaluations are also considered by the nominating and governance committee and the Board as part of the director nomination process.

Board composition, diversity and refreshment. The Board and the nominating and governance committee regard board refreshment as important, and strive to maintain an appropriate balance of tenure, turnover, diversity, and skills to meet the needs of the Company and the Board. In consideration of the Company’s evolving strategic priorities and as part of its refreshment planning, the nominating and governance committee regularly evaluates the Board’s composition, skills and experiences and diversity, and directors’ time commitments and committee assignments, to ensure that the Board functions effectively. See “Proxy Statement Summary - Figure 5. Director Nominee Key Qualifications, Skills, and Experiences” and “Proxy Statement Summary - Figure 4. Director Nominee Composition Highlights” for additional information regarding the key qualifications, skills and experiences considered by the Board and the nominating and governance committee in nominating our nominees. Since 2020, the Board has gained three new independent directors, two of whom are diverse in terms of gender identity, ethnicity or race, as shown in Figure 12.

Figure 12. Refreshment of Independent Directors Since 2020

The Board is committed to diversity, and for many years, the composition of the Board has reflected that commitment. The Board believes that board diversity is important to serving the long-term interests of the Company’s stockholders. In identifying potential director candidates outside the Company, the nominating and governance committee is committed to actively seeking out qualified candidates who reflect diverse backgrounds, skills and experiences, including diversity of geography, gender identity, LGBTQ+

identity, age, race and ethnicity, and classification as a member of an underrepresented minority, to include in the pool from which Board nominees are chosen, and any third-party search firms retained for a related search will be instructed to include such candidates in initial lists of candidates they prepare. Every year since 2006, the Board has had at least two female directors, and since 2019 we have had either three or four female directors. We began asking directors to self-identify their ethnicity/race beginning in 2020 and their gender identity and LGBTQ+ identity beginning in 2022, and have reported those metrics for the current and prior years in Figure 13 below. As illustrated in “Proxy Statement Summary - Figure 4. Director Nominee Composition Highlights”, 64% of our nominees are diverse overall, with 27% of our nominees being diverse on the basis of gender identity and 45% on the basis of ethnicity/race. In addition, over a number of years, the Board has appointed directors who have expanded the experiences, areas of substantive expertise, and geographic and industry diversity of the Board, as illustrated by the information provided in their biographies under “Voting Proposals - Proposal No. 1: Election of Directors - 2023 Nominees for Director” below.

Figure 13. Board Diversity Matrix(1)

	As of September 8, 2023				As of September 9, 2022
Total number of directors	11				10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	8	–	–	4	6	–	–
Part II: Demographic Background
African American or Black	–	–	–	–	–	–	–	–
Alaskan Native or Native American	–	–	–	–	–	–	–	–
Asian	1	4	–	–	1	3	–	–
Hispanic or Latinx	–	–	–	–	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–	–	–	–	–
White (not of Hispanic or Latinx origin)	2	4	–	–	3	3	–	–
Two or More Races or Ethnicities	–	–	–	–	–	–	–	–
LGBTQ+	–	–	–	–	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–	–	–	–	–
(1)	Diversity is presented according to the categories and definitions specified in Nasdaq Rule 5605(f).

The Board is also committed to the pursuit of Board refreshment and balanced tenure. The Board believes that new perspectives and ideas are important to a forward-looking and strategic board, as is the ability to benefit from the valuable experience and familiarity of longer-serving directors who can leverage their experience with the Company and with the industry and business environment in which the Company operates. Our corporate governance guidelines do not impose a term limit on Board service; however, the Board regularly assesses the directors’ tenure mix and strives to maintain a balance that will ensure both fresh perspectives and experience on the Board. In addition, our corporate governance guidelines impose an age limitation for directors to be nominated to the Board, as described under “Board Nomination Policies and Procedures - Board Membership Criteria” below.

The Board also considers refreshment and tenure with respect to the leadership and membership of its standing committees, and the nominating and governance committee evaluates short-term and long-term roadmaps for committee membership and leadership on a regular basis. When reviewing committee assignments, the nominating and governance committee considers the rotation of chairs and members with a view toward balancing the benefits derived from the diversity of experience and viewpoints of the various directors. The nominating and governance committee also considers individual directors’ skills, experiences and qualifications, prior committee experience, and other positions and commitments.

Director onboarding and education. To ensure that new directors are able to effectively participate in and contribute to the Board as quickly as possible, we provide a comprehensive orientation and onboarding program for our new directors. Upon joining the Board, new directors participate in an orientation program which includes introductions to other Board members and our senior management team, and in depth learning about our industry, business, technology, operations, culture, people, performance, strategic plans, risk management and corporate governance practices, among other topics. The onboarding process also includes tours of one or more of our manufacturing or lab facilities. These in-person tours were paused during the COVID-19 pandemic but have recently resumed. First time directors (i.e. those without prior public company board experience) are encouraged to attend an outside course shortly after joining the Board.

Our Board is also committed to ongoing education. Our corporate governance guidelines provide that directors are expected to participate in educational events sufficient to maintain their understanding of their duties as directors and to enhance their ability to fulfill their responsibilities. In addition to any external educational opportunities that the directors find useful, the Company and the board leadership are expected to facilitate such participation by arranging for appropriate educational presentations from time to time. In 2022, our Board heard from external advisors on multiple subjects, including cybersecurity, employee engagement and retention, and the economic and political climate in China.

Lam Research Corporation 2023 Proxy Statement  13

Board Nomination Policies and Procedures

Board membership criteria. Under our corporate governance guidelines, the nominating and governance committee is responsible for recommending nominees to the independent directors, and the independent directors nominate the slate of directors for approval by our stockholders. In making its recommendations, whether for new or incumbent directors, the nominating and governance committee assesses the appropriate balance of experience, skills, and characteristics required for the Board at the time.

Our corporate governance guidelines set out a non-exclusive list of factors to be considered by the nominating and governance committee in recommending nominees, which were selected by the Board to ensure proper board composition and effectiveness. These factors are reviewed and updated by the Board on a regular basis. In May 2023, the factors were updated to include additional diversity attributes. The factors include, but are not limited to:

•	experience;
•	business acumen;
•	wisdom;
•	integrity;
•	judgment;
•	the ability to make independent analytical inquiries;
•	the ability to understand the Company’s business environment;
•	the candidate’s willingness and ability to devote adequate time to board duties;
•	diversity with respect to any attribute(s) the Board considers appropriate, including geography, gender identity, LGBTQ+ identity, age, ethnicity or race, and classification as a member of an underrepresented minority;
•	specific skills, background, or experience considered necessary or desirable for board or committee service;
•	specific experiences with other businesses or organizations that may be relevant to the Company or its industry; and
•	the interplay of a candidate’s experiences and skills with those of other Board members.

In addition, our corporate governance guidelines provide that a director may not be nominated for re-election or reappointment to the Board after having attained the age of 75 years. To be nominated, a new or incumbent candidate must provide an irrevocable conditional resignation that will be effective upon (1) the director’s failure to receive the required majority vote at an annual meeting at which the nominee faces re-election and (2) the Board’s acceptance of such resignation.

Upon the recommendations of the nominating and governance committee, the independent members of the Board have nominated all of our current directors for re-election to serve on the Board. Each nominee’s key qualifications, skills, and attributes considered most relevant to the nomination of the candidate to serve on the Board are reflected in their biography under “Voting Proposals-Proposal No. 1: Election of Directors - 2023 Nominees for Director” below. For a summary of the key qualifications, skills, and attributes of the nominees to the Board, see “Proxy Statement Summary - Figure 5. Director Nominee Key Qualifications, Skills, and Experiences.”

Nomination procedure. The nominating and governance committee sets specific qualifications for new directors, and identifies, screens, evaluates, and recommends qualified candidates for appointment or election to the Board. The committee considers recommendations from a variety of sources, including search firms, Board members, executive officers, and stockholders. Nominations for election by the stockholders are made by the independent members of the Board. New candidates to join the Board typically meet with our chair, our lead independent director (if applicable), members of the nominating and governance committee, additional board members, and our president and CEO, as well as representatives of the Company’s executive team, prior to being considered for recommendation by the nominating and governance committee for appointment to the Board. See “Voting Proposals - Proposal No. 1: Election of Directors - 2023 Nominees for Director” below for additional information regarding the 2023 candidates for election to the Board.

The nominating and governance committee will consider for nomination persons properly nominated by stockholders in accordance with the Company’s bylaws and nomination procedures. Our bylaws provide that under certain circumstances, a stockholder, or group of up to 20 stockholders, who have maintained continuous ownership of at least three percent (3%) of our common stock for at least three years may nominate and include a specified number of director nominees in our annual meeting proxy statement that cannot exceed the greater of two or 20% of the aggregate number of directors then serving on the Board (rounded down). Information regarding the nomination procedures is provided in the “Voting and Meeting Information - Other Meeting Information - Stockholder - Initiated Proposals and Nominations for 2024 Annual Meeting” section below. Subject to then-applicable law, stockholder nominations for director will be evaluated by the Company’s nominating and governance committee in accordance with the same criteria as are applied to candidates identified by the committee or other sources.

Director Independence Policies

Board independence requirements. Our corporate governance guidelines require that a majority of the Board members be independent. The nominating and governance committee annually reviews the independence of each director, including with respect to the Board and each individual committee, and recommends to the Board director independence determinations made with respect to continuing and prospective directors. No director will qualify as “independent” unless the Board affirmatively determines that the director qualifies as independent under the Nasdaq rules and has no relationship that would interfere with the exercise of independent judgment as a director. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors (and any such director’s independence must be reassessed by the full Board following such approval).

Board member independence. The Board has determined that all current directors and persons who served as directors during any part of fiscal year 2023, other than Mr. Archer, are independent in accordance with Nasdaq criteria for director independence. In making the determination, the Board considered prior employment with the Company, disclosed related party transactions, known familial relationships of directors with employees (not involving immediate family members) and commercial transactions involving other parties with common directorships, none of which qualified as related party transactions or were considered by the Board to interfere with the exercise of independent judgment as a director.

Board committee independence. All members of the Board’s audit, compensation and human resources, and nominating and governance committees must be non-employee or outside directors and independent in accordance with applicable Nasdaq criteria as well as Rule 16b-3 under the Exchange Act. See “Board Committees” below for additional information regarding these committees.

Lead independent director. Our corporate governance guidelines authorize the Board to designate a lead independent director from among the independent members. As described below under “Leadership Structure of the Board,” an independent director, Mr. Talwalkar, currently serves as chairman of the Board, and as a result, the Board has not designated a lead independent director.

Executive sessions of independent directors. The Board and its audit, compensation and human resources, and nominating and governance committees hold meetings of the independent directors and committee members, without management present, as part of each regularly scheduled meeting and at any other time at the discretion of the Board or committee, as applicable.

Board access to independent advisors. The Board as a whole, and each standing Board committee separately, has the complete authority to retain, at the Company’s expense, and terminate, in their discretion, any independent consultants, counselors, or advisors as they deem necessary or appropriate to fulfill their responsibilities.

Leadership Structure of the Board

The Company’s governance framework provides the Board with the authority and flexibility necessary to select the appropriate leadership structure for the Board. In making determinations about the leadership structure, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Under our corporate governance guidelines, the Board’s leadership structure includes a chair and may also include a separate lead independent director. Currently, Mr. Talwalkar, an independent director, serves as chairman of the Board, and as a result, the Board has not designated a lead independent director.

The chair’s duties include (1) preparing the agenda for the Board meetings with input from the CEO, the Board, and the committee chairs; (2) upon invitation, attending meetings of any of the Board committees of which they are not a member; (3) conveying to the CEO, together with the chair of the compensation and human resources committee, the results of the CEO’s performance evaluation; (4) reviewing proposals submitted by stockholders for action at meetings of stockholders and, depending on the subject matter, determining the appropriate body, among the Board or any of the Board committees, to evaluate each proposal, and making recommendations to the Board regarding action to be taken in response to such proposal; (5) as requested by the Board, providing reports to the Board on the chair’s activities; (6) coordinating and developing the agenda for, and moderating executive sessions of the Board’s independent directors; (7) conveying to the CEO, as appropriate, discussions from executive sessions of the Board’s independent directors; and (8) performing such other duties as the Board may reasonably request from time to time.

Other Governance Practices

In addition to the principal policies and procedures described above, we have established a variety of other practices to enhance our corporate governance, including the following:

Director resignation or notification of change in executive officer status. Under our corporate governance guidelines, any director who is also an executive officer of the Company must offer to submit their resignation as a director to the Board if the director ceases to be an executive officer of the Company. The Board may accept or decline the offer, in its discretion. The corporate governance guidelines also require a non-employee director to notify the nominating and governance committee if the director changes or retires from their executive position at another public company. The nominating and governance committee reviews the appropriateness of the director’s continuing Board membership under the circumstances, and the director is expected to act in accordance with the nominating and governance committee’s recommendations.

Limitations on director commitments, including other board and committee memberships and leadership. The Board believes that it is critical that directors dedicate sufficient time to their service on the Board. Under our corporate governance guidelines, the nominating and governance committee considers a director’s other board and committee leadership positions and

Lam Research Corporation 2023 Proxy Statement  15

memberships that may affect a director’s ability to contribute effectively to the Board, and evaluates director commitments at least annually. In particular, our corporate governance guidelines provide that Board members may not serve on more than four public company boards (including service on the Company’s Board). Non-employee directors who are executive officers at other public companies may not serve on more than two public company boards (including the Company’s Board). In addition, non-employee directors may not serve on more than three audit committees of public company boards (including the Company’s audit committee), unless approved by the nominating and governance committee. Finally, the Company’s CEO may not serve on more than one other public company board without obtaining prior approval of such directorship by the nominating and governance committee. All of our directors are currently in compliance with the limitations on director commitments in our corporate governance guidelines.

Director and executive stock ownership. Under the corporate governance guidelines, each non-employee director is expected to own at least the lesser of five times the value of the annual cash retainer (not including any committee chair or other supplemental retainers for directors) or 5,000 shares of Lam common stock, by the fifth anniversary of their initial election to the Board. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. The dollar alternative is translated into a number of shares by dividing the applicable multiple of the annual cash retainer by the average closing price of our common stock for the 30 trading days through June 30 of the most recently-completed fiscal year as of the measurement date. Guidelines for stock ownership by designated members of the executive management team are described below under “Compensation Matters - Executive Compensation and Other Information - Compensation Discussion and Analysis.” All of our directors and designated members of our executive management team were in compliance with the Company’s applicable stock ownership guidelines at the end of fiscal year 2023 or have a period of time remaining under the guidelines to meet the requirements.

Communications with board members. Any stockholder who wishes to communicate directly with the Board, with any Board committee, or with any individual director regarding the Company may write to the Board, the committee, or the director c/o Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538. Subject to certain exceptions specified in our corporate governance guidelines, the Secretary will forward communications to the appropriate director(s).

Any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the Board’s audit committee by sending written correspondence by mail (to Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, California 94537-5010) or by telephone (855-208-8578) or internet (through the Company’s third-party provider website at www.lamhelpline.ethicspoint.com). The audit committee has established procedures to ensure that employee complaints or concerns regarding audit or accounting matters will be received and treated anonymously (if the complaint or concern is submitted anonymously and if permitted under applicable law).

Meeting Attendance

Our Board held a total of five meetings during fiscal year 2023. The number of committee meetings held is shown below under “Board Committees”. All of the directors attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which they served during their tenure in fiscal year 2023.

We expect our directors to attend the annual meeting of stockholders each year unless unusual circumstances make attendance impractical. All of the individuals who were directors as of the 2022 annual meeting of stockholders attended that meeting.

Board Committees

The Board has three standing committees: an audit committee, a compensation and human resources committee, and a nominating and governance committee. The functions, membership, and charter of each are described below. Copies of each committee’s charter are available on the Investors section of our website at investor.lamresearch.com/corporate-governance.

Audit Committee

Membership as of September 8, 2023:2 Sohail U. Ahmed, Michael R. Cannon, Bethany J. Mayer, and Leslie F. Varon (Chair) Meetings held in fiscal year 2023: Ten

Key responsibilities:

•	oversee the Company’s accounting and financial reporting processes, internal audit program, and the audits of its financial statements, including the system of internal controls;
•	oversee the Company’s investment policies and performance,
•	review the Company’s hedging strategy and tax strategies;
•	oversee the Company’s ethics and compliance program;
•	oversee the Company’s cybersecurity and information security policies and internal controls;
•	review and oversee potential related party and conflict of interest situations, transactions required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC, and any other transaction involving an executive or Board member, and

[2]	Mr. Ahmed joined the committee on November 7, 2022.

•	oversee (i) the determination of whether an accounting restatement is required due to the material noncompliance of the Company with any financial reporting requirement under the securities laws and (ii) the preparation of the Company’s accounting restatements to correct such noncompliance.

The Board concluded that all members of the audit committee, and persons who served as members of the audit committee during any part of fiscal year 2023, are non-employee directors who are independent in accordance with the Nasdaq listing standards and SEC rules for audit committee member independence. Furthermore, each member is able to read and understand fundamental financial statements as required by the Nasdaq listing standards, and the Board has determined that Mr. Cannon and Mss. Mayer and Varon are each an “audit committee financial expert” as defined in the SEC rules.

Effective November 7, 2023, John M. Dineen will become a member of the audit committee.

Compensation and Human Resources Committee
Membership as of September 8, 2023:3 Eric K. Brandt (Chair), Jyoti K. Mehra, Abhijit Y. Talwalkar, and Lih Shyng (Rick L.) Tsai Meetings held in fiscal year 2023: Five

Key responsibilities:

•	review and approve the Company’s executive officer compensation philosophy, objectives and strategies;
•	recommend to the independent members of the Board corporate goals and objectives under our compensation plans;
•	recommend to the independent members of the Board compensation packages and compensation payouts for the CEO, and approve the compensation packages and compensation payouts for our other executive officers;
•	oversee incentive, equity-based plans, and other compensatory plans in which our executive officers and/or directors participate;
•	produce an annual report on executive compensation for inclusion, as required, in our annual proxy statement;
•	oversee management’s determination as to whether our compensation policies and practices, including those related to pay equity laws, create risks that are reasonably likely to have a material adverse effect on the Company; and
•	discharge certain responsibilities of the Board with respect to organization and people matters, including executive succession planning, employee engagement programs, and assisting the Board in overseeing ESG matters relating to our workforce, including inclusion and diversity.

The Board concluded that all members of the compensation and human resources committee, and persons who served as members of the committee during any part of fiscal year 2023, are non-employee directors who are independent in accordance with Rule 16b-3 under the Exchange Act and the Nasdaq criteria for director and compensation committee member independence.

Nominating and Governance Committee
Membership as of September 8, 2023:4 Eric K. Brandt, Michael R. Cannon (Chair), Bethany J. Mayer, and Abhijit Y. Talwalkar Meetings held in fiscal year 2023: Four

Key responsibilities:

•	identify individuals qualified to serve as members of the Board and recommend nominees for election as directors;
•	recommend committee membership and leadership assignments;
•	review our corporate governance guidelines and other governing documents and recommend amendments to the Board;
•	oversee self-evaluations of the Board and individual directors;
•	assist the Board in overseeing ESG matters not assigned to other committees, including our overall ESG strategy and goals, ESG report, sustainability initiatives, and oversight of climate-related goals;
•	oversee the Company’s political activities and review our policy regarding political contributions and spending; and
•	review the independence of the Board and its committees and recommend director independence determinations to the Board;
•	monitor and evaluate the educational needs of directors and make recommendations to the Board where appropriate; and
•	administer the process for director candidates nominated by stockholders.

The Board concluded that all members of the nominating and governance committee, and persons who served as members of the nominating and governance committee during any part of fiscal year 2023, are non-employee directors who are independent in accordance with the Nasdaq criteria for director independence.

[3]	Ms. Mehra joined the committee on November 7, 2022.
[4]	Ms. Mayer joined the committee on November 7, 2022.

Lam Research Corporation 2023 Proxy Statement  17

Board’s Role and Engagement

General. The Board oversees the management of the business and affairs of the Company. In this oversight role, the Board serves as the ultimate decision-making body of the Company, except for those matters reserved for the stockholders. Board agendas facilitate dialogue between the Board and management regarding drivers of long-term stockholder value and key strategic and operational risks. The Board’s and its committees’ agendas include both regular, recurring topics as well as time for special agenda topics that are scheduled on an as-needed basis by the Board or committee chairs, as applicable.

The Board and its committees have the primary responsibilities for:

•	overseeing the Company’s business strategies, and approving the Company’s capital allocation plans and priorities, annual operating plan, and major corporate actions as set forth in the below sub-bullets;
◦	a strategic plan is presented to the Board for discussion on an annual basis;
◦	an operating plan is presented to the Board for discussion on an annual basis, and updates are presented at each quarterly Board meeting; and
◦	capital allocation plans and priorities and other major corporate actions are presented and discussed as part of regular management updates and as special agenda topics, as appropriate.
•	appointing, annually evaluating the performance of, and approving the compensation of, our CEO;
•	reviewing with our CEO the performance of the Company’s other executive officers and approving their compensation;
•	reviewing and approving CEO and top leadership succession planning;
•	advising and mentoring the Company’s senior management;
•	overseeing the Company’s internal controls over financial reporting and disclosure controls and procedures;
•	overseeing the Company’s material risks and enterprise risk management processes and programs;
•	overseeing the Company’s ethics and compliance programs, including the Company’s code of ethics, with updates presented to the audit committee quarterly and to the full Board annually;
•	overseeing the Company’s information security programs (including cybersecurity), with updates presented to the audit committee quarterly and to the full Board annually;
•	overseeing the Company’s human capital management, with updates presented to the compensation and human resources committee quarterly and to the full Board annually;
•	overseeing ESG matters, with quarterly updates on our ESG program and performance provided to the nominating and governance committee, and the Company’s ESG strategy, goals and performance presented to, and ESG reporting reviewed by, the full Board annually; and
•	overseeing the Company’s political activities, with updates presented quarterly to the nominating and governance committee.

Risk Oversight. Effective and comprehensive risk management is critical to our Company’s success, given the dynamic economic, geopolitical, and social landscape in which we operate. Our Board is actively engaged in risk oversight both directly and through its committees. As a general matter, the Board exercises its oversight responsibility directly, including overseeing management’s implementation of the Company’s Enterprise Risk Management (“ERM”) program. In addition, the Board delegates oversight of certain risks to its various committees as further detailed below. The Board, and as applicable, each of its committees, oversees the Company’s risk profile by regularly reviewing management’s assessment of the Company’s material risks and evaluating management’s risk mitigation strategies.

The Company’s ERM program is a enterprise-wide program designed to leverage existing management processes to enable effective identification of critical enterprise risks, design and implementation of appropriate risk mitigation strategies, and regular assessment of the status of risks and mitigation plans. The ERM program (i) establishes a comprehensive, enterprise-wide system to identify, evaluate, manage, and report risks, (ii) clearly defines management’s roles and responsibilities by allocating responsibility for specific risks to specific members of our senior management team, and (iii) facilitates dialogue between senior management and the Board regarding the Company’s top risks.

As part of the ERM framework, our management team seeks to create a comprehensive index of the Company’s top enterprise risks by gathering information and input regarding specific categories of risk from designated individuals representing each of the Company’s business units on a quarterly basis. The ERM process involves both identification and ranking of the Company’s top risks. The imminence and timeframe of each relevant enterprise risk informs, in part, the relevant risk mitigation strategy and response time. Further, risks are evaluated based on their likelihood and impact, and appropriate risk mitigation strategies are designed based on such evaluation. On an as needed basis, we employ outside advisors to aid in assessing specific risks, providing benchmarking data, or providing information regarding trends or recent regulatory changes applicable to the Company’s risk profile.

Management provides the Board with annual reports regarding the critical enterprise risks, including an assessment of the likelihood and impact of each identified risk and related risk mitigation strategies. Updates on critical risks are also provided through regular reports to the Board related to the Company’s business operations, strategy, and financial results. In addition, our Chief Information Security Officer and Chief Compliance Officer provide quarterly reports to the Audit Committee on relevant information security and compliance issues, respectively, and annually report to the Board regarding the Company’s information security and ethics and compliance programs. Further, members of our Internal Audit function provide the Audit Committee with quarterly reports regarding the effectiveness and adequacy of the Company’s controls, risk management, compliance, financial reporting, and governance processes that are designed by the Company.

In specific cases, the Board has delegated its risk oversight responsibility to committees of the Board based on each committees’ respective areas of responsibility and expertise, as described in further detail above in “Board Committees” and in the charters of the respective committees. Committees that have been charged with risk oversight regularly report to the Board on those risk matters within their areas of responsibility. Risk oversight responsibility has been allocated between the Board and its committees as summarized in Figure 14 and described in more detail below.

Figure 14. Risk Oversight

•	Our audit committee oversees risks related to the Company’s accounting and financial reporting, internal controls, annual financial statement audits, independent registered public accounting firm, internal audit function, related party transactions, ethics and compliance program, investment policy and portfolio, hedging strategies, and tax strategies. The audit committee also oversees our information security program (including cybersecurity), with the responsibility of recommending such Board action as it deems appropriate.
•	Our nominating and governance committee oversees risks related to corporate governance, board effectiveness, director independence, Board and committee composition, political activities, and ESG matters not assigned to other committees, including oversight of climate-related risks and opportunities.
•	Our compensation and human resources committee oversees risks related to the Company’s equity and executive compensation programs and plans, executive succession plans, employee engagement programs, and ESG matters relating to the Company’s workforce, including inclusion and diversity.

Information Security (including Cybersecurity) Oversight. Our Board recognizes the important role of information security in safeguarding our valuable intellectual property (“IP”) along with the data of our customers, employees, and suppliers. The Board, which includes members with cybersecurity expertise, oversees our strategy and approach to addressing information security risk, both directly and through the audit committee. Our global information security program is led by our chief information security officer, who reports on information security risks at least quarterly to the audit committee and at least annually to the full Board.

Political Activity Oversight. In 2022, we expanded the role of our nominating and governance committee to include oversight of the Company’s political activities. The committee’s responsibilities include ensuring that the Company’s political activities align with Company policy. The committee is also responsible for reviewing the Company’s policy regarding political activities and spending, and for reviewing payments to trade associations and other third parties that may be used for political purposes. Our political activities are led by our Corporate Vice President of Global Trade and Government Affairs (“GTGA”), who reports to the nominating and governance committee at least quarterly. Our GTGA group plays a central role in helping Lam navigate export control requirements and works closely with Lam’s leadership to ensure a compliant, proactive response to new requirements. Externally, the GTGA group plays a leading role in industry consortia to amplify our voice in the wafer fabrication equipment industry and larger semiconductor ecosystem. In November 2022, we joined the Semiconductor Climate Consortium as a founding member to promote semiconductor industry climate action on a global scale. We have also established a political action committee, Leading American Microelectronics Political Action Committee, as another means of engagement and advocacy. For more details regarding our political activities, please refer to our public policy engagement and political activity statement located on the Investors section of our website at investor.lamresearch.com/corporate-governance.

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Stockholder Engagement

We believe that engagement with our stockholders is an important part of effective corporate governance. Our senior management, including our president and CEO, chief financial officer (“CFO”), and members of our Investor Relations team, maintain regular contact with a broad base of investors through quarterly earnings calls, meetings, investor day events, industry conferences, and other investor and industry events. Through these interactions, in calendar year 2022, senior management and Investor Relations met with stockholders holding over 35% of our shares. In addition, we regularly engage with major stockholders on governance matters, including executive compensation and ESG topics. The outreach is generally conducted outside of our proxy solicitation period and, depending on the topics, includes members of our Investor Relations, Human Resources, ESG, and Legal functions, and may also include members of the Board. During the proxy solicitation period, we may also engage with our stockholders about topics to be addressed at our annual meeting of stockholders. Our process for engaging with stockholders on governance topics and annual meeting proposals is summarized in Figure 15 below.

Figure 15. Stockholder Governance Engagement Cycle

Through these engagements, we receive valuable input from our stockholders which helps us to evaluate key initiatives from additional perspectives. We share the opinions and information received from our stockholders with the Board. Over the last few years, we have heard from stockholders about their views on subjects such as executive compensation, ESG considerations, culture, leadership transitions, returning capital to stockholders, director tenure, board refreshment, director skills and experiences, board and workforce diversity, director time commitments, political activities, and supply chain management. Understanding the feedback shared with us, we have maintained our focus on board diversification, board refreshment based on skills and experiences, workforce diversity, and pay for performance; have added additional areas of board oversight, including oversight over political activities; and have enhanced our proxy statement and annual ESG report disclosures.

We engaged in extensive stockholder outreach on governance topics and annual meeting proposals in 2022, prior to and during the proxy solicitation period, as illustrated in Figure 16 below. We have summarized our governance outreach efforts, and described the topics discussed, in Figure 16 below, as well as in “Compensation Discussion and Analysis – Overview of Executive Compensation – 2022 Say on Pay Voting Results and Stockholder Outreach”:

Figure 16. 2022 Stockholder Governance Outreach Summary

We contacted stockholders holding 59% of our shares for engagement	We engaged with stockholders holding 19% of our shares

Topics	What we heard from our stockholders	Our Perspective/How we responded
Director Qualifications, Skills and Experiences	Stockholders expressed an interest in better understanding the directors’ skills and experiences and their relevance to the Company.	In keeping with our regular practice, our nominating and governance committee has updated the matrix of director qualifications, skills and experiences, including the addition of several skills and experiences relevant to membership on our Board. In addition, we have newly incorporated into the matrix an explanation of why each identified qualification, skill or experience is valuable to the Company (see Fig. 5 “Director Nominee Key Qualifications, Skills and Experiences Highlights” on page 3).
ESG Oversight	Stockholders provided favorable feedback on the comprehensiveness of our ESG activities and disclosures. They were interested in further understanding the Board’s oversight of ESG.	In our ESG report for calendar year 2022 (available on our website at lamresearch.com/company/environmental-social-governance/), we have provided further disclosures regarding our ESG governance, priorities, long- and short-term goals and progress. We have also provided additional disclosure regarding these topics in this proxy statement (see Fig. 8 “ESG Highlights” on page 7 and “Environmental, Social and Governance Matters” beginning on page 22).
Climate	Stockholders provided favorable feedback on our net zero goals and roadmap. They were interested in further understanding our plan for executing our long-term goals and our approach for Scope 3 emissions.	In our ESG report for calendar year 2022, we have described our progress toward reaching our goal to achieve net zero GHG emissions by 2050, which include achieving Science-Based Targets initiative (“SBTi”) validation in 2022 for our near-term GHG-reduction goals. The ESG Report also further details our efforts in engaging with customers and suppliers on Scope 3 emissions reductions. (See also “Environmental, Social and Governance Matters” beginning on page 22).
Human Capital	Stockholders were interested in understanding the areas of focus at the board level for human capital.	We have continued to expand the scope of the workforce disclosure in our ESG report. We have also provided additional disclosure regarding the board’s oversight of human capital, including the human resource metrics that our compensation and human resources committee monitors on an ongoing basis, in this proxy statement (see “Culture and Human Capital Management” beginning on page 21).
Executive Compensation	See “Compensation Discussion and Analysis – Overview of Executive Compensation – 2022 Say on Pay Voting Results and Stockholder Outreach” beginning on page 33.

Culture and Human Capital Management

We endeavor to be a great place to work globally by investing in a multi-faceted strategy that is rooted in building an inclusive and diverse workplace. The Board is actively engaged in overseeing our culture and the management of human capital, both directly and through its compensation and human resources committee. The compensation and human resources committee’s responsibilities include organizational and people matters, including reviewing executive officer succession plans as described below, reviewing employee engagement programs, and reviewing and assisting the Board in overseeing ESG matters relating to human capital management and our workforce, including inclusion and diversity and the workforce portion of our annual ESG report. Our chief human resources officer reports to the compensation and human resources committee on a quarterly basis on key human capital metrics, and our progress relative to our human capital goals, to assist the committee in assessing organizational health. While the metrics and areas of focus can change over time, reflecting changing areas of operational focus, in recent quarters they have included metrics and goals relating to headcount, demographics, hiring, retention (including retention by level or by group), organizational shape, inclusion, and engagement.

One of the Board’s primary responsibilities is to oversee the performance, development, and succession of our executive talent. However, the Board’s involvement in people development extends beyond the executive team. The Board and the compensation and human resources committee engage with management across a broad range of human capital related topics. To support employees’ well-being and ensure Lam is a place where everyone feels valued and can do their best work, we have focused on inclusion and diversity; recruitment and development; employee engagement; providing a comprehensive compensation and benefits package; and health and safety. Since calendar year 2020, all of our named executive officers have had compensation goals related to culture, talent, and inclusion and diversity, to help ensure the members of our executive team are aligned with our corporate goals in these areas and

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are accountable for the results achieved (see “Compensation Matters – Executive Compensation and Other Information – Compensation Discussion and Analysis” below for more details).

Employee engagement (i.e. satisfaction) and voice are critical to Lam’s culture. We regularly engage employees to find out what’s working and how we can better meet their evolving needs. We conduct a global survey on a regular basis to gather input from employees on culture, inclusion and diversity, career opportunity, and manager effectiveness. We also solicit employee feedback through in-person and online employee forums, engagement sessions, all-employee meetings, conversations with managers, and our human resource support and employee relations teams. The Board believes that visits to Company facilities and regular direct engagement with employees enable it to assess the Company’s culture first-hand. Since 2017, the Board has visited our facilities in Fremont, Livermore, Tualatin, Taiwan, and South Korea, and regularly meets directly with employees in small groups in order to engage with and hear directly from them. These in-person meetings were paused during the pandemic, but have resumed. Since August 2022, our Board has had engagement sessions with recently-hired college graduates, vice presidents, members of our employee resource groups, and director-level employees at our Tualatin location.

These surveys and engagements provide management and the Board with valuable employee feedback and help ensure the executive leadership team is focused on and held accountable for fostering and promoting a culture and workplace environment that are consistent with Lam’s core values and with achieving our human capital goals. In calendar year 2022, we matured our engagement processes to improve data collection and analysis and make survey insights more actionable across Lam’s teams. We added new data inputs to measure key engagement correlations. We also added new data outputs to enable cross-program analysis, shared the results with internal teams, and leveraged online learning to drive employee feedback conversations. We also carried out a shorter pulse survey to continue engaging with employees on key topics. We launched new culture workshops for employees who joined Lam initially as remote employees facilitated by executive leadership team members. In addition, we facilitated in person and virtual sessions in which employees shared their experiences with Lam’s chief human resource officer and CEO. These leaders also hosted roundtables with managers of highly engaged teams, which our sites modeled in various regions.

At Lam, we welcome diverse perspectives and strive to create an environment where every employee feels they belong. Lam’s leaders take an intentional and progress-oriented approach to build inclusive behaviors across our organization. The three core pillars of our strategy include fostering inclusion, increasing diversity, and sharing our progress. Based on employee feedback, we strive to continuously enhance our inclusion and diversity program, expanding resources available for professional development, facilitating the creation of additional employee resource groups, providing new job rotation and mentoring programs, and expanding our management training offerings. In 2021, we added inclusion and diversity as one of our core values, and launched and continued a variety of initiatives to cultivate a more inclusive workplace, including by further integrating inclusive features into our global benefits and wellness offerings, with a focus on increasing support for families and parents. Our leaders were also asked to add inclusion goals in their performance and development plans for 2022.

The health, safety, and well-being of our employees are important to our success, and we invest in education, awareness, monitoring, and prevention programs to help recognize and control safety hazards. Post-pandemic, we have continued to provide workplace flexibility by enabling employees to work in ways intended to meet their unique needs. We also seek to ensure our benefits support the needs of our diverse employee base and deliver resources that support all aspects of our employees’ well-being and health.

We aim to maintain and cultivate a workplace where every person has equal opportunities to thrive. We are committed to equal opportunity and non-discrimination in our employment practices, including equitable compensation for work performed. To ensure accountability, we conduct an annual pay equity assessment of our compensation practices and systems to promote fair and equitable compensation in our workforce. The charter of our compensation and human resources committee includes oversight responsibility for our compensation policies and practices related to pay equity laws. We maintain robust employment policies and procedures to reinforce our commitment to equal opportunity, non-discrimination, and pay equity. Our policies and procedures prohibit discrimination, harassment or retaliation in any aspect of employment, including recruiting, hiring, promotion, or compensation. Our Global Employment Practices Statement declares our support of workers’ rights to freedom of association and collective bargaining, to the extent permitted under local laws. In 2022, we published a new human rights policy to further demonstrate our commitment to the protection, safety, and dignity of all Lam employees. Our most recent EEO-1 report can be found in the ESG section of our website at lamresearch.com/company/environmental-social-governance/. Our EEO-1 report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The EEO-1 report shall not be deemed soliciting material.

For further details about our human capital management, please see our 2023 Annual Report on Form 10-K, as well as our most recent ESG report.

Environmental, Social and Governance Matters

An important part of advancing the industry and empowering progress is being a socially responsible company. Our core values underpin our commitments to sustainable growth and to making a positive contribution to people and the planet. We are committed to responsible and sustainable business practices and continuous improvement in our own operations, in our partnerships with our customers, across our supply chain and in our engagements with our other stakeholders. We invest in ESG across our business and integrate ESG principles into our day-to-day operations. Our ESG strategy is composed of six key pillars, as outlined below. This framework focuses our attention on our most important topics and pressing challenges, while helping us to deliver value to our stakeholders.

Governance. Our ESG governance framework is illustrated in Figure 17 below. While our Board is actively engaged in ESG oversight, the nominating and governance committee has the primary responsibility for oversight of our ESG priorities. For human capital and workforce-related issues, the compensation and human resources committee holds oversight responsibility. The audit committee is responsible for oversight of ethics and compliance and information security. Our executive leadership provides regular updates to the Board and its committees and engages them to discuss ESG strategy, gain alignment on goals, and report on progress. Our CEO and members of the CEO staff participate in our ESG executive steering committee, which is responsible for guiding our ESG strategy, approving and supporting initiatives, and holding business leaders accountable. Our cross-functional ESG leadership team is responsible for proposing goals, developing and executing strategy, and embedding ESG into our operations management system. In calendar year 2021, we formed a new net zero leadership team that is responsible for working with business units to integrate climate considerations into decision-making processes, driving progress on our net zero strategy, and tracking performance against our climate goals (described in more detail under “Sustainable Operations” below). In addition, we have topic-specific working groups to address key issues. In calendar year 2022, we tied our executive compensation program to progress on Lam’s ESG goals to ensure that Lam’s executive leaders are accountable for driving ESG progress and are rewarded for their achievements. We also joined the United Nations Global Compact, and are using the United Nations Sustainable Development Goals (SDGs) as another method of measuring our ESG progress.

Figure 17. Lam’s ESG Governance Structure

Product Innovation. We develop products and solutions with the belief that business success includes making a positive impact on society and the planet. For us, that means that environmental impact and social responsibility should inform our product design and research and development. As part of our net zero strategy, we intend to accelerate the integration of environmental considerations into the design, manufacturing, delivery, and performance of our products to help us meet our goals.

In calendar year 2022, we focused on developing smarter, more efficient products and processes to measure and reduce the greenhouse gas (“GHG”) emissions footprint of our products. To reduce the emissions associated with the use of our products, we are seeking to design solutions that are smarter and more efficient. We are also incorporating design for environment principles into the product design process, to guide us in developing products with their full lifecycle in mind. In doing so, we are proving that it is possible to increase productivity while reducing the use of raw materials, energy, and space, and identifying ways to reduce the environmental impact of our products without sacrificing quality and value. We also recognize that we can’t solve these challenges alone, and thus are collaborating closely with stakeholders including customers and universities via a variety of avenues, including our 2022 Tech Symposium themed “Engineering a Greener Fab.”

In addition, our Equipment Intelligence® solutions combine automation, machine learning, interconnectivity, and real-time data with Lam’s equipment and process expertise. By enabling faster learning cycles, these solutions help customers enhance productivity,

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efficiency, and performance while minimizing waste. We are also applying these capabilities to measure key environmental impacts of our products.

Our Customer Support Business Group (“CSBG”) supports Lam’s customers across the equipment lifecycle. From solutions that increase system uptime to offerings that extend the product lifecycle, our goal is to help customers optimize quality and cost, with the added benefit of reducing their environmental impact. In addition to new systems, CSBG provides refurbished tools, previous generation tools, and equipment upgrades. These options deliver great customer value while avoiding the environmental impacts of manufacturing new tools and sending existing equipment to landfills. Our spares offerings include the reuse of high-value spare parts through a variety of re-cleaning, repair, refurbishment, and re-coating services.

Sustainable Operations. Incorporating environmental sustainability into business leads to better products, more efficient operations, and added value for our customers. As the world tackles climate change and other critical environmental issues, we seek to do our part by responsibly managing our impact and have set global goals for energy efficiency, greenhouse gas emissions, water conservation, and hazardous waste diversion. We carefully monitor and manage our environmental impact across our business and work to implement cost-effective best practices, focusing our efforts where we believe we can have the biggest long-term impact. By 2050, we aim to achieve net zero GHG emissions and in 2022 we achieved Science-Based Targets initiative (“SBTi”) validation for our near-term GHG-reduction targets.5 These goals are in line with limiting global warming to 1.5°C, representing the most ambitious SBTi designation available. We report progress annually to the CDP and through our annual ESG report. Our ESG report for calendar year 2022 contains disclosures aligned with the Sustainability Accounting Standards Board (“SASB”), the Global Reporting Index (“GRI”), and the Task Force on Climate-Related Disclosures (“TCFD”) framework.

In 2022, we joined the Semiconductor Climate Consortium as a founding member. This industry-level collaboration brings together key players across the semiconductor industry to collectively tackle climate change. By collaborating with fellow members, we aim to accelerate solutions with greater speed and scale than can be achieved alone.

Our Workplace. As described above in the “Culture and Human Capital Management” section, guided by our core values, we strive to provide a work environment that fosters inclusion and diversity, ensures every voice is heard, and enables employees to achieve their full potential. We aim to maintain a collaborative, supportive, and opportunity-rich culture that enhances innovation and employee engagement. We strive to protect the health and safety of our personnel throughout our entire operation, including our offices, manufacturing sites, research and development (“R&D”) centers, and our field team working at customer sites.

Responsible Supply Chain. We understand the importance of an ethical, responsible, resilient, and diverse supply chain, and we engage with our suppliers to address issues including climate action, human rights, supplier diversity, and responsible mineral sourcing. Lam’s supply chain is extensive, so we employ strong oversight and governance to facilitate comprehensive supply chain management across the globe. Our Supply Chain ESG team leads our direct supplier risk assessment efforts, with a focus on driving continuous improvements. Lam also has cross-functional supply chain teams that collaborate to share best practices around supplier engagement. In 2022, we matured our supply chain management processes, grew our Supply Chain ESG team, and leveraged additional tools published by the Responsible Business Alliance (the “RBA”) to better quantify risks in the regions where our suppliers operate.

We are a strong proponent of supply chain-related industry standards and uphold the guidelines published by the RBA. Since 2019, Lam has been an affiliate member of the RBA, the world’s largest industry coalition dedicated to corporate responsibility in global supply chains. All of our direct suppliers are expected to adhere to our Global Supplier Code of Conduct, which incorporates the RBA code of conduct and covers topics such as ethics, integrity, transparency, anti-corruption, conflict minerals, human trafficking, environmental sustainability, and social responsibility. Throughout the supplier lifecycle, we continue to conduct due diligence using a risk-based approach, which may include RBA self-assessment questionnaires, inspections, and corrective actions as needed.

Advancing climate action requires close collaboration between us and our customers and suppliers. Upstream activities contribute to our Scope 3 emissions, so if we want to reduce them, we need top suppliers on board. In 2021, we began our engagement with suppliers to make progress toward our 2050 net zero GHG emissions goal. We hosted our annual Supplier Excellence Awards and inaugural ESG Supplier Forum to connect with suppliers. In 2022, we engaged with 100% of our top-tier suppliers by spend on environmental sustainability opportunities. We also made progress toward our 2025 goal of engaging 46.5% of top suppliers as measured by emissions in setting SBTs. During the year, we surveyed our top suppliers to better understand their climate progress and encouraged them to acknowledge a Climate Pledge committing to climate action. We also began asking suppliers to take a carbon footprinting class through RBA. By engaging suppliers on these issues, we are encouraging them to measure and manage important areas of their environmental impact. This supports mutual progress toward our respective ESG priorities and goals.

We are committed to protecting and supporting human rights—both in our supply chain and in our operations around the world. We expect our suppliers and sites to comply with laws including, but not limited to, the U.K. Modern Slavery Act of 2015 and the California Transparency in Supply Chains Act of 2010. In 2022, we published our first Human Rights Policy, which applies to all our employees and outlines our expectations to uphold internationally recognized human rights. Our policy is intended to align with several internationally recognized standards, including the Universal Declaration of Human Rights, the UN’s Guiding Principles on Human Rights, and the RBA Code of Conduct. Lam expects our suppliers to adopt similar practices.

[5]	The 2030 GHG emissions goal was validated in 2022 and was subsequently restated in 2023 in alignment with SBTi.

Inclusion and diversity are part of our Core Values at Lam, and we recognize the value that our relationships with diverse suppliers bring. During our supplier onboarding process, we implement measures to identify diverse suppliers, including minority-, women-, LGBTQ+, and veteran-owned businesses, as well as businesses owned by people with disabilities. We also include diverse qualifications in our Supplier Scorecard and track and report spending with diverse direct material suppliers on a periodic basis.

Our Communities. One of our guiding principles is to “act with purpose for a better world.” We seek to fund community programs that uplift the places where we operate and live, in line with this guiding principle. We recently established an overarching social impact platform – “Powering Breakthroughs Together” – with an objective of making meaningful progress in three focus areas: enabling transformative learning; helping to build more resilient communities; and fostering more inclusive societies. We endeavor to work together with philanthropic organizations and our employees to increase the impact of our activities. In 2022, we kicked off our first signature initiative through the program, a three-year collaboration with FIRST® Global. In 2022, we provided a $1.33 million donation to support FIRST Global and served as the premier sponsor for the 2022 FIRST Global Challenge. We encourage our employees to volunteer as FIRST mentors for students. We also plan to donate $10 million to FIRST Global over the next three years, beginning in 2023. Beyond our engagement with FIRST Global, we intend to support programs to strengthen relationships, technology, preparedness, and recovery plans that enable communities to succeed in the face of adversity. This includes making investments in programs implementing disaster preparedness and recovery plans, engaging and connecting with community members, helping rebuild communities or curbing climate change. We plan to invest in initiatives to facilitate equitable access and opportunities to help communities reach their full potential by eliminating barriers, leveling the playing field and driving systematic change.

For more information about our ESG efforts, including climate-related efforts, please refer to our annual ESG report available in the ESG section of our website at lamresearch.com/company/environmental-social-governance/. Our ESG report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The ESG report shall not be deemed soliciting material.

Director Compensation

Our director compensation is designed to attract and retain high-caliber directors and to align director interests with those of stockholders. The compensation and human resources committee’s independent compensation consultant advises the committee with respect to non-employee director compensation and assists with the review of competitiveness of such compensation. In November 2021, our Board adopted our current non-employee director compensation program. The objective of the non-employee director compensation program is to target and pay the non-employee directors at the median of our Peer Group (as defined and described below under “Compensation Matters - Executive Compensation and Other Information - Compensation Discussion and Analysis – Executive Compensation Governance and Procedures – Peer Group Practices and Survey Data”), as measured every other year.

Under the non-employee director compensation program, non-employee director compensation is compared to our Peer Group annually and the results of this comparison are provided to the compensation and human resources committee in connection with its regular August meeting. Every other year, beginning in 2023, if this comparison shows any element of non-employee director compensation to be below the 50th percentile when compared to our Peer Group, this element will be automatically increased to a value equal, as nearly as practicable, to the 50th percentile, effective on the date of our next annual meeting of stockholders for service in the following calendar year (e.g. if an adjustment were made in connection with the August 2023 compensation and human resources committee meeting, then such adjustment will be effective on the date of our annual stockholder meeting in November 2023 for service in calendar year 2024). Under the program, the compensation and human resources committee has the option at any time to recommend that the Board exercise, and the Board has the right at any time to exercise, negative discretion to reduce (or to not increase) any element of non-employee director compensation. The non-executive director compensation program may be modified, replaced, superseded or cancelled by the Board at any time. The elements of our non-employee director compensation are described below.

In the case of Mr. Archer, our president and CEO, his executive compensation (which is described below under “Compensation Matters - Executive Compensation and Other Information - Compensation Discussion and Analysis”) is reviewed annually by the independent members of the Board. Mr. Archer does not receive additional compensation for his service on the Board.

Non-employee director compensation. Non-employee directors receive annual cash retainers and equity awards. The chair of the Board, the lead independent director (if applicable), and committee chairs and members receive additional cash retainers. Non-employee directors who join the Board or a committee mid-year receive pro-rated cash retainers and equity awards, as applicable. Our non-employee director compensation program is based on service during the calendar year; however, SEC rules require us to report compensation in this proxy statement on a fiscal year basis. Cash compensation paid to non-employee directors for the fiscal year ended June 25, 2023, together with the annual cash compensation program components in effect for calendar years 2023 and 2022, is shown below.

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Figure 18. Director Annual Retainers

Annual Retainers(1)	Calendar Year 2023 ($)	Calendar Year 2022 ($)	Fiscal Year 2023 ($)
Non-employee Director	87,500	87,500	87,500
Chair	150,000	150,000	150,000
Audit Committee−Chair	35,000	35,000	35,000
Audit Committee−Member	15,000	15,000	15,000
Compensation and Human Resources Committee−Chair	30,000	30,000	30,000
Compensation and Human Resources Committee−Member	10,000	10,000	10,000
Nominating and Governance Committee−Chair	20,000	20,000	20,000
Nominating and Governance Committee−Member	10,000	10,000	10,000

(1)	Each Director is entitled to an annual non-employee director cash retainer. Directors are also entitled to supplemental retainer fees if they have board leadership positions (e.g., chair) and/or are either committee chairs or members.

Each non-employee director also receives an annual equity award on the first Friday following the annual meeting. For the equity awards granted in November 2022, these had a targeted grant date value equal to $215,000 (the number of RSUs subject to the award is determined by dividing $215,000 by the 30 trading day average of the closing price of our common stock prior to the date of grant, rounded down to the nearest whole share). These awards generally vest on October 31 in the year following the grant and are subject to the terms and conditions of the Company’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”), and the applicable award agreements. These awards immediately vest in full: (1) if a non-employee director dies or becomes subject to a “disability” (as determined pursuant to the 2015 Plan), (2) upon the occurrence of a “Corporate Transaction” (as defined in the 2015 Plan), or (3) on the date of the annual meeting, if the annual meeting during the year in which the award was expected to vest occurs prior to the vest date and the non-employee director is not re-elected or retires or resigns effective immediately prior to the annual meeting. Non-employee directors who commence service after the annual equity award has been granted receive on the first Friday following the first regularly scheduled, quarterly Board meeting attended a pro-rated award based on the number of regularly scheduled, quarterly Board meetings remaining in the year as of the effective date and time of the director’s appointment. The pro-rated awards are subject to the same vesting schedule, terms and conditions as the annual equity awards, except that if the award is granted on the first Friday following the regularly scheduled quarterly November Board meeting, the award vests immediately.

On November 11, 2022, each director at such time (other than our president and CEO) received a grant of 563 RSUs for service during calendar year 2023. Unless there is an acceleration event, the RSUs granted to each current director for service during calendar year 2023 will vest in full on October 31, 2023, subject to the director’s continued service on the Board. On February 10, 2023, Dr. Kang, who was appointed to the Board effective February 7, 2023, also received a prorated grant of 452 RSUs for service during calendar year 2023. The following table shows compensation for fiscal year 2023 for persons serving as directors during fiscal year 2023 other than Mr. Archer:

Figure 19. Director Compensation for Fiscal Year 2023

	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		All Other Compensation ($)(2)	Total ($)
Sohail U. Ahmed	103,750	(3)	278,246	(4)	—	381,996
Eric K. Brandt	127,500	(5)	278,246	(4)	—	405,746
Michael R. Cannon	122,500	(6)	278,246	(4)	—	400,746
Ho Kyu Kang	87,500	(7)	226,086	(8)	—	313,586
Catherine P. Lego(9)	—		—		30,978	30,978
Bethany J. Mayer	115,000	(10)	278,246	(4)	—	393,246
Jyoti K. Mehra	100,000	(11)	278,246	(4)	—	378,246
Abhijit Y. Talwalkar	257,500	(12)	278,246	(4)	—	535,746
Lih Shyng (Rick L.) Tsai	97,500	(13)	278,246	(4)	—	375,746
Leslie F. Varon	122,500	(14)	278,246	(4)	—	400,746

(1)	The amounts shown in this column represent the grant date fair value of unvested RSU awards granted during fiscal year 2023 in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718, Compensation — Stock Compensation (“ASC 718”). However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The fair value of RSUs was calculated based on the fair market value of the Company’s common stock at the date of grant, discounted for dividends.

(2)	Represents the portion of medical, dental, and vision premiums paid by the Company.

(3)	Mr. Ahmed received $103,750, representing his annual retainers for calendar year 2023 of $87,500 for service as a director and $15,000 for service as a member of the audit committee, and prorated annual retainer for calendar year 2022 of $1,250 for service as a member of the audit committee.

(4)	On November 11, 2022, each non-employee director who was on the Board at such time received an annual grant for calendar year 2023 of 563 RSUs, based on the 30 trading day average of the closing price per share of Lam’s common stock prior to the grant date, $381.23, and the target value of $215,000, rounded down to the nearest share. All of these RSUs (and no other non-employee director equity awards) were outstanding and unvested as of June 25, 2023.

(5)	Mr. Brandt received $127,500, representing his annual retainers for calendar year 2023 of $87,500 for service as a director, $30,000 for service as the chair of the compensation and human resources committee, and $10,000 for service as a member of the nominating and governance committee.

(6)	Mr. Cannon received $122,500, representing his annual retainers for calendar year 2023 of $87,500 for service as a director, $20,000 for service as the chair of the nominating and governance committee, and $15,000 for service as a member of the audit committee.

(7)	Dr. Kang earned $87,500, representing his annual retainer for calendar year 2023 of $87,500 for service as a director, but due to the timing of payment of his retainer, he did not receive the retainer during fiscal year 2023.

(8)	On February 10, 2023, Dr. Kang, who was appointed to the Board effective February 7, 2023, received an annual grant for calendar year 2023 of 452 RSUs, based on the 30 trading day average of the closing price per share of Lam’s common stock prior to the grant date, $474.68, and the target value of $215,000, rounded down to the nearest share.

(9)	Ms. Lego retired from the Board effective as of November 7, 2022, and, as a result, did not receive an annual retainer during fiscal year 2023.

(10)	Ms. Mayer received $115,000, representing her annual retainers for calendar year 2023 of $87,500 for service as a director, $15,000 for service as a member of the audit committee, and $10,000 for service as a member of the nominating and governance committee, and prorated annual retainer for calendar year 2022 of $2,500 for service as a member of the nominating and governance committee.

(11)	Ms. Mehra received $100,000, representing her annual retainer for calendar year 2023 of $87,500 for service as a director and $10,000 for service as a member of the compensation and human resources committee, and prorated annual retainer for calendar year 2022 of $2,500 for service as a member of the compensation and human resources committee.

(12)	Mr. Talwalkar received $257,500, representing his annual retainers for calendar year 2023 of $87,500 for service as a director, $150,000 for service as chairman, $10,000 for service as a member of the compensation and human resources committee, and $10,000 for service as a member of the nominating and governance committee.

(13)	Dr. Tsai received $97,500, representing his annual retainers for calendar year 2023 of $87,500 for service as a director and $10,000 for service as a member of the compensation and human resources committee.
(14)	Ms. Varon received $122,500, representing her annual retainers for calendar year 2023 of $87,500 for service as a director and $35,000 for service as the chair of the audit committee.

Other benefits. Any members of the Board enrolled in the Company’s health plans on or prior to December 31, 2012, can continue to participate after retirement from the Board in the Company’s Retiree Health Plans. The Board eliminated this benefit for any person who became a director after December 31, 2012. The most recent valuation of the Company’s accumulated post-retirement benefit obligation under ASC 715, Compensation-Retirement Benefits as of June 25, 2023, for eligible directors and the current directors who may become eligible, is shown below. Factors affecting the amount of post-retirement benefit obligation include current age, age at retirement, coverage tier (e.g., single, plus spouse, plus family), interest rate, and length of service.

Figure 20. Accumulated Post-Retirement Benefit Obligations

Name	Accumulated Post-Retirement Benefit Obligation, as of June 25, 2023 ($)
Sohail U. Ahmed	—
Eric K. Brandt	—
Michael R. Cannon	—
John M. Dineen	—
Ho Kyu Kang	—
Catherine P. Lego	377,000
Bethany J. Mayer	—
Jyoti K. Mehra	—
Abhijit Y. Talwalkar	—
Lih Shyng (Rick L.) Tsai	—
Leslie F. Varon	—

Lam Research Corporation 2023 Proxy Statement  27

Compensation Matters

Executive Compensation and Other Information

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program. Our CD&A discusses compensation earned by our fiscal year 2023 “Named Executive Officers” (“NEOs”), who are as follows:

Figure 21. Named Executive Officers for Fiscal Year 2023

Named Executive Officer	Position(s)
Timothy M. Archer	President and Chief Executive Officer
Douglas R. Bettinger	Executive Vice President and Chief Financial Officer
Patrick J. Lord	Executive Vice President and Chief Operating Officer
Vahid Vahedi	Senior Vice President and Chief Technology Officer
Seshasayee (Sesha) Varadarajan	Senior Vice President, Global Products Group

Our CD&A is organized according to the following structure:

I. OVERVIEW OF EXECUTIVE COMPENSATION

To align with stockholders’ interests, our executive compensation program is designed to foster a pay-for-performance culture and achieve the executive compensation objectives described in “Executive Compensation Philosophy and Program Design - Executive Compensation Philosophy” below. We have structured our compensation program and payouts to reflect these goals. Highlights of our executive compensation program are listed in “Proxy Statement Summary–Figure 7. Executive Compensation Highlights” above. Our president and CEO’s compensation in relation to our revenue and net income, as well as the Company’s cumulative five-year total shareholder return on common stock compared against the cumulative returns of other indices, are shown below.

Figure 22. CEO Pay for Performance for Fiscal Years 2018-2023

CEO Pay for Performance

(1)	“CEO Total Compensation” consists of base salary, annual incentive payments, grant date fair values of equity-based awards both under the long-term incentive program or otherwise, and all other compensation as reported in the “Summary Compensation Table” below.

The CEO Total Compensation for fiscal year 2019 represents Mr. Archer’s compensation for service as president and COO until December 5, 2018 and thereafter until the end of the 2019 fiscal year as president and CEO. For years prior to and after fiscal year 2019, the CEO Total Compensation relates to the compensation of the applicable CEO.

The graph below compares Lam’s cumulative five-year total shareholder return on common stock with the cumulative total returns of the Nasdaq Composite Total Return Index, the Standard & Poor’s (“S&P”) 500 (TR) Index, and the Philadelphia Semiconductor Sector Total Return Index. The graph tracks the performance of a $100 investment in our common stock and in each of the indices (with the reinvestment of all dividends) for the five years ended June 25, 2023.

Lam Research Corporation 2023 Proxy Statement  29

Figure 23. Comparison of Cumulative Five-Year Total Return

COMPARISON OF CUMULATIVE FIVE-YEAR TOTAL RETURN*

Among the Company, the Philadelphia Semiconductor Sector Total Return
Index, the Nasdaq Composite Total Return Index, and
the S&P 500 (TR) Index**

$400
$300
$200
$100
06/24/18
06/30/19
06/28/20
06/27/21
06/26/22
06/25/23
Lam Research Corporation
Philadelphia Semiconductor Sector Total Return Index
Nasdaq Composite Total Return Index
S&P 500 (TR) Index

*	$100 invested on June 24, 2018 in stock or index, including reinvestment of dividends.

**	Copyright © 2023 Standard & Poor’s, a division of S&P Global. All rights reserved.

To understand our executive compensation program fully, we believe it is important to understand:

•	our business, our industry environment, and our financial performance; and
•	our executive compensation philosophy and program design.

Our Business, Our Industry Environment, and Our Financial Performance

An overview of our business and industry environment is set forth in “Proxy Statement Summary” on page 1.

Although we have a June fiscal year end, our executive compensation program is generally designed and oriented on a calendar year basis to correspond with our calendar year-based business planning. This CD&A generally reflects a calendar year (“CY”) orientation rather than a fiscal year (“FY”) orientation, as shown below. The Executive Compensation Tables at the end of this CD&A are based on our fiscal year, as required by SEC regulations.

Figure 24. Executive Compensation Calendar-Year Orientation

In calendar year 2022, there were higher investments in wafer fabrication equipment spending relative to calendar year 2021, driven by increasing manufacturing complexity in NAND, DRAM, and foundry/logic devices, as well as robust secular demand for semiconductors in a number of areas including cloud computing, artificial intelligence, 5G networks, and the Internet of Things.

Highlights for calendar year 2022:

•	achieved revenue of approximately $19.0 billion for the calendar year, representing an approximately 15% increase over calendar year 2021;

•	generated operating cash flow of approximately $3.5 billion, which represents approximately 19% of revenues; and

•	generated sufficient cash flow to support payment of approximately $860 million in dividends to stockholders.

In the first half of calendar year 2023, wafer fabrication equipment spending declined primarily from demand weakness in the memory segment. Additionally, the United States government imposed new controls in October 2022, which significantly impacted trade with China for the shipment of wafer fabrication equipment and related parts and services.

For the March and June 2023 quarters combined, Lam delivered revenues of approximately $7.1 billion, and operating cash flows of approximately $2.8 billion.

Executive Compensation Philosophy and Program Design

Executive Compensation Philosophy

The philosophy of our compensation and human resources committee that guided this year’s awards and payout decisions is that our executive compensation program should:

•	provide competitive compensation to attract and retain top talent;

•	provide total compensation packages that are fair to employees and reward corporate, organizational, and individual performance;

•	align pay with business objectives while driving exceptional performance;

•	optimize value to employees while maintaining cost-effectiveness to the Company;

•	create stockholder value over the long-term;

•	align our annual program to annual performance and our long-term program to longer-term performance;

•	recognize that a long-term, high-quality management team is a competitive differentiator for Lam, enhancing customer trust/ market share and, therefore, stockholder value; and

•	provide rewards when results have been demonstrated.

Our compensation and human resources committee’s executive compensation objectives are to motivate:

•	performance that creates long-term stockholder value;

•	outstanding performance at the corporate, organization, and individual levels; and

•	retention of a long-term, high-quality management team.

Program Design

Our program design incorporates an annual review of each of the compensation elements. However, additional reviews may be undertaken whenever there is a change in roles or responsibilities or a new hire joins the Company.

Our program design uses a mix of annual and long-term components, and a mix of cash and equity components. Our executive compensation program includes base salary; an annual incentive program (“AIP”); a long-term incentive program (“LTIP”); promotion, retention and/or new hire awards whenever necessary; as well as stock ownership guidelines and a compensation recovery policy. The primary elements of our executive compensation program are listed in Figure 25 below and are described in more detail in “III. Primary Components of NEO Compensation; CY2022 Compensation Payouts; CY2023 Compensation Targets and Metrics” below.

Lam Research Corporation 2023 Proxy Statement  31

Figure 25. Compensation Components

Element	How it is Paid	Purpose/Design
Base Salary	Cash	We believe the purpose of base salary is to provide competitive compensation to attract and retain top talent and to provide employees, including our NEOs, with a fixed and fair amount of compensation for the jobs they perform. Accordingly, we seek to ensure that our base salary levels are competitive in reference to peer group practice and market survey data.
Annual Incentive Program (AIP)	Cash

Our annual incentive program is designed to provide annual, performance-based compensation that is based on the achievement of pre-set annual financial, strategic, and operational objectives aligned with outstanding performance, and will allow us to attract and retain top talent, while maintaining cost-effectiveness to the Company.

For more details regarding the design of the annual incentive program, see “III. Primary Components of NEO Compensation; CY2022 Compensation Payouts; CY2023 Compensation Targets and Metrics - Annual Incentive Program” below.

Long-Term Incentive Program (LTIP)	A combination of: • market-based performance restricted stock units (“Market-based PRSUs”); • stock options; and • service-based RSUs

Our long-term incentive program is designed to attract and retain top talent, provide competitive levels of compensation, align pay with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long-term.

The program design provides that the target award opportunity is awarded in a combination of Market-based PRSUs, stock options, and service-based RSUs.

For more details regarding the design of the LTIP, see “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2022 Compensation Payouts; Calendar Year 2023 Compensation Targets and Metrics−Long-Term Incentive Program−Design” below.

As illustrated below, our program design is weighted toward performance and stockholder value. The performance-based program components include annual incentive program cash payout opportunities and market-based equity and stock option awards under the LTIP.

Figure 26. NEO Compensation Target Pay Mix Averages

(1)	The Company’s LTIP design provides that the target award opportunity is awarded in a combination of Market-based PRSUs, stock options and service-based RSUs, with at least 10% of the award in each of these last two vehicles. In calendar years 2022 and 2023, for our CEO and NEOs who are executive vice presidents, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs, stock options and service-based RSUs were 60%, 20% and 20%, respectively; while for NEOs who are senior vice presidents, the percentages of the LTIP target award opportunity awarded in Market-based PRSUs, stock options and service-based RSUs were 55%, 15% and 30%, respectively. See “III. Primary Components of Named Executive Officer Compensation; Calendar Year 2022 Compensation Payouts; Calendar Year 2023 Compensation Targets and Metrics – Long-Term Incentive Program – Design” for further information regarding the impact of such a target pay mix.

(2)	For purposes of this illustration, we include Market-based PRSUs and stock options as performance-based, but do not classify service-based RSUs as performance-based.

2022 Say on Pay Voting Results and Stockholder Outreach

We evaluate our executive compensation program and practices at least annually. Among other things, we consider the outcome of our most recent advisory vote on named executive officer compensation, or “Say on Pay,” and input we receive from our stockholders. As is described above in more detail in “Governance Matters - Corporate Governance - Stockholder Engagement,” we engage regularly with our stockholders, typically outside of our proxy solicitation period, on matters including executive compensation.

The primary components of our executive compensation program have remained consistent over the last several years and, in general, have received continuing support from our stockholders, as reflected in the voting results for our annual Say on Pay proposals shown in Figure 27 below.6

Figure 27. Historical Say on Pay Votes (1)

(1)	Percentages represented are as a percentage of votes cast. For purposes of this figure, abstentions are treated as votes cast and have the effect of “Against” votes with respect to the Say on Pay proposal.

In 2022, we engaged in extensive stockholder outreach regarding our executive compensation program prior to the proxy solicitation period, covering planned enhancements to our executive compensation disclosures in our 2022 proxy statement, and design considerations relating to our LTIP, among other topics. Figure 28 below summarizes what we heard from our stockholders, our perspective on those views, and how we have responded. Other than the changes described below and in this CD&A, our compensation and human resources committee determined to maintain our executive compensation program and practices in their current form for calendar year 2023, in light of our stockholders’ continuing support.

Figure 28. 2022 Executive Compensation Stockholder Outreach

Topics	What we heard from our stockholders	Our perspective/How we responded
Our Annual Incentive Program	We received favorable feedback from stockholders on our additional disclosure relating to the individual performance factor component of the AIP, which was intended to assist stockholders in better understanding how the program supports pay for performance.	Beginning with our 2021 proxy statement, we have added extensive detail to explain how the individual performance factor component of our AIP is determined. We recognize the need to explain how the individual performance factor component of our AIP is linked to the operating metrics we use to manage our business, and ultimately to our business results and financial performance.
Our Long-Term Incentive Program	We received positive feedback on the increase to the relative weighting of Market-based PRSUs in the calendar year 2022 LTIP. Overall, stockholders continued to be satisfied with the design and pay-for-performance alignment of our LTIP.

Having substantially increased the relative weighting of Market-based PRSUs in the 2022 LTIP in order to enhance the alignment of pay with performance, our compensation and human resources committee did not make further changes to the program for the 2023 LTIP. However, the committee regularly evaluates the structure of our compensation programs, with the assistance of their compensation consultant, to ensure that our programs continue to serve their intended purposes.

[6]	In 2019, our Say on Pay Proposal received low support, subsequent to which we undertook extensive engagement efforts to understand investors’ views and worked to address the questions and concerns voiced in those conversations. Support for Say on Pay returned to historic levels in 2020 and has been maintained, demonstrating the effectiveness of our engagement program and stockholders’ generally strong support for our pay practices.

Lam Research Corporation 2023 Proxy Statement  33

II. EXECUTIVE COMPENSATION GOVERNANCE AND PROCEDURES

Role of the Compensation and Human Resources Committee

Our Board has delegated certain responsibilities to the compensation and human resources committee, or for purposes of this CD&A, the “committee,” through a formal charter. The committee7 oversees the compensation programs in which our CEO and his direct reports who are executive or senior vice presidents participate. The independent members of our Board approve the compensation packages and payouts for our CEO. Our CEO is not present for any decisions regarding his compensation packages and payouts.

Committee responsibilities include, but are not limited to:

•	reviewing and approving the Company’s executive compensation philosophy, objectives, and strategies;

•	reviewing and approving the appropriate peer group companies for purposes of evaluating the Company’s compensation competitiveness;

•	reviewing, and approving where appropriate, equity-based compensation plans;

•	causing the Board to perform a periodic performance evaluation of our CEO;

•	recommending to the independent members of the Board corporate goals and objectives under the Company’s compensation plans, compensation packages (e.g., annual base salary level, annual cash incentive award, long-term incentive award and any employment agreement, severance arrangement, change-in-control arrangement, equity grant, or special or supplemental benefits, and any material amendment to any of the foregoing) applicable to our CEO, and compensation payouts for our CEO;

•	annually reviewing with our CEO the performance of the Company’s other executive officers in light of the Company’s executive compensation goals and objectives and approving the compensation packages and compensation payouts for such individuals;

•	reviewing and recommending for appropriate Board action all cash, equity-based and other compensation packages, and compensation payouts applicable to the chair and other non-employee members of the Board;

•	overseeing management’s determination as to whether the compensation policies and practices, including those related to pay equity laws, create risks that are reasonably likely to have a material adverse effect on the Company;

•	reviewing the results of “Say on Pay” votes and considering whether any adjustments to the Company’s executive compensation program are appropriate; and

•	establishing stock ownership guidelines applicable to the Company’s executive officers and recommending to the Board stock ownership guidelines applicable to the chair and other members of the Board.

The committee is authorized to delegate its authority and responsibilities as it deems proper and consistent with legal requirements to its members, any other committee of the Board and/or one or more officers of the Company, in accordance with the provisions of the Delaware General Corporation Law. For additional information on the committee’s responsibilities and authorities, see “Governance Matters - Corporate Governance - Board Committees - Compensation and Human Resources Committee” above.

In order to carry out these responsibilities, the committee receives and reviews information, analyses, and proposals prepared by our management and by the committee’s compensation consultant (see “Role of Committee Advisors” below).

Role of Committee Advisors

The committee is authorized to engage its own independent advisors to assist in carrying out its responsibilities. The committee has engaged the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, as the committee’s compensation consultant. Compensia provides the committee with independent and objective guidance regarding the amount and types of compensation for our chair, non-employee directors, and executive officers, and how these amounts and types of compensation compare to other companies’ compensation practices, as well as guidance on market trends, evolving regulatory requirements, compensation of our non-employee directors, peer group composition, and other matters as requested by the committee.

Representatives of Compensia regularly attend committee meetings (including executive sessions without management present), communicate with the committee chair outside of meetings, and assist the committee with its consideration of performance metrics and goals. Compensia reports to the committee, not to management. At the committee’s request, Compensia meets with members of management to gather and discuss information that is relevant to advising the committee. The committee may replace Compensia or hire additional advisors at any time. Compensia has not provided any other services to the committee or to our management, and has received no compensation from us other than with respect to the services described above. The committee assessed the independence of Compensia pursuant to SEC rules and Nasdaq listing standards, including the following factors: (1) the absence of other services provided by it to the Company; (2) the fees paid to it by the Company as a percentage of its total revenue; (3) its policies and procedures

[7]	For purposes of this CD&A, a reference to a compensation action or decision by the committee with respect to our CEO means an action or decision by the independent members of our Board after considering the recommendation of the committee and, in the case of all other NEOs, an action or decision by the committee.

to prevent conflicts of interest; (4) the absence of any business or personal relationships with committee members; (5) the fact that it does not own any Lam common stock; and (6) the absence of any business or personal relationships with our executive officers. The committee assessed this information and concluded that the work of Compensia had not raised any conflict of interest.

Role of Management

Our CEO, with support from our human resources and finance organizations, develops recommendations for the compensation of our other executive officers. Typically, these recommendations cover base salaries, annual incentive program target award opportunities, long-term incentive program target award opportunities, and the criteria upon which these award opportunities may be earned, as well as actual payout amounts under the annual and long-term incentive programs.

The committee considers our CEO’s recommendations within the context of competitive compensation data, the Company’s compensation philosophy and objectives, current business conditions, the advice of Compensia, and any other factors it considers relevant.

Our CEO attends committee meetings at the request of the committee but leaves the meeting for any deliberations related to and decisions regarding his own compensation, when the committee meets in executive session, and at any other time requested by the committee.

Peer Group Practices and Survey Data

In establishing the total compensation levels of our executive officers, as well as the mix and weighting of individual compensation elements, the committee monitors compensation data from a group of comparably sized companies in the technology industry (the “Peer Group”), which may differ from peer groups used by stockholder advisory firms. The committee selects the companies constituting our Peer Group based on their comparability to our lines of business and industry, annual revenue, and market capitalization, and our belief that we are likely to compete with them for executive talent. Our Peer Group is focused on public semiconductor, semiconductor equipment and materials companies that file standard reports with the SEC as domestic issuers, and similarly-sized high-technology equipment and hardware companies with a global presence and a significant investment in research and development. The table below summarizes how the calendar year 2023 Peer Group companies compare to the Company:

Figure 29. Peer Group Revenue and Market Capitalization

Metric	Lam Research ($M)	Target for Peer Group	Peer Group Median ($M)
Revenue (last completed reported four quarters as of July 5, 2022)	16,737	Approximately 0.33 to 3 times Lam	18,918
Market Capitalization (30-day average as of July 5, 2022)	64,664	Approximately 0.33 to 3 times Lam	75,385

Based on these criteria, the Peer Group and targets may be modified from time to time. Our Peer Group was reviewed in August 2022 to ensure that our Peer Group continues to fit within our Peer Group criteria outlined above, and no changes were made for calendar year 2023 compensation decisions. Our Peer Group consists of the companies listed as follows:

Figure 30. Peer Group Companies for Calendar Year 2023

Advanced Micro Devices, Inc.	Broadcom Inc.	Microchip Technology Incorporated	Qualcomm Incorporated
Agilent Technologies, Inc.	Corning Incorporated	Micron Technology, Inc.	Seagate Technology Holdings Plc
Analog Devices, Inc.	Intel Corporation	NVIDIA Corporation	Texas Instruments Inc.
Applied Materials, Inc.	KLA Corporation	NXP Semiconductors N.V.	Western Digital Corporation

We derive revenue, market capitalization, and NEO compensation data from public filings made by our Peer Group companies with the SEC and from other publicly available sources. Radford Technology Survey data may be used to supplement compensation data from public filings as needed. The committee reviews compensation practices and selected data on base salary, bonus targets, total cash compensation, equity awards, and total compensation drawn from the Peer Group companies and/or the Radford Technology Survey as a reference to help ensure compensation packages are consistent with market norms.

Base pay levels for each executive officer are generally set with reference to market-competitive levels and in reflection of each officer’s skills, experiences, and performance. Variable pay target award opportunities and total direct compensation for each executive officer are generally designed to deliver market-competitive compensation for the achievement of stretch goals, with downside risk for underperforming and upside reward for overperforming. For those executive officers who are new to their roles, compensation arrangements may be designed to deliver below-market compensation for a period of time. However, the committee

Lam Research Corporation 2023 Proxy Statement  35

does not “target” pay at any specific percentile. Rather, individual pay positioning depends on a variety of factors, such as prior job performance, job scope and responsibilities, skill set, prior experience, time in position, internal comparisons of pay levels for similar skill levels or positions, our goals to attract and retain executive talent, Company performance, and general market conditions.

Assessment of Compensation Risk

Management, with the assistance of Compensia, the committee’s independent compensation consultant, conducted a compensation risk assessment in 2023 and concluded that risks arising from the Company’s current employee compensation programs are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that “disqualified individuals” within the meaning of the Code (which generally includes certain officers, directors and employees of the Company) may be subject to additional tax if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits. The Company or its successor may also forfeit a deduction on the amounts subject to this additional tax.

We did not provide any of our executive officers, any director, or any other service provider with a “gross-up” or other reimbursement payment for any tax liability that the individual might owe as a result of the application of sections 280G or 4999 during fiscal year 2023, and we have not agreed and are not otherwise obligated to provide any individual with such a “gross-up” or other reimbursement as a result of the application of sections 280G and 4999.

Internal Revenue Code Section 409A

Section 409A of the Code imposes significant additional taxes on an executive officer, director, or service provider that receives non-compliant “deferred compensation” that is within the scope of section 409A. Among other things, section 409A potentially applies to cash awards under the LTIP, if any, the Elective Deferred Compensation Plan, certain equity awards, and severance arrangements.

To assist our employees in avoiding additional taxes under section 409A, we have structured the LTIP, the Elective Deferred Compensation Plan, and our equity awards in a manner intended to qualify them for exemption from, or compliance with, section 409A.

Accounting for Stock-Based Compensation

We follow ASC 718 for accounting for our stock options and other stock-based awards. ASC 718 requires companies to calculate the grant date “fair value” of their stock option grants and other equity awards using a variety of assumptions. This calculation is performed for accounting purposes. ASC 718 also requires companies to recognize the compensation cost of stock option grants and other stock-based awards in their income statements over the period that an employee is required to render service in exchange for the option or other equity award.

III. PRIMARY COMPONENTS OF NEO COMPENSATION; CY2022 COMPENSATION PAYOUTS; CY2023 COMPENSATION TARGETS AND METRICS

This section describes the components of our executive compensation program. It also describes, for each component, the payouts to our NEOs for calendar year 2022 and the forward-looking actions taken with respect to our NEOs in calendar year 2023.

Base Salary

Adjustments to base salary are generally considered by the committee each year in February.

For calendar years 2023 and 2022, base salaries for NEOs were determined by the committee in February of each year, based on the factors described in Figure 25 above. The base salaries for calendar year 2022 became effective on March 1 or the first day of the pay period that included March 1 (if earlier). No base salary adjustments for the NEOs were made for calendar year 2023 due to the weakness in the business environment at the beginning of the calendar year. The base salaries of the NEOs for calendar years 2023 and 2022 are shown below.

Figure 31. NEO Annual Base Salaries

Named Executive Officer	Annual Base Salary 2023 ($)	Annual Base Salary 2022(1) ($)
Timothy M. Archer	1,150,000	1,150,000
Douglas R. Bettinger	705,000	705,000
Patrick J. Lord	577,661	577,661
Vahid Vahedi	537,151	537,151
Seshasayee (Sesha) Varadarajan	537,151	537,151

(1)	Effective February 21, 2022

Annual Incentive Program

Annual Incentive Program Components

The components of our annual incentive program, each of which plays a role in determining actual payments made, are described in Figure 32 below. For calendar year 2023, the committee approved the addition of a new component to our annual incentive program, the Profitability Performance Factor.

Figure 32. Annual Incentive Program Components

The Funding Factor is set by the committee to create a maximum payout amount from which annual incentive program payouts may be made. The committee may exercise negative (but not positive) discretion against the Funding Factor result, and generally the entire funded amount is not paid out. Achievement of a minimum level of performance against the Funding Factor goal is required to fund any program payments. As a guide for using negative discretion against the Funding Factor result and for making payout decisions, the committee primarily tracks the results of the Performance Factors, which are generally weighted equally, and against which discretion may be applied in a positive or negative direction, provided the Funding Factor result is not exceeded.

The metrics and goals for the annual incentive program are set annually in connection with our annual business planning cycle, and are directly connected to our annual business plans and goals. Goals are set depending on the business environment and the Company’s annual objectives and strategies, encompassed in the Annual Operating Plans for the Company and the organizations managed by each of the NEOs, to ensure that they remain stretch goals regardless of changes in the business environment, which

Lam Research Corporation 2023 Proxy Statement  37

can vary significantly from year-to-year in our industry. Accordingly, as business conditions improve, goals are calibrated to require better performance, and if business conditions deteriorate, goals are calibrated to incentivize stretch performance under more difficult conditions. The interplay between our corporate planning cycle and our compensation planning and evaluation cycle is summarized in Figure 33 below.

Figure 33. Annual Planning and Compensation Decision Cycle

We believe that, over time, outstanding business results create stockholder value. Consistent with this belief, multiple performance-based metrics (non-GAAP operating income, non-GAAP gross margin, product market share, and strategic, operational, and organizational metrics embodied in organizational Annual Operating Plans) are established for our NEOs as part of the annual incentive program.

The specific metrics and goals and the relative weightings for the Performance Factors are determined by the committee considering the recommendation of our CEO, other than the metrics and goals for the Individual Performance Factor, which are determined by our CEO, or in the case of the CEO, by the committee. Generally, the Performance Factors are weighted equally.

In recent years, including calendar year 2022, the committee used a Corporate Performance Factor, with the metric of non-GAAP operating income8  as a percentage of revenue (“non-GAAP operating margin”), and an Individual Performance Factor, based primarily on our performance to corporate-level Annual Operating Plan goals, with each of the Corporate Performance Factor and Individual Performance Factor weighted equally. The committee selected non-GAAP operating margin as the Corporate Performance Factor metric because the committee believes that it is the performance metric that best reflects core operating results. Non-GAAP operating margin is considered useful to investors for analyzing business trends and comparing performance to prior periods. By excluding certain costs and expenses that are not indicative of core results, non-GAAP results are more useful for analyzing business trends over multiple periods. See “Figure 37. Individual Performance Factor Components for Calendar Year 2022” below for additional detail regarding the determination of the Individual Performance Factor for calendar year 2022.

For calendar year 2023, in light of the focus by the Board, committee and management team on the profitability of the Company, the committee determined to add a third factor, the Profitability Performance Factor, to the 2023 annual incentive program, with the metric of non-GAAP gross margin as a percentage of revenue. The committee selected non-GAAP gross margin as a percentage of revenue as the Profitability Performance Factor metric because the committee believes that it is the performance metric that has the largest impact on the overall profitability of the Company. Non-GAAP gross margin as a percentage of revenue is considered useful to investors for analyzing the core profitability of the Company’s business and comparing performance to prior periods. Under the calendar year 2023 annual incentive program, the Corporate Performance Factor, Profitability Performance Factor and Individual Performance Factor will be weighted equally; however, the program was designed to cause Profitability Performance Factor results to scale up and down more rapidly (as compared to the Corporate Performance Factor) in the event that the Company’s non-GAAP gross margin as a percentage of revenue were to outperform or underperform relative to the goal for calendar year 2023, thereby increasing both the risk and potential reward associated with the program as compared to prior year programs that only incorporated the Corporate Performance Factor and Individual Performance Factor.

The committee establishes individual target award opportunities for each NEO as a percentage of base salary. Specific target award opportunities are determined based on job scope and responsibilities, as well as an assessment of Peer Group data. Awards have a maximum payment amount defined as a multiple of the target award opportunity.

[8]	Non-GAAP operating income is derived from results determined in accordance with generally accepted accounting principles ("GAAP"), with charges and credits in the following line items excluded from GAAP results for applicable quarters during fiscal years 2023 and 2022: amortization related to intangible assets acquired through certain business combinations; product rationalization costs; restructuring charges; transformational costs; and elective deferred compensation-related liability net increase or decrease.

We believe the metrics and goals set under this program have been effective to motivate our NEOs and the organizations they lead, and to achieve pay-for-performance results.

Figure 34. Annual Incentive Program Payouts for Calendar Years 2020-2022

Calendar Year	Average NEO’s Annual Incentive Payout as % of Target Award Opportunity	Business Environment
2022	96	Strong revenue, profitability, and operating cash generation performance despite global supply chain constraints and inflationary pressures. Our installed base grew, and semiconductor investments increased across both memory and foundry/logic segments.
2021	168	Strong revenue, profitability, and operating cash generation performance, with growth in our served available market, market share, and installed base. Semiconductor equipment investments increased across both memory and foundry/logic segments.
2020	137	Strong revenue and profitability performance, with growth in our served available market, market share, and installed base. Demand for semiconductor equipment increased across both memory and foundry/logic segments.

Calendar Year 2022 Annual Incentive Program Parameters and Payout Decisions

In February 2022, the committee established the metrics and goals for the Funding Factor and the Corporate Performance Factor, set the calendar year 2022 target award opportunities, determined that the Corporate Performance Factor and the Individual Performance Factor should be weighted equally, and established the metrics and goals for the Individual Performance Factors for each then-employed NEO. In February 2023, the committee considered the actual results under these factors and made payout decisions for the calendar year 2022 program.

2022 Annual Incentive Program Funding Factor and Corporate Performance Factor. In February 2022, the committee set non-GAAP operating margin as the metric for the Funding Factor and Corporate Performance Factor for calendar year 2022.

For the Funding Factor, the committee set the following parameters for calendar year 2022:

•	a minimum achievement of 5% non-GAAP operating margin was required to fund any program payments; and

•	achievement of non-GAAP operating margin greater than or equal to 20% would result in the maximum funding of 225% of target;

•	with actual funding levels interpolated between those points.

For the Corporate Performance Factor, the committee set the following parameters:

•	a goal of non-GAAP operating margin of 32.0% for the year, which was designed to be a stretch goal, and which would result in a Corporate Performance Factor of 1.0; and

•	achievement of non-GAAP operating margin greater than or equal to 37% would result in the maximum Corporate Performance Factor of 1.50 for the maximum payout;

•	with the actual performance result interpolated linearly between and below those points, subject to the minimum set by the Funding Factor.

The Corporate Performance Factor goal was designed to be a stretch goal. As is discussed above in “Annual Incentive Program Components”, goals are set annually depending on the business environment and the Company’s annual objectives and strategies, to ensure that they remain stretch goals regardless of changes in the business environment, which can vary significantly from year-to-year in our industry. As shown in Figure 35, over the five years through calendar year 2022, the committee raised the Corporate Performance Factor goal year-over-year each year as our outlook and the industry outlook improved, with the exception of calendar year 2019, when a weakened industry outlook for wafer fabrication equipment spending was reflected in a Corporate Performance Factor goal that was slightly below that of the prior year.

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Figure 35. Corporate Performance Factor Goals for Calendar Years 2018-2022

Actual non-GAAP operating margin was 31.7% for calendar year 2022. This performance resulted in a Funding Factor of 225% of target and a Corporate Performance Factor of 0.97 for calendar year 2022.

2022 Annual Incentive Program Target Award Opportunities. The annual incentive program target award opportunities for calendar year 2022 for each NEO were as set forth below in Figure 36 in accordance with the principles described above under “Executive Compensation Governance and Procedures - Peer Group Practices and Survey Data.” The target award opportunities (as a percentage of base salary) for each of our NEOs remained the same for calendar year 2022 relative to the prior year, with the exception of Mr. Archer, Dr. Vahedi and Mr. Varadarajan, whose target award opportunities were increased in order to increase the competitiveness of cash compensation while continuing to align compensation with performance. The committee also set a maximum award opportunity, which for calendar year 2022 was equal to 2.25 times the target award opportunity, consistent with prior years.

Figure 36. Annual Incentive Program Target Award Opportunities for Calendar Year 2022

Named Executive Officer	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($)(1)
Timothy M. Archer	200	2,300,000
Douglas R. Bettinger	115	810,750
Patrick J. Lord	110	635,427
Vahid Vahedi	100	537,151
Seshasayee (Sesha) Varadarajan	100	537,151

(1)	Calculated by multiplying each NEO’s annual base salary as of October 1, 2022 by their respective target award opportunity percentage.

2022 Annual Incentive Program Individual Performance Factors. For calendar year 2022, as shown in Figure 37 below, the committee determined the Individual Performance Factor for each NEO (other than Mr. Archer) using a formula that took into consideration two elements: a weighted score for each NEO based on the Company’s performance relative to corporate-level annual operating plan goals, with weightings for each NEO based on the extent to which they (and the organizations managed by them) were expected to contribute to and be accountable for that corporate-level performance; and an individual score reflecting the extent to which individual NEOs provided exceptional contributions during the year.

Figure 37. Individual Performance Factor Components for Calendar Year 2022

	Rationale for Inclusion	Contribution to Individual Performance Factor
Corporate Scorecard Weighted Achievement	Reflects the Company’s performance relative to corporate-level annual operating plan goals, weighted according to the expected contributions of individual NEOs (and the organizations managed by them)	80%
Individual Achievement	Reflects the extent to which individual NEOs provide exceptional contributions during the year	20%

The committee evaluated the Company’s performance relative to corporate-level annual operating plan goals, and determined to assign the scores shown in Figure 38 below.

Figure 38. Corporate Scorecard for Calendar Year 2022

Corporate Goal Area	Objectives	Score
Market Performance and Execution	Relate to: growth in our served addressable market; success of new product launches; penetration of new market opportunities and defense of established positions; and achievement of market share targets.	97%
Safety, Quality and Customer Satisfaction	Relate to: safety; quality; growth of Customer Support Business Group revenue; on-time delivery of products; and customer satisfaction.	93%
Human Capital Management & ESG	Relate to: employee engagement, as measured by employee survey; employee inclusion, as measured by employee survey; employee diversity; talent retention; and recognition of ESG progress through continued inclusion in the Dow Jones Sustainability Index for North America.	95%
Financial Performance	Relate to: operating income; earnings per share; and gross margin.	93%

The committee assigned weightings for each corporate goal area for each of the NEOs (other than Mr. Archer), which were combined with the corporate-level scores to determine a weighted achievement score, as shown in Figure 39 below.

Figure 39. Corporate Scorecard Weightings and Achievements for Calendar Year 2022

	Individual Weightings
	Market Performance and Execution	Safety, Quality and Customer Satisfaction	Human Capital Management & ESG	Financial Performance	Corporate Scorecard Weighted Achievement
Douglas R. Bettinger	20%	20%	20%	40%	93.8%
Patrick J. Lord	20%	40%	20%	20%	93.8%
Vahid Vahedi	30%	30%	20%	20%	94.2%
Seshasayee (Sesha) Varadarajan	30%	30%	20%	20%	94.2%

The committee also determined the individual achievement scores for each NEO (other than Mr. Archer), as shown in Figure 40 below. The corporate scorecard weighted achievements for each such NEO were then combined with the individual achievements at a weighting of 80% and 20%, respectively, as described in Figure 37 above, to yield the Individual Performance Factors shown in Figure 40 below.

In determining Mr. Archer’s Individual Performance Factor, the independent members of the Board evaluated the Company’s performance against its corporate-level goals, Mr. Archer’s individual performance, and the performance of the other members of the management team reporting to him, and determined to assign him an Individual Performance Factor equal to the average of the Individual Performance Factors of the executive and senior vice presidents reporting directly to him, rounded to three decimal places, as shown in Figure 40 below. The committee declined to exercise its discretion to recommend an adjustment to Mr. Archer’s Individual Performance Factor.

Figure 40. Individual Performance Factors for Calendar Year 2022

Named Executive Officer	Corporate Scorecard Weighted Achievement (80%)		Individual Achievement (20%)		Individual Performance Factor
Timothy M. Archer	n/a	(1)	n/a	(1)	0.954
Douglas R. Bettinger	93.8%		100%		0.950
Patrick J. Lord	93.8%		100%		0.950
Vahid Vahedi	94.2%		100%		0.954
Seshasayee (Sesha) Varadarajan	94.2%		100%		0.954

(1)	As is discussed above, Mr. Archer’s Individual Performance Factor was determined as the average of the Individual Performance Factors of the executive and senior vice presidents reporting directly to him.

Lam Research Corporation 2023 Proxy Statement  41

Calendar Year 2022 Annual Incentive Program Payout Decisions. Based on the above results and decisions, for the calendar year 2022 annual incentive program, the committee approved the payouts for each NEO as shown below in Figure 41, which were less than the maximum payout available under the Funding Factor and below each NEO’s target award opportunity:

Figure 41. Annual Incentive Program Payouts for Calendar Year 2022

Named Executive Officer	Target Award Opportunity ($)(1)	Maximum Payout under Funding Factor (225.0% of Target Award Opportunity) ($)(2)	Individual Performance Factor	Corporate Performance Factor	Actual Payouts ($)(3)
Timothy M. Archer	2,300,000	5,175,000	0.954	0.970	2,212,600
Douglas R. Bettinger	810,750	1,824,188	0.950	0.970	778,320
Patrick J. Lord	635,427	1,429,711	0.950	0.970	610,010
Vahid Vahedi	537,151	1,208,590	0.954	0.970	516,739
Seshasayee (Sesha) Varadarajan	537,151	1,208,590	0.954	0.970	516,739

(1)	Calculated by multiplying each NEO’s annual base salary as of October 1, 2022 by their respective target award opportunity percentage.
(2)	The Funding Factor resulted in a potential payout of up to 225.0% of target award opportunity for the calendar year (based on the actual non-GAAP operating margin results detailed under “2022 Annual Incentive Program Corporate Performance Factor” above and the specific goal described in the second paragraph under “2022 Annual Incentive Program Funding Factor and Corporate Performance Factor” above).

(3)	Calculated by multiplying each NEO’s target award opportunity, in dollars, by the average of (x) the Corporate Performance Factor of 0.970 and (y) that NEO’s Individual Performance Factor.

Calendar Year 2023 Annual Incentive Program Parameters

In February 2023, the committee set the target award opportunity for each NEO as a percentage of base salary, and set a maximum award opportunity equal to 2.50 times the target award opportunity. For calendar year 2023, target award opportunities for the NEOs remained unchanged compared to the prior year. The target award opportunity for each NEO is shown below. The maximum award of 2.50 times target for calendar year 2023 was increased from prior years, when it was set at 2.25 times target. The committee’s decision to increase the maximum award for calendar year 2023 was based on the committee’s view that the addition of the Profitability Performance Factor to the calendar year 2023 annual incentive program as a second corporate-level goal would make the achievement of target award opportunities more difficult for each NEO to achieve, including by requiring enhanced coordination of execution across the Company. The committee also considered that the design of the Profitability Performance Factor element of the program would result in payouts increasing or decreasing more rapidly in the event of outperformance or underperformance relative to the goal for calendar year 2023, thereby increasing both the risk and potential reward associated with the program as compared to prior year programs that only incorporated the Corporate Performance Factor and Individual Performance Factor. The committee’s view was that balancing that increased difficulty and risk with the potential for larger maximum awards would serve the committee’s and the program’s objective of incentivizing and rewarding outperformance.

Figure 42. Annual Incentive Program Target Award Opportunities for Calendar Year 2023

Named Executive Officer	Target Award Opportunity (% of Base Salary)
Timothy M. Archer	200
Douglas R. Bettinger	115
Patrick J. Lord	110
Vahid Vahedi	100
Seshasayee (Sesha) Varadarajan	100

As noted above, the committee also determined to add an additional Performance Factor, the Profitability Performance Factor, to the annual incentive program for calendar year 2023. The committee approved non-GAAP operating margin as the annual metric for the Funding Factor and the Corporate Performance Factor, approved non-GAAP gross margin as a percentage of revenue as the annual metric for the Profitability Performance Factor, and set the annual goals for the Funding Factor, the Corporate Performance Factor, and the Profitability Performance Factor. Consistent with the program design, the Corporate Performance Factor and Profitability Performance Factor goals are more difficult to achieve than the Funding Factor goal. Individual Performance Factor metrics and goals were also established for each NEO, based upon corporate-level annual operating plan goals and individual performance. All Corporate, Profitability and Individual Performance Factor goals were designed to be stretch goals.

Long-Term Incentive Program

Design

Our LTIP is designed to attract and retain top talent, provide competitive levels of compensation, align pay with achievement of business objectives and with stock performance over a multi-year period, reward our NEOs for outstanding Company performance, and create stockholder value over the long-term.

Under the current long-term incentive program, at the beginning of each multi-year performance period, target award opportunities (expressed as a U.S. dollar value), performance metrics and the mix of vehicles used are established for the program.

Prior to our 2022/2024 long-term incentive program, 50% of the total target award opportunity was generally awarded in Market-based PRSUs, and the remaining 50% was awarded in a combination of stock options and service-based RSUs with at least 10% of the award in each of these two vehicles. The specific percentage of service-based RSUs and stock options was reviewed annually to determine whether service-based RSUs or stock options would be the more efficient form of equity for the majority of the award based on criteria such as the business environment and the potential value to motivate and retain the executives. We consider Market-based PRSUs and stock options to be performance-based, but do not classify service-based RSUs as performance-based.

Beginning with our 2022/2024 long-term incentive program, the committee determined to substantially increase the weighting of Market-based PRSUs relative to prior years, with the aim of furthering the committee’s objective of aligning pay with performance. The committee also determined that it would be appropriate to provide for a different mix for the CEO and NEOs who are executive presidents than for NEOs who are senior vice presidents. Beginning with the 2022/2024 long-term incentive program, of the total target award opportunity for the CEO and NEOs who are executive vice presidents, 60% was awarded in Market-based PRSUs, 20% was awarded in stock options, and 20% was awarded in service-based RSUs; while for NEOs who are senior vice presidents, 55% was awarded in Market-based PRSUs, 15% was awarded in stock options, and 30% was awarded in service-based RSUs. Primarily as a result of this change, the percentage of the average NEO’s target pay mix which is performance-based increased from 59% in calendar year 2021 to 73% in calendar year 2022.

While service-based RSUs and stock options vest on an annual basis over three years, Market-based PRSUs cliff vest after three years. Cliff, rather than annual, vesting provides for both retention and for aligning NEOs with longer-term stockholder interests.

Equity Vehicles

The equity vehicles used in our 2023/2025 long-term incentive program are as follows:

Figure 43. 2023/2025 LTIP Program Equity Vehicles

Equity Vehicles	Vesting	Terms
Market-based PRSUs • CEO/EVPs: 60% of Target Award Opportunity • SVPs: 55% of Target Award Opportunity

•  Awards cliff vest three years from the March 1, 2023 grant date (the “Grant Date”) subject to satisfaction of a minimum performance requirement and continued employment.

•  Awards that vest at the end of the performance period are distributed in shares of our common stock.

•  The number of Market-based PRSUs granted is determined by dividing the applicable percentage of the target opportunity by the 30 trading day average of the closing price of our common stock prior to the Grant Date, $497.18, rounded down to the nearest share.

•  The number of shares represented by the Market-based PRSUs that can be earned over the performance period is determined according to the performance parameters described in Figure 44 below.

Stock Options • CEO/EVPs: 20% of Target Award Opportunity • SVPs: 15% of Target Award Opportunity

•  Awards vest one-third on the first, second, and third anniversaries of the Grant Date, subject to continued employment.

•  Awards are exercisable upon vesting.

•  Expiration is on the seventh anniversary of the Grant Date.

•  The number of stock options granted is determined by dividing the applicable percentage of the target opportunity by the 30 trading day average of the closing price of our common stock prior to the Grant Date, $497.18, rounded down to the nearest share and multiplying the result by three. The ratio of three options for every RSU is based on a Black Scholes fair value accounting analysis.

•  The exercise price of stock options is the closing price of our common stock on the Grant Date.

Service-based RSUs • CEO/EVPs: 20% of Target Award Opportunity • SVPs: 30% of Target Award Opportunity	• Awards vest one-third on the first, second, and third anniversaries of the Grant Date, subject to continued employment. • Awards are distributed in shares of our common stock upon vesting.	• The number of RSUs granted is determined by dividing the applicable percentage of the target opportunity by the 30 trading day average of the closing price of our common stock prior to the Grant Date, $497.18, rounded down to the nearest share.

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Figure 44. 2023/2025 Market-based PRSU Performance Parameters

Parameter	Terms
Performance Period	Three years from the first business day in February (February 1, 2023 through January 31, 2026).
Performance Index	PHLX Semiconductor Sector Total Return Index, or “XSOX index”
Number of Shares	•

Based on our “total return” stock price performance compared to the market price performance of the Performance Index, subject to a ceiling as described below. The stock price performance or market price performance is measured using the average closing price for the 50 trading days prior to the dates the performance period begins and ends, assuming that any dividends paid on our common stock are reinvested on the ex-dividend date (consistent with the treatment of dividends in the Performance Index).

• The target number of shares represented by the Market-based PRSUs is increased by 2% of target for each 1% that our stock price performance exceeds the market price performance of the Performance Index; similarly, the target number of shares represented by the Market-based PRSUs is decreased by 2% of target for each 1% that our stock price performance trails the market price performance of the Performance Index. The result of the vesting formula is rounded down to the nearest whole number.
• A table reflecting the potential payouts depending on various comparative results is shown below in Figure 45.
Award Ceiling/Minimum	The final shares awarded cannot exceed 150% of target (requiring a positive percentage change in our stock price performance compared to that of the market price performance of the Performance Index equal to or greater than 25 percentage points) and can be as little as 0% of target (requiring a percentage change in our stock price performance compared to that of the market price performance of the Performance Index equal to or lesser than negative 50 percentage points).

Figure 45. Market-based PRSU Potential Payouts

Lam’s Total Return % Change Performance Compared to XSOX Index % Change Performance	Market-based PRSUs That Can Be Earned (% of Target)(1)
+ 25% or more	150
10%	120
0% (equal to index)	100
-10%	80
-25%	50
-50% or less	0

(1)	The results of the vesting formula (reflecting the number of Market-Based PRSUs that can be earned) are linearly interpolated between the stated percentages using the formula described in the third row of Figure 44.

Target Award Opportunity

Under the long-term incentive program, the committee sets a target award opportunity for each participant based on the NEO’s position and responsibilities and an assessment of competitive compensation data. The target award opportunities for each participant are expressed in a U.S. dollar value. The target amounts for each NEO under the program cycles affecting fiscal year 2023 are shown below. The year-over-year increases in the target award opportunities as shown below for the NEOs, other than the CEO, were made to remain competitive relative to our peer group.

Figure 46. LTIP Target Award Opportunities

	Target Award Opportunity ($) by Long-Term Incentive Program
Named Executive Officer	2020/2022(1)	2021/2023(2)	2022/2024(3)	2023/2025(4)
Timothy M. Archer	9,500,000	11,000,000	15,000,000	15,000,000
Douglas R. Bettinger	2,750,000	3,050,000	3,750,000	4,250,000
Patrick J. Lord	2,500,000	2,500,000	3,000,000	3,500,000
Vahid Vahedi	2,150,000	2,250,000	2,750,000	3,000,000
Seshasayee (Sesha) Varadarajan	2,150,000	2,250,000	2,750,000	3,250,000

(1)	The three-year performance period for the 2020/2022 LTIP began on February 3, 2020 and ended on February 2, 2023.

(2)	The three-year performance period for the 2021/2023 LTIP began on February 1, 2021 and ends on January 31, 2024.

(3)	The three-year performance period for the 2022/2024 LTIP began on February 1, 2022 and ends on January 31, 2025.

(4)	The three-year performance period for the 2023/2025 LTIP began on February 1, 2023 and ends on January 31, 2026.

Calendar Year 2020/2022 LTIP Award Parameters and Payouts

On March 2, 2020, the committee granted to each NEO, as part of the calendar year 2020/2022 CEO staff long-term incentive program (the “2020/2022 LTIP Awards”), Market-based PRSUs, and service-based RSUs and stock options, with a total target award opportunity shown below. The service-based RSUs and stock options vested over three years, one-third on each anniversary of the grant date. The Market-based PRSUs cliff vested three years from the grant date. The terms of the Market-based PRSUs and service-based RSUs granted to all the NEOs as part of the 2020/2022 LTIP Awards were the same.

Figure 47. 2020/2022 LTIP Award Grants

Named Executive Officer	Target Award Opportunity ($)	Market-based PRSUs Award (#)(1)	Stock Options Award (#)	Service-based RSUs Award (#)
Timothy M. Archer	9,500,000	15,178	12,140	12,142
Douglas R. Bettinger	2,750,000	4,393	3,512	3,515
Patrick J. Lord	2,500,000	3,994	3,192	3,195
Vahid Vahedi	2,150,000	3,435	2,748	2,748
Seshasayee (Sesha) Varadarajan	2,150,000	3,435	2,748	2,748

(1)	The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may be earned is 0% to 150% of target.

In February 2023, the committee determined the payouts for the calendar year 2020/2022 LTIP Awards of Market-based PRSUs. The number of shares represented by the Market-based PRSUs earned over the performance period was based on our stock price performance compared to the market price performance of the XSOX index.

Based on the above formula and Market-based PRSU Vesting Summary set forth in Figures 44 and 45, the Company’s stock price performance over the three-year performance period was equal to 64.76% and the performance of the XSOX index (based on market price) over the same three-year performance period was equal to 57.18%. Lam’s stock price outperformed the XSOX index by 7.58%, which resulted in a performance payout of 115.17% of the target number of Market-based PRSUs granted to each NEO. Based on such results, the committee made the following payouts to each NEO for the 2020/2022 LTIP Award of Market-based PRSUs.

Figure 48. 2020/2022 LTIP Market-based PRSU Award Payouts

Named Executive Officer	Target Market-based PRSUs (#)	Actual Payout of Market-based PRSUs (115.17% of Target Award Opportunity) (#)
Timothy M. Archer	15,178	17,480
Douglas R. Bettinger	4,393	5,059
Patrick J. Lord	3,994	4,599
Vahid Vahedi	3,435	3,956
Seshasayee (Sesha) Varadarajan	3,435	3,956

Calendar Year 2023 LTIP Awards

Calendar Year 2023 decisions for the 2023/2025 long-term incentive program. On March 1, 2023, the committee made a grant under the 2023/2025 long-term incentive program, of Market-based PRSUs, stock options, and service-based RSUs on the terms set forth in Figures 43 and 44 with a combined value equal to the NEO’s total target award opportunity, as shown below.

Figure 49. 2023/2025 LTIP Award Grants

Named Executive Officer	Target Award Opportunity ($)	Market-based PRSUs Award (#)(1)	Stock Options Award (#)	Service-based RSUs Award (#)
Timothy M. Archer	15,000,000	18,102	18,102	6,034
Douglas R. Bettinger	4,250,000	5,128	5,127	1,709
Patrick J. Lord	3,500,000	4,223	4,221	1,407
Vahid Vahedi	3,000,000	3,318	2,715	1,810
Seshasayee (Sesha) Varadarajan	3,250,000	3,595	2,940	1,961

(1)	The number of Market-based PRSUs awarded is reflected at target. The final number of shares that may be earned will be 0% to 150% of target.

Lam Research Corporation 2023 Proxy Statement  45

Compensation Recovery, or “Clawback” Policy

Our executive officers covered by section 16 of the Exchange Act are subject to the Company’s compensation recovery, or “clawback,” policy. The clawback policy was adopted in August 2014 and took effect starting in calendar year 2015. It enables us, in the event that a material restatement of financial results is required, to recover, within 36 months of the issuance of the original financial statements, the excess amount of cash incentive-based compensation issued to covered individuals. A covered individual’s fraud must have materially contributed to the need to issue restated financial statements in order for the clawback policy to apply to that individual. The recovery of compensation is not the exclusive remedy available in the event that the clawback policy is triggered. Our Board intends to adopt a new or revised clawback policy that complies with the new SEC and Nasdaq requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act prior to the December 1, 2023 compliance deadline under Nasdaq’s final listing standards.

Stock Ownership Guidelines

For senior vice presidents and above, we also have stock ownership guidelines that foster a long-term orientation. Our stock ownership guidelines for our NEOs and certain other senior executives are shown below. The requirements are specified in the alternative of shares or dollars to allow for stock price volatility. The dollar alternative is translated into a number of shares by dividing the applicable multiple of base salary by the average closing price of our common stock for the 30 trading days through June 30 of the most recently-completed fiscal year as of the measurement date. Under our guidelines, unearned performance awards and unexercised options (or portions thereof) are not included towards meeting the requirements. Ownership levels as shown below must be achieved within five years of appointment to one of the below positions. Increased requirements due to promotions or an increase in the ownership guideline must be achieved within five years of promotion or a change in the guidelines. Our ownership guidelines are reviewed by the committee on an annual basis. At the end of fiscal year 2023, all NEOs were in compliance with our stock ownership guidelines or have a period of time remaining under the guidelines to meet the required ownership level.

Figure 50. Executive Stock Ownership Guidelines

Position	Guidelines (lesser of)
President and Chief Executive Officer	6x base salary or 50,000 shares
Executive Vice Presidents	2x base salary or 10,000 shares
Senior Vice Presidents	1x base salary or 5,000 shares

Severance/Change in Control Arrangements

The Company has adopted an executive severance policy and executive change in control policy, which are intended to help attract and retain our NEOs, and to facilitate a smooth transaction and transition planning in connection with change in control events. The severance policy provides for designated payments in the event of an involuntary termination of employment, death or disability, as such terms are defined in the policy. The change in control policy provides for designated payments in the case of a change in control or an acquisition by the Company, in each case when coupled with an involuntary termination (i.e., a double trigger is required before payment is made due to a change in control or acquisition by the Company), as such terms are defined in the policy.

For additional information about these arrangements and detail about post-termination payments under these arrangements, see the “Executive Compensation Tables – Potential Payments upon Termination or Change in Control” section below.

Other Benefits Not Available to All Employees

Senior Executive Transition Policy

The Company has adopted a senior executive transition policy (the “transition policy”), which is intended to promote an orderly transition of senior executives and provide eligible executives with an opportunity to work a mutually-agreed reduced schedule in anticipation of subsequent retirement. Executives eligible to participate in the transition policy include those serving as our CEO, president, executive vice president or senior vice president, and who have attained a minimum age of 55, completed at least 5 years of service, and the sum of whose age and years of service is equal to or greater than 70.

Eligible executives who wish to commence a transition under the terms of the transition policy must provide at least 12 months’ prior non-binding notice of their intent to consider a transition and, prior to the start of their transition, must have entered into a transition agreement with the Company setting forth the material terms of the transition. The executive will continue employment during the transition period on either a full or part time schedule (which is not to be less than 10 hours per week). During the transition period, the executive will receive a base salary commensurate with the transition role and will continue to be eligible to participate in the annual incentive program and benefit programs (if permitted under their terms), and any equity awards the executive holds will continue to vest in accordance with their terms. During the transition, the executive must not compete with the Company or solicit any Company employees.

The transition policy is administered by the Committee (or, as it pertains to the CEO, by the independent members of the Board) and may be modified or ended by the Company in its complete and absolute discretion prior to an executive’s execution of a transition agreement.

Elective Deferred Compensation Plan

The Company maintains an Elective Deferred Compensation Plan that allows eligible employees (including all the NEOs) to voluntarily defer receipt of all or a portion of base salary and certain incentive compensation payments until a date or dates elected by the participating employee. This allows the employee to defer taxes on designated compensation amounts. In addition, the Company is obligated to pay a limited Company contribution to the plan for all eligible employees.

Supplemental Health and Welfare

We provide certain health and welfare benefits not generally available to other employees, including the payment of premiums for supplemental long-term disability insurance and Company-provided coverage in the amount of $1 million for both life and accidental death and dismemberment insurance for all NEOs.

We also provide post-retirement medical and dental insurance coverage for eligible former executive officers under our Retiree Health Plans, subject to certain eligibility requirements. The program was closed to executive officers who joined the Company or became executive officers through promotion effective on or after January 1, 2013. We have an independent actuarial valuation of post-retirement benefits for eligible NEOs conducted annually in accordance with GAAP. The most recent valuation was conducted in June 2023 and reflected the retirement benefit obligation for the NEOs as shown below.

Figure 51. NEO Post-Retirement Benefit Obligations

Named Executive Officer	As of June 25, 2023 ($)
Timothy M. Archer	825,000
Douglas R. Bettinger(1)	—
Patrick J. Lord(1)	—
Vahid Vahedi	811,000
Seshasayee (Sesha) Varadarajan(1)	—

(1)	Mr. Bettinger, Dr. Lord and Mr. Varadarajan are not eligible to participate under the terms of the program.

Compensation Committee Report

The compensation and human resources committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based on this review and discussion, the compensation and human resources committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.

This Compensation Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

Eric K. Brandt (Chair)

Jyoti K. Mehra

Abhijit Y. Talwalkar

Lih Shyng (Rick L.) Tsai

Compensation Committee Interlocks and Insider Participation

None of the compensation and human resources committee members has ever been an officer or employee of Lam Research. No interlocking relationship exists as of the date of this proxy statement or existed during fiscal year 2023 between any member of our compensation and human resources committee and any member of any other company’s board of directors or compensation committee.

Lam Research Corporation 2023 Proxy Statement  47

Executive Compensation Tables

The following tables (Figures 52-57) show compensation information for our named executive officers:

Figure 52. Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total ($)
Timothy M. Archer President and Chief Executive Officer	2023	1,150,000	—		11,291,907	3,643,192	2,212,600	(4)	12,400	18,310,099
	2022	1,084,615	—		10,079,176	2,669,527	3,096,188	(5)	11,650	16,941,156
	2021	1,050,000	—		11,071,172	1,195,482	2,170,382	(6)	8,700	15,495,736
Douglas R. Bettinger Executive Vice President and Chief Financial Officer	2023	705,000	—		3,198,654	1,031,855	778,320	(4)	12,183	5,726,012
	2022	687,984	—		2,519,532	667,118	1,304,012	(5)	11,564	5,190,210
	2021	666,046	—		3,069,258	331,314	898,530	(6)	11,288	4,976,436
Patrick J. Lord Executive Vice President and Chief Operating Officer	2023	577,661	—		2,633,964	849,515	610,010	(4)	11,392	4,682,542
	2022	543,324	—		2,015,730	596,912	995,107	(5)	11,255	4,162,328
	2021	515,145	—		2,515,577	292,852	639,360	(6)	10,370	3,973,304
Vahid Vahedi Senior Vice President and Chief Technology Officer	2023	537,151	—		2,402,604	546,418	516,739	(4)	11,312	4,014,224
	2022	514,174	—		1,977,102	410,119	792,700	(5)	9,124	3,703,219
	2021	487,875	—		2,264,555	263,825	556,021	(6)	13,835	3,586,111
Seshasayee (Sesha) Varadarajan Senior Vice President, Global Products Group	2023	537,151	6,400	(7)	2,603,133	520,842	516,739	(4)	9,312	4,193,577
	2022	514,174	1,600	(7)	1,977,102	366,757	792,700	(5)	11,124	3,663,457
	2021	487,875	1,600	(7)	2,264,555	244,598	556,021	(6)	8,387	3,563,036

(1)	The amounts shown in this column represent the value of service-based RSU and Market-based PRSU awards granted, under the LTIP, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. For fiscal year 2023, the aggregate grant date fair value of the RSU and Market-based PRSU awards that may be earned by each NEO assuming the highest level of performance conditions for the Market-based PRSU awards will be achieved is as follows: Mr. Archer: $15,511,393; Mr. Bettinger: $4,393,965; Dr. Lord: $3,618,324; Dr. Vahedi: $3,176,013; and Mr. Varadarajan $3,441,110. The fair value of service-based RSUs was calculated based on the fair market value of the Company’s common stock at the date of grant, discounted for dividends. The fair value of Market-based PRSUs was calculated using a Monte Carlo simulation model using, for awards granted in fiscal year 2023, the assumptions shown below. For additional details regarding the grants see “Grants of Plan-Based Awards for Fiscal Year 2023” below.

Market-based PRSU Award Valuation Assumptions
Expected Volatility	Risk-free Interest Rate	Expected Term (Years)	Dividend Yield
44.8%	4.58%	2.92	1.41%
(2)	The amounts shown in this column represent the value of the stock option awards granted, under the LTIP, in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. The fair value of stock options granted in fiscal year 2023 was calculated using a Black-Scholes option valuation model using the assumptions shown below. For additional details regarding the grants see “Grants of Plan-Based Awards for Fiscal Year 2023” below.

Stock Option Award Valuation Assumptions
Expected Volatility	Risk-free Interest Rate	Expected Term (Years)	Dividend Yield
42.4%	4.21%	5.62	1.41%
(3)	Please refer to “All Other Compensation Table for Fiscal Year 2023,” which immediately follows this table, for additional information.
(4)	Represents the amount earned and subsequently paid under the calendar year 2022 AIP.
(5)	Represents the amount earned and subsequently paid under the calendar year 2021 AIP.
(6)	Represents the amount earned and subsequently paid under the calendar year 2020 AIP.
(7)	Represents patent awards.

Figure 53. All Other Compensation Table for Fiscal Year 2023

	Company Matching Contribution to the Company’s Section 401(k) Plan ($)	Company Contribution to the Elective Deferred Compensation Plan ($)	Other ($)		Total ($)
Timothy M. Archer	9,900	2,500	—		12,400
Douglas R. Bettinger	9,683	2,500	—		12,183
Patrick J. Lord	9,392	—	2,000	(1)	11,392
Vahid Vahedi	9,312	—	2,000	(1)	11,312
Seshasayee (Sesha) Varadarajan	9,312	—	—		9,312
(1)	Represents a matching charitable contribution made by the Company pursuant to its employee gift match and volunteerism program, which is available to all Company employees.

Figure 54. Grants of Plan-Based Awards for Fiscal Year 2023

										All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Award Type	Grant Date	Approved Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards
				Target ($)(1)	Maximum ($)(1)	Target (#)(2)		Maximum (#)(2)
Timothy M. Archer	Annual Incentive Program	N/A	2/8/23	2,300,000	5,750,000
	LTIP-Equity
	Market-based PRSUs	3/1/23	2/8/23			18,102	(4)	27,153	(4)						8,438,971
	Service-based RSUs	3/1/23	2/8/23							6,034	(5)				2,852,936
	Stock Options	3/1/23	2/8/23									18,102	(6)	490.92	3,643,192
Douglas R. Bettinger	Annual Incentive Program	N/A	2/7/23	810,750	2,026,875
	LTIP-Equity
	Market-based PRSUs	3/1/23	2/7/23			5,128	(4)	7,692	(4)						2,390,622
	Service-based RSUs	3/1/23	2/7/23							1,709	(5)				808,032
	Stock Options	3/1/23	2/7/23									5,127	(6)	490.92	1,031,855
Patrick J. Lord	Annual Incentive Program	N/A	2/7/23	635,427	1,588,568
	LTIP-Equity
	Market-based PRSUs	3/1/23	2/7/23			4,223	(4)	6,334	(4)						1,968,720
	Service-based RSUs	3/1/23	2/7/23							1,407	(5)				665,244
	Stock Options	3/1/23	2/7/23									4,221	(6)	490.92	849,515
Vahid Vahedi	Annual Incentive Program	N/A	2/7/23	537,151	1,342,878
	LTIP-Equity
	Market-based PRSUs	3/1/23	2/7/23			3,318	(4)	4,977	(4)						1,546,818
	Service-based RSUs	3/1/23	2/7/23							1,810	(5)				855,786
	Stock Options	3/1/23	2/7/23									2,715	(6)	490.92	546,418
Seshasayee (Sesha) Varadarajan	Annual Incentive Program	N/A	2/7/23	537,151	1,342,878
	LTIP-Equity
	Market-based PRSUs	3/1/23	2/7/23			3,595	(4)	5,392	(4)						1,675,953
	Service-based RSUs	3/1/23	2/7/23							1,961	(5)				927,180
	Stock Options	3/1/23	2/7/23									2,940	(6)	490.92	520,842
(1)	The calendar year 2023 AIP target and maximum estimated future payouts reflected in this table were calculated using the base salary for calendar year 2023. Awards payouts range from 0% to 250% of target.
(2)	The amounts reported represent the target and maximum number of Market-based PRSUs that may vest on the terms described in “Executive Compensation and Other Information – Compensation Discussion and Analysis” above. The number of shares that may be earned is equal to from 0% to 150% of target.
(3)	The amounts reported represent the fair value of Market-based PRSU, service-based RSU, and stock option awards granted during fiscal year 2023 in accordance with ASC 718. However, pursuant to SEC rules, these values are not reduced by an estimate for the probability of forfeiture. For details regarding the assumptions used to calculate the fair value of awards granted during fiscal year 2023, see notes 1 and 2 to the “Summary Compensation Table” above.

Lam Research Corporation 2023 Proxy Statement  49

(4)	The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The actual conversion of Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of the target amount, depending upon Lam’s “total return” stock price performance (assuming any dividends paid are reinvested on the ex-dividend date) compared to the market price performance of the XSOX index over the applicable three-year performance period.
(5)	The RSUs will vest in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.
(6)	The stock options will become exercisable in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.

Figure 55. Outstanding Equity Awards at Fiscal Year 2023 Year-End

Name	Option Awards						Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Timothy M. Archer	3/1/2023	(2)		18,102	490.92	3/1/30
	3/1/2023	(3)					6,034	3,673,258
	3/1/2023	(4)							18,102	11,019,774
	3/1/2022	(2)	5,066	10,132	540.57	3/1/29
	3/1/2022	(3)					3,378	2,056,391
	3/1/2022	(4)							15,200	9,253,152
	3/1/2021	(2)	3,998	1,999	598.81	3/1/28
	3/1/2021	(3)					2,666	1,622,954
	3/1/2021	(4)							9,998	6,086,382
	3/2/2020	(2)	12,140		300.33	3/2/27
	3/1/2019	(2)	11,330		176.75	3/1/26
	12/6/2018	(5)	19,347		145.73	12/6/25
	3/1/2018	(2)	10,524		190.07	3/1/25
Douglas R. Bettinger	3/1/2023	(2)		5,127	490.92	3/1/30
	3/1/2023	(3)					1,709	1,040,371
	3/1/2023	(4)							5,128	3,121,721
	3/1/2022	(2)	1,266	2,532	540.57	3/1/29
	3/1/2022	(3)					844	513,793
	3/1/2022	(4)							3,800	2,313,288
	3/1/2021	(2)	1,108	554	598.81	3/1/28
	3/1/2021	(3)					739	449,874
	3/1/2021	(4)							2,772	1,687,483
	3/2/2020	(2)	1,171		300.33	3/2/27
Patrick J. Lord	3/1/2023	(2)		4,221	490.92	3/1/30
	3/1/2023	(3)					1,407	856,525
	3/1/2023	(4)							4,223	2,570,793
	3/1/2022	(2)	1,013	2,026	540.57	3/1/29
	3/1/2022	(3)					676	411,522
	3/1/2022	(4)							3,040	1,850,630
	3/1/2021	(2)	908	454	598.81	3/1/28
	3/1/2021	(3)					606	368,909
	3/1/2021	(4)							2,272	1,383,103
	3/2/2020	(2)	2,128		300.33	3/2/27
	3/1/2019	(2)	2,832		176.75	3/1/26

Name	Option Awards						Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Vahid Vahedi	3/1/2023	(2)		2,715	490.92	3/1/30
	3/1/2023	(3)					1,810	1,101,856
	3/1/2023	(4)							3,318	2,019,866
	3/1/2022	(2)	696	1,392	540.57	3/1/29
	3/1/2022	(3)					929	565,538
	3/1/2022	(4)							2,554	1,554,773
	3/1/2021	(2)	818	409	598.81	3/1/28
	3/1/2021	(3)					546	332,383
	3/1/2021	(4)							2,045	1,244,914
	3/2/2020	(2)	2,748		300.33	3/2/27
	3/1/2019	(2)	7,432		176.75	3/1/26
	3/1/2018	(2)	3,576		190.07	3/1/25
Seshasayee (Sesha) Varadarajan	3/1/2023	(2)		2,940	490.92	3/1/30
	3/1/2023	(3)					1,961	1,193,778
	3/1/2023	(4)							3,595	2,188,492
	3/1/2022	(2)	696	1,392	540.57	3/1/29
	3/1/2022	(3)					929	565,538
	3/1/2022	(4)							2,554	1,554,773
	3/1/2021	(2)	818	409	598.81	3/1/28
	3/1/2021	(3)					546	332,383
	3/1/2021	(4)							2,045	1,244,914
	3/2/2020	(2)	2,748		300.33	3/2/27
	3/1/2019	(2)	7,432		176.75	3/1/26
	3/1/2018	(2)	3,576		190.07	3/1/25
(1)	Calculated by multiplying the number of not vested units by $608.76, the closing price of our common stock on June 23, 2023.
(2)	The stock options will become exercisable in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.
(3)	The RSUs will vest in three equal installments on the first, second, and third anniversaries of the grant date, subject to continued employment.
(4)	The Market-based PRSUs will vest on the third anniversary of the grant date, subject to continued employment. The Market-based PRSUs are shown at their target amount. The actual conversion of the Market-based PRSUs into shares of Lam common stock following the conclusion of the three-year performance period will range from 0% to 150% of that target amount, depending upon Lam’s “total return” stock price performance (assuming any dividends paid are reinvested on the ex-dividend date) compared to the market price performance of the XSOX index over the applicable three-year performance period.
(5)	The stock options will become exercisable over four years (one quarter on the one-year anniversary of the grant date and the remainder on a pro-rated basis on the sixth day of every month thereafter for the next 36 months), subject to continued employment.

Lam Research Corporation 2023 Proxy Statement  51

Figure 56. Option Exercises and Stock Vested During Fiscal Year 2023(1)

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy M. Archer	—	—	28,010	13,607,457
Douglas R. Bettinger	53,188	16,536,875	14,265	6,610,745
Patrick J. Lord	—	—	6,607	3,238,184
Vahid Vahedi	—	—	5,881	2,882,521
Seshasayee (Sesha) Varadarajan	—	—	5,881	2,882,521
(1)	The table shows all stock options exercised and the value realized upon exercise, and all RSUs and Market-based PRSUs vested and the value realized upon vesting.

Figure 57. Nonqualified Deferred Compensation

Name	Executive Contributions in FY 2023 ($)(1)	Registrant Contributions in FY 2023 ($)(2)	Aggregate Earnings in FY 2023 ($)(3)	Aggregate Balance at 2023 Fiscal Year-End ($)(4)
Timothy M. Archer	615,020	2,500	630,214	10,460,027
Douglas R. Bettinger	176,250	2,500	398,490	5,841,938
Patrick J. Lord	—	—	—	—
Vahid Vahedi	—	—	—	—
Seshasayee (Sesha) Varadarajan	—	—	—	—
(1)	The entire amount of each executive’s contributions in fiscal year 2023 is reported in each respective NEO’s compensation in our fiscal year 2023 “Summary Compensation Table” above.
(2)	Represents the amount that Lam credited to the Elective Deferred Compensation Plan (the “EDCP”), which is 3% of the executive’s salary contribution during calendar years 2022 and 2023, to a maximum annual benefit of $2,500. These amounts are included in the “Summary Compensation Table” and “All Other Compensation Table for Fiscal Year 2023” above.
(3)	The NEOs did not receive above-market or preferential earnings in fiscal year 2023.
(4)	The fiscal year-end balance includes $7,249,577 for Mr. Archer and $3,879,590 for Mr. Bettinger that were previously reported in our Summary Compensation Tables in previous years. The fiscal year-end balance includes $9,570,784 for Mr. Archer and $5,841,938 for Mr. Bettinger that was contributed after December 31, 2004, or constitutes earnings on such contributions, and which is subject to distribution in the event of a Change in Control (as defined in the EDCP) as described in “Potential Payments upon Termination or Change in Control - Elective Deferred Compensation Plan” below.

Potential Payments upon Termination or Change in Control

On December 22, 2020, the independent members of our Board adopted an executive severance policy (the “severance policy”) and an executive change in control policy (the “change in control policy”), effective as of January 1, 2021. The policies are applicable to our NEOs. The following is a summary of the policies.

Executive Severance Policy

The severance policy applies to individuals serving as our CEO, president, executive vice president, and senior vice president (each, a “covered executive”), including each of our NEOs. However, certain provisions of the severance policy apply only to individuals serving as CEO, president or executive vice president (each, a “Tier 1 executive”), currently including Mr. Archer, Mr. Bettinger and Dr. Lord.

The severance policy provides that if an Involuntary Termination (as defined in the severance policy) of a Tier 1 executive’s employment occurs, other than in connection with a Change in Control or an Acquisition (each as defined in the severance policy), the Tier 1 executive will be entitled to: (1) a lump-sum cash payment equal to 100% (150% for our CEO) of the Tier 1 executive’s then-current annual base salary, plus an amount equal to 50% (100% for our CEO) of the average of the last five annual payments made to the Tier 1 executive under the short-term variable compensation or any predecessor or successor programs (the “Short-Term Program,” and such average, the “Five-Year Average Amount”), plus an amount equal to the pro-rata amount the Tier 1 executive would have earned under the Short-Term Program for the calendar year in which the Tier 1 executive’s employment is terminated had the Tier 1 executive’s employment continued until the end of such calendar year, such pro-rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) certain medical benefits; (3) vesting, as of the date of termination, of a pro rata portion of the unvested stock option or RSU awards that are solely service-based granted to the Tier 1 executive at least 12 months prior to the termination date; and (4) a cash payment equal to the product of (x) a pro rata portion (based on the time from the first day of the Performance Period (as defined in the award agreements) until the earlier of the termination date or the last day of the Performance Period) of the unvested Market-based PRSU and/or other performance-based RSU awards granted to the Tier 1 executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period and (y) the closing stock price on the date of termination.

If the Company carries out an Acquisition (as defined in the severance policy) during the period of a covered executive’s employment, and if there is an Involuntary Termination of the covered executive’s employment on or after the date of the initial public announcement of, or within the 24 months following the consummation of, the Acquisition, the covered executive will be entitled to: (1) a lump-sum cash payment equal to 150% (200% for our CEO) of the covered executive’s then current annual base salary, plus an amount equal to 150% (200% for our CEO) of the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked in the calendar year during which the termination occurs) of the Five-Year Average Amount; (2) certain medical benefits; (3) vesting, as of the date of termination, of the unvested stock option or RSU awards that are solely service-based granted to the covered executive prior to the Acquisition; and (4) a cash payment equal to the product of (x) the sum of (i) a pro rata portion (based on time from the first day of the Performance Period until the earlier of the closing of the Acquisition or the last day of the Performance Period) of the unvested Market-based PRSUs/performance-based RSUs as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the closing of the acquisition and (ii) a pro rata portion (based on time from the day following the closing of the Acquisition until the last day of the Performance Period) of the target number of unvested Market-based PRSUs/performance-based RSUs (i.e. unadjusted for performance) and (y) the closing stock price on the closing date of the Acquisition.

If a Tier 1 executive’s employment is terminated due to disability or in the event of the Tier 1 executive’s death, the Tier 1 executive (or the Tier 1 executive’s estate) will be entitled to: (1) the pro rata amount the Tier 1 executive would have earned under the Short-Term Program for the calendar year in which the Tier 1 executive’s employment is terminated had the Tier 1 executive’s employment continued until the end of such calendar year, such pro rata portion to be calculated based on the performance results achieved under the Short-Term Program and the number of full months elapsed prior to the termination date; (2) certain medical benefits; (3) vesting, as of the date of termination, of any unvested stock option and RSU awards, that are solely service-based, granted to the Tier 1 executive prior to the date of termination; and (4) vesting, as of the date of termination, of a portion of the unvested Market-based PRSU/performance-based RSU awards granted to the Tier 1 executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period.

If the employment of a covered executive who is not a Tier 1 executive is terminated due to disability or in the event of the covered executive’s death, the covered executive (or the covered executive’s estate) will be entitled to: (1) vesting, as of the date of termination, of any unvested stock option and RSU awards, that are solely service-based, granted to the covered executive prior to the date of termination; and (2) vesting, as of the date of termination, of a portion of the unvested Market-based PRSU/performance-based RSU awards granted to the covered executive, as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the earlier of the termination date or the last day of the Performance Period.

If a covered executive voluntarily resigns, the covered executive will be entitled to no additional benefits (except as the covered executive may be eligible for under the Company’s Retiree Health Plans), outstanding stock options, RSUs and Market-based PRSUs/performance-based RSUs will cease to vest on the termination date, and stock options will be canceled unless they are exercised within ninety days after the termination date. All RSUs and Market-based PRSUs/performance-based RSUs will be canceled on the termination date.

The severance policy conditions all payments and benefits upon a covered executive’s performance in all material respects of their confidentiality and non-compete obligations to the Company. The severance policy also requires a covered executive to execute a release in favor of the Company, which includes a non-solicitation obligation for a period of six months following the termination of the covered executive’s employment, to receive the payments described above. Any compensation that is paid to a covered executive by the Company is subject to any applicable compensation recovery policy.

The severance policy may be amended at any time; provided, however, that any amendment that would adversely affect a covered executive will not be applicable without such covered executive’s consent until the later of (i) 18 months following the date of such amendment, or (ii), if the amendment occurs during the Change In Control Protection Period (as defined in the change in control policy), the end of the Change In Control Protection Period.

Lam Research Corporation 2023 Proxy Statement  53

Executive Change in Control Policy

The change in control policy applies to individuals serving as covered executives, including each of our NEOs.

The change in control policy provides that if a Change in Control of the Company (as defined in the change in control policy) occurs during the period of a covered executive’s employment, and if there is an Involuntary Termination of the covered executive’s employment on or after the date of the initial public announcement of the transaction or within the 24 months following the Change in Control, the covered executive will be entitled to: (1) a lump-sum cash payment equal to 150% (200% for our CEO) of the covered executive’s then current annual base salary, plus an amount equal to 150% (200% for our CEO) of the Five-Year Average Amount, plus an additional amount equal to a pro rata amount (based on the number of full months worked in the calendar year during which the termination occurs) of the Five-Year Average Amount; (2) certain medical benefits; (3) vesting, as of the date of termination, of the unvested stock option or RSU awards that are solely service-based granted to the covered executive prior to the Change in Control; and (4) conversion of any Market-based PRSUs/performance-based RSUs outstanding as of the Change in Control into a cash award payable at time of termination calculated as set forth in the award agreements (pursuant to the Company’s current form of Market-based PRSU award agreement, the cash award would be equal to the product of (x) the sum of (i) a pro rata portion (based on time from the first day of the Performance Period until the earlier of the closing of the Change in Control or the last day of the Performance Period) of the unvested Market-based PRSUs/performance-based RSUs as adjusted for the Company’s performance (calculated as set forth in the award agreements) over the time from the first day of the Performance Period until the closing of the Change in Control and (ii) a pro rata portion (based on time from the day following the closing of the Change in Control until the last day of the Performance Period) of the target number of unvested Market-based PRSUs/performance-based RSUs (i.e. unadjusted for performance) and (y) the closing stock price on the closing date of the Change in Control).

If the Company is acquired by another entity in connection with a Change in Control of the Company (as defined in the severance policy) during the period of a covered executive’s employment, and there is or will be no market for the Company’s common stock, and if the acquiring company does not provide the covered executive with stock options and RSU awards comparable to the unvested stock option or RSU awards that are not performance-based that are granted to the covered executive prior to the Change in Control, then regardless of whether the covered executive’s employment is terminated, the covered executive will be entitled to the vesting, immediately prior to the Change in Control, of all such unvested stock option or RSU awards that are not performance-based that are granted to the covered executive prior to the Change in Control.

The change in control policy conditions all payments and benefits upon a covered executive’s performance in all material respects of their confidentiality and non-compete obligations to the Company. The change in control policy also requires a covered executive to execute a release in favor of the Company, which includes a non-solicitation obligation for a period of six months following the termination of the covered executive’s employment, to receive the payments described above. Any compensation that is paid to a covered executive by the Company is subject to any applicable compensation recovery policy.

The change in control policy may be amended at any time; provided, however, that any amendment that would adversely affect a covered executive will not be applicable without such covered executive’s consent until the later of (i) 18 months following the date of such amendment, or (ii) if the amendment occurs during the Change In Control Protection Period, the end of the Change In Control Protection Period.

Executive Transition Policy

As described above in “III. Primary Components of NEO Compensation; CY2022 Compensation Payouts; CY2023 Compensation Targets and Metrics - Other Benefits Not Available to All Employees - Senior Executive Transition Policy” the Company has a senior executive transition policy that provides eligible executives with an opportunity to work a mutually-agreed reduced schedule in anticipation of subsequent retirement. An eligible executive who wishes to commence a transition under the terms of the transition policy must, among other things, have entered into a transition agreement with the Company setting forth the material terms of the transition, including, among other things, the executive’s acknowledgement that (1) the executive’s provision of notice of their intent to consider a transition does not constitute notice of their voluntary resignation under the severance policy or change in control policy, and that (2) neither (i) the termination of the executive’s employment, voluntarily or involuntarily, for any or no cause, at the end of the mutually-agreed upon period of the transition, nor (ii) any reduction in the scope of the executive’s duties or responsibilities, change to the person or persons to whom the executive reports, and/or reduction in salary, benefits or compensation (target or actual) in the course of the transition that is consistent with the terms of the transition policy, does or will constitute an involuntary termination for any purpose, including, without limitation, under the severance policy, change in control policy, any stock incentive plan, or any equity award agreement.

Equity Plans

In addition to the above, certain of our stock plans provide for accelerated benefits after certain events. While the applicable triggers under each plan vary, these events generally include: (1) a merger or consolidation in which the Company is not the surviving entity, (2) a sale of substantially all of the Company’s assets, including a liquidation or dissolution of the Company, or (3) a change in the ownership of more than 50% of our outstanding securities by tender offer or similar transaction. After a designated event, the vesting of some or all of the awards granted under these plans may be immediately accelerated in full, or certain awards may be assumed, substituted, replaced, or settled in cash by a surviving corporation or its parent. The specific treatment of awards in a particular transaction will be determined by the Board and/or the terms of the applicable transaction documents.

Potential Payments to Named Executive Officers upon Termination or Change in Control

The tables below summarize the potential payments to our NEOs, assuming an employment termination or change in control of the Company as of the end of fiscal year 2023. These amounts are calculated assuming that the employment termination or change in control occurs on the last day of fiscal year 2023, June 25, 2023. The closing price per share of our common stock on June 23, 2023, which was the last trading day of fiscal year 2023, was $608.76. The short-term incentive program pro rata amounts are calculated by multiplying the applicable pro rata percentage by the target. Actual performance will not be known until after the end of calendar year 2023.

Figure 58. Potential Payments to NEOs upon Termination or Change in Control

Potential Payments to Mr. Archer upon Termination or Change in Control as of June 25, 2023
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	1,725,000	2,300,000
Short-term Incentive (5-year average)	—	—	—	2,022,302	4,044,605
Short-term Incentive (pro rata)	—	958,333	—	958,333	842,626
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	2,843,931	—	91,294	2,843,931
Service-based Restricted Stock Units (Unvested and Accelerated)	—	7,352,603	—	662,331	7,352,603
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	26,966,242	—	10,452,410	26,183,985
Benefits and Perquisites
Health Benefit Continuation/Retiree Health Plans	825,000	825,000	825,000	825,000	825,000
Total	825,000	38,946,109	825,000	16,736,670	44,392,750

Potential Payments to Mr. Bettinger upon Termination or Change in Control as of June 25, 2023
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	705,000	1,057,500
Short-term Incentive (5-year average)	—	—	—	433,724	1,301,173
Short-term Incentive (pro rata)	—	337,813	—	337,813	361,437
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	782,335	—	22,921	782,335
Service-based Restricted Stock Units (Unvested and Accelerated)	—	2,004,038	—	175,932	2,004,038
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	7,304,511	—	2,793,600	7,076,835
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	30,122	—	30,122	30,122
Total	—	10,458,819	—	4,499,112	12,613,440

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Potential Payments to Dr. Lord upon Termination or Change in Control as of June 25, 2023
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	577,661	866,492
Short-term Incentive (5-year average)	—	—	—	317,851	953,554
Short-term Incentive (pro rata)	—	264,761	—	264,761	264,876
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	640,073	—	18,376	640,073
Service-based Restricted Stock Units (Unvested and Accelerated)	—	1,636,956	—	143,059	1,636,956
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	5,955,499	—	2,270,065	5,767,392
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	45,182	—	45,182	45,182
Total	—	8,542,471	—	3,636,955	10,174,525

Potential Payments to Dr. Vahedi upon Termination or Change in Control as of June 25, 2023
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	—	805,727
Short-term Incentive (5-year average)	—	—	—	—	821,218
Short-term Incentive (pro rata)	—	—	—	—	228,116
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	418,926	—	—	418,926
Service-based Restricted Stock Units (Unvested and Accelerated)	—	1,999,777	—	—	1,999,777
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	4,928,522	—	—	4,783,027
Benefits and Perquisites
Health Benefit Continuation/Retiree Health Plans	811,000	811,000	811,000	811,000	811,000
Total	811,000	8,158,225	811,000	811,000	9,867,791

Potential Payments to Mr. Varadarajan upon Termination or Change in Control as of June 25, 2023
		Involuntary Termination
	Voluntary Termination ($)	Disability or Death ($)	For Cause ($)	Not for Cause ($)	Change in Control or Acquisition by Lam ($)
Compensation
Severance	—	—	—	—	805,727
Short-term Incentive (5-year average)	—	—	—	—	820,640
Short-term Incentive (pro rata)	—	—	—	—	227,955
Long-term Incentives:
Stock Options (Unvested and Accelerated)	—	445,440	—	—	445,440
Service-based Restricted Stock Units (Unvested and Accelerated)	—	2,091,699	—	—	2,091,699
Performance-based Restricted Stock Units (Unvested and Accelerated)	—	5,114,194	—	—	4,953,480
Benefits and Perquisites
Health Benefit Continuation/COBRA Benefit	—	43,588	—	43,588	43,588
Total	—	7,694,921	—	43,588	9,388,529

Elective Deferred Compensation Plan

As described above in “Compensation Discussion and Analysis - Primary Components of NEO Compensation; CY2022 Compensation Payouts; CY2023 Compensation Targets and Metrics - Other Benefits Not Available to All Employees - Elective Deferred Compensation Plan”, the Company maintains an Elective Deferred Compensation Plan in which all of the NEOs are eligible to participate. In addition to the potential payments shown in Figure 58, in the event of a Change in Control (as defined in the Elective Deferred Compensation Plan), all amounts credited to a participating NEO’s account (other than amounts contributed through December 31, 2004, and earnings thereon) will be distributed in a lump sum payment on the first business day of the 18th month following such Change in Control. The balance, and applicable amounts, of each NEO’s account as of the end of fiscal year 2023 are set forth in note 4 to “Figure 57. Nonqualified Deferred Compensation”. Under the Elective Deferred Compensation Plan, amounts may be withdrawn or distributed from the plan through pre-scheduled payments or upon death, retirement, disability or a separation from service, as elected in advance by the participant in accordance with the terms of the plan.

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of our employees (other than our CEO). The fiscal year 2023 annual total compensation of our CEO, Mr. Archer, was $18,310,099, the fiscal year 2023 annual total compensation of our median compensated employee (other than our CEO) was $81,126, and the ratio of these amounts was 226 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our human resources system of record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

For purposes of identifying our median compensated employee in fiscal year 2023, we used our global employee population as of June 25, 2023, identified based on our human resources systems of record. We used total direct compensation as our consistently applied compensation measure for such population. In this context, total direct compensation means the sum of the applicable annual base salaries determined as of June 25, 2023, the incentive cash target amount payable for service in calendar year 2023, and the approved value of the annual equity awards granted during fiscal year 2023 for our global employee population. We annualized the annual base salary and incentive cash target amounts for all employees who did not work for the entire year. Given its global population, the Company used the foreign currency exchange rates in effect at the end of fiscal year 2023 to determine the annual total direct compensation and therefore the median compensated employee. After identifying our median compensated employee, we then calculated the annual total direct compensation for our median compensated employee for fiscal year 2023 using the same methodology used for our CEO as set forth in the “Summary Compensation Table” of this proxy statement.

Lam Research Corporation 2023 Proxy Statement  57

Pay Versus Performance

The following disclosure has been prepared in accordance with the pay versus performance disclosure requirements set forth in Item 402(v) of Regulation S-K under the Exchange Act, which requires the presentation of certain information about the relationship between the compensation of our NEOs and our performance. Amounts reported as “Compensation Actually Paid” differ from the compensation amounts disclosed elsewhere in this proxy statement and do not reflect the value of the compensation actually received by the NEOs, including our CEO, who serves as our principal executive officer (“PEO”). For information about how our executive compensation program seeks to align pay with performance, please refer to “Executive Compensation and Other Information – Compensation Discussion and Analysis” beginning on page 28.

Figure 59. Pay Versus Performance
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(1)(2)	Value of Initial Fixed $100 Investment Based On: (3)		Net Income ($ in thousands)	Non-GAAP Operating Income as a Percentage of Revenue (%)(5)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(4)
2023	18,310,099	35,457,770	4,654,089	8,924,931	209	190	4,510,931	30.7
2022	16,941,156	10,266,747	4,179,804	3,029,959	152	145	4,605,286	31.3
2021	15,495,736	56,855,461	4,171,767	17,871,377	211	171	3,908,458	31.5
(1)	Timothy M. Archer was our CEO for each of the years presented. Our other NEOs, other than the CEO, during the years presented were as follows:
•	FY 2023: Douglas R. Bettinger, Patrick J. Lord, Vahid Vahedi and Seshasayee (Sesha) Varadarajan
•	FY 2022: Douglas R. Bettinger, Patrick J. Lord, Vahid Vahedi and Seshasayee (Sesha) Varadarajan
•	FY 2021: Douglas R. Bettinger, Richard A. Gottscho, Patrick J. Lord and Vahid Vahedi
(2)	The following table presents the amounts deducted from and added to our CEO’s total compensation for each year, as well as the average amounts deducted from and added to the average of the total compensation for the other NEOs, other than the CEO, for each year, as reported in the Summary Compensation Table, in order to determine the “compensation actually paid” to our CEO and the average “compensation actually paid” to the other NEOs, in accordance with SEC rules. Neither our CEO nor the other NEOs participated in any defined benefit or actuarial pension plans (including supplemental plans) during the years presented, and no such plans are reported in the Summary Compensation Table. As a result, no information regarding deductions or additions related to pension plans is presented.

For purposes of these adjustments, the fair value of equity awards was determined as follows: (i) for service-based RSUs at fiscal year-end, using the closing price of the Company’s common stock on the last trading day preceding the fiscal year-end; (ii) for Market-based PRSUs at fiscal year-end, using a Monte Carlo simulation model with assumptions for expected volatility, risk-free interest rate, expected term and dividend yield determined as of the fiscal year-end; (iii) for service-based RSUs and Market-based PRSUs upon vesting, using the closing price of the Company’s common stock on the vesting date; (iv) for stock option awards at fiscal year-end, using a Black-Scholes option valuation model with assumptions for expected volatility, risk-free interest rate, expected term and dividend yield determined as of the fiscal year-end; and (v) for stock option awards upon vesting, using a Black-Scholes option valuation model with assumptions for expected volatility, risk-free interest rate, expected term and dividend yield determined as of the vesting date.

	CEO			Other NEOs (Average)
Adjustments	FY 2023	FY 2022	FY 2021	FY 2023	FY 2022	FY 2021
Summary Compensation Table (SCT) Total	18,310,099	16,941,156	15,495,736	4,654,089	4,179,804	4,171,767
(Deduct): SCT "Stock Awards" column value	(11,291,907)	(10,079,176)	(11,071,172)	(2,709,589)	(2,122,367)	(2,591,242)
(Deduct): SCT "Option Awards" column value	(3,643,192)	(2,669,527)	(1,195,482)	(737,158)	(510,227)	(295,211)
Add: year-end fair value of equity awards granted in the applicable fiscal year that are outstanding and unvested as of the applicable fiscal year-end	18,979,835	11,041,230	13,042,142	4,391,629	2,280,231	3,081,156
Add (Deduct): year-over-year change in fair value of equity awards granted in prior years that are outstanding and unvested as of the applicable fiscal year-end	7,625,472	(7,109,304)	27,474,359	1,681,231	(1,644,600)	8,431,240
Add: vesting date fair value of equity awards granted and vested in the applicable fiscal year	—	—	—	—	—	—
Add (Deduct): year-over-year change in fair value of equity awards granted in prior years that vested in the applicable fiscal year	5,477,463	2,142,368	13,109,878	1,644,729	847,118	5,073,667
(Deduct): fair value as of prior year-end of equity awards granted in prior years that failed to vest in the applicable fiscal year	—	—	—	—	—	—
Add: dollar value of dividends/earnings paid on equity awards in the applicable fiscal year	—	—	—	—	—	—
Compensation Actually Paid	35,457,770	10,266,747	56,855,461	8,924,931	3,029,959	17,871,377

(3)	Total shareholder return is calculated based on the value of an initial fixed investment of $100 on June 26, 2020 through the end of the listed fiscal year, and assuming dividends are reinvested.
(4)	The peer group used is the PHLX Semiconductor Sector Total Return Index, which is the same peer group used in Part II, Item 5 of our Form 10-K.
(5)	Appendix A contains a reconciliation of non-GAAP operating income as a percentage of revenue to the results reported in our financial statements.

Relationship Between Compensation Actually Paid and Performance

The following graphs present the relationships between: (i) “compensation actually paid” (“CAP”), as disclosed in the Pay Versus Performance table, compared to our total shareholder return (“TSR”); (ii) our TSR compared to the TSR of the PHLX Semiconductor Sector Total Return Index, which is the Company’s “peer group” for purposes of the Pay Versus Performance table; (iii) CAP as disclosed in the Pay Versus Performance table compared to our net income; and (iv) CAP as disclosed in the Pay Versus Performance table compared to our non-GAAP operating income as a percentage of revenue.9

Figure 60. Relationships Between Compensation Actually Paid and Performance and Company TSR and Peer Group TSR

[9]	Appendix A contains a reconciliation of non-GAAP operating income as a percentage of revenue to the results reported in our financial statements.

Lam Research Corporation 2023 Proxy Statement  59

(1)	Total shareholder return is calculated based on the value of an initial fixed investment of $100 on June 26, 2020 through the end of the listed fiscal year, and assuming dividends are reinvested.
(2)	Appendix A contains a reconciliation of non-GAAP operating income as a percentage of revenue to the results reported in our financial statements.

Tabular List of Financial Performance Measures

The following table includes an unranked list of the financial performance measures that, in our assessment, represent the most important financial performance measures used by us to link compensation actually paid to our NEOs, for fiscal year 2023, to our performance. For more information about how these measures factor into our executive compensation program, please refer to “Executive Compensation and Other Information – Compensation Discussion and Analysis” beginning on page 28.

Figure 61. Financial Performance Measures
Non-GAAP operating income as a percentage of revenue (Company-Selected Measure)
Relative TSR (defined as the Company’s TSR relative to the TSR of the PHLX Semiconductor Sector Total Return Index)
Non-GAAP gross margin as a percentage of revenue

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of June 25, 2023, regarding securities authorized for issuance under the Company’s equity compensation plans. The Company’s equity compensation plans include the 1999 Employee Stock Purchase Plan (the “1999 ESPP”) and the 2015 Stock Incentive Plan (the “2015 Plan”), each as amended and as may be amended.

Figure 62. Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights(1) ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,343,794	(2)	362.83	12,628,849	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	1,343,794		362.83	12,628,849
(1)	Weighted-average exercise prices do not include service-based RSUs or Market-based PRSUs, which are settled for no consideration.
(2)	Includes shares issuable upon service-based RSUs vesting, Market-based PRSUs vesting or stock option exercises under the 2015 Plan. The share total assumes shares will be issued at the maximum vesting amount for outstanding Market-based PRSUs.
(3)	Includes 7,265,101 shares available for future issuance under the 2015 Plan and 5,363,748 shares available for future issuance under the 1999 ESPP. All of the shares available for future issuance under the 1999 ESPP are available to purchase during the current purchase period, but the actual number of shares that can be purchased depends on the purchase price, which is not fixed until the end of the purchase period, and is subject to limits on purchases by individuals. The number of shares that may be purchased by an individual in the current purchase period under the 1999 ESPP cannot exceed 10,000 shares and the total fair market value of shares that can be purchased by an individual during a calendar year cannot exceed $25,000.

Lam Research Corporation 2023 Proxy Statement  61

Audit Matters

Audit Committee Report

The audit committee operates under a written charter adopted by the Board that outlines its purpose and responsibilities. The audit committee reviews and assesses the adequacy of its charter at least annually and, when appropriate, recommends to the Board changes to its charter to reflect the evolving role of the audit committee. The charter of the audit committee is available on the Investors section of our website at investor.lamresearch.com/corporate-governance.

The audit committee is composed entirely of directors who meet the independence requirements of Nasdaq and the SEC, and who otherwise satisfy the requirements for audit committee service imposed by the Exchange Act. Each member of the audit committee is able to read and understand fundamental financial statements as required by the Nasdaq listing standards. Further, the Board has determined that Mr. Cannon and Mss. Mayer and Varon are "audit committee financial experts" as defined in the SEC rules.

The Company’s management, audit committee, and independent registered public accounting firm (Ernst & Young LLP) have specific but different responsibilities relating to Lam’s financial reporting. Lam’s management is responsible for the preparation, presentation and integrity of financial statements and for the system of internal control and the financial reporting process. Ernst & Young LLP (“EY”) has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting, based on the audit they conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (the "PCAOB"). The audit committee is responsible for monitoring and overseeing these processes. The audit committee relies on the expertise and knowledge of management, the internal audit department, and the independent auditor in carrying out its oversight responsibilities.

In accordance with applicable law, the audit committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The audit committee has the authority to engage its own outside advisors, including experts as the committee considers necessary to carry out its responsibilities, apart from counsel or advisors hired by management.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 25, 2023, the audit committee took the following actions:

•	Received and discussed the audited financial statements with Company management;
•	Discussed with EY the matters required to be discussed by applicable requirements of the PCAOB and the SEC;
•	Received and discussed the written disclosures and the letter from EY as per applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with EY its independence; and
•	Based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2023 Annual Report on Form 10-K for the fiscal year ended June 25, 2023 for filing with the SEC.

This Audit Committee Report shall not be deemed “filed” with the SEC for purposes of federal securities law, and it shall not, under any circumstances, be incorporated by reference into any of the Company’s past or future SEC filings. The report shall not be deemed soliciting material.

MEMBERS OF THE AUDIT COMMITTEE

Sohail U. Ahmed
Michael R. Cannon
Bethany J. Mayer
Leslie F. Varon (Chair)

Relationship with Independent Registered Public Accounting Firm

EY has audited the Company’s consolidated financial statements since the Company’s inception.

Annual Evaluation and Selection of Independent Registered Public Accounting Firm

The audit committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other audit firms. Factors considered by the audit committee in deciding whether to retain EY include: (1) EY’s global capabilities to handle the breadth and complexity of the Company’s global operations; (2) EY’s technical expertise and knowledge of the Company’s industry and global operations; (3) the quality and candor of EY’s communications with the audit committee and management; (4) EY’s independence; (5) the quality and efficiency of the services provided by EY, including input from management on EY’s performance and how effectively EY demonstrated its independent judgment, objectivity and professional skepticism; (6) the appropriateness of EY’s fees; and (7) EY’s tenure as our independent auditor, including the benefits of that tenure, and the controls and processes in place (such as rotation of key partners) that help ensure EY’s continued independence in light of such tenure.

Figure 63. Independent Registered Public Accounting Firm Evaluation and Selection Highlights

Independence Controls
Audit Committee Oversight – Oversight includes regular private sessions with EY, discussions with EY about the scope of its audit and business imperatives, a comprehensive annual evaluation when determining whether to engage EY, and direct involvement by the audit committee and its chair in the selection of a new global coordinating partner in connection with the mandated rotation of this position.
Limits on Non-Audit Services – The audit committee preapproves all professional services (including audit services and permissible non-audit services) provided by EY in accordance with its pre-approval policy.
EY’s Internal Independence Process – EY conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead assurance engagement partner, the global coordinating partner, and other partners on the engagement consistent with independence and rotation requirements established by the PCAOB and SEC.
Strong Regulatory Framework – EY, as an independent registered public accounting firm, is subject to PCAOB inspections, peer reviews, and PCAOB and SEC oversight.
Benefits of Longer Tenure
Enhanced Audit Quality – EY’s significant institutional knowledge of, and deep expertise in, the Company’s semiconductor equipment industry and global business, accounting policies and practices, and internal control over financial reporting enhances audit quality.
Competitive Fees – Because of EY’s familiarity with the Company and the industry, audit and other fees are competitive with peer independent registered public accounting firms.
Avoid Costs Associated with New Auditor – Bringing on a new independent registered public accounting firm would be costly and require a significant time commitment, which could lead to management distractions.

Fees Billed by Ernst & Young LLP

The table below shows the fees billed by EY for audit and other services provided to the Company in fiscal years 2023 and 2022.

Figure 64. Fees Billed by Ernst & Young LLP

	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Audit Fees(1)	6,084,223	5,293,103
Audit-Related Fees(2)	91,000	129,000
Tax Fees(3)	154,974	195,558
All Other Fees(4)	254,960	—
TOTAL	6,585,157	5,617,661
(1)	Audit Fees represent fees for professional services provided in connection with the audits of annual financial statements. Audit Fees also include reviews of quarterly financial statements, audit services related to other statutory or regulatory filings or engagements, and fees related to EY’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to section 404 of the Sarbanes-Oxley Act.

Lam Research Corporation 2023 Proxy Statement  63

(2)	Audit-Related Fees represent fees for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees”. These fees principally include services provided for agreed upon procedures related to financial assurance certification for certain costs related to local regulatory requirements and accounting due diligence review associated with business acquisitions.
(3)	Tax Fees represent fees for professional services for tax planning, tax compliance and review services related to foreign tax compliance and assistance with tax audits and appeals.
(4)	All Other Fees represent fees for permitted services other than the services reported in audit fees, audit-related fees, and tax fees.

The audit committee reviewed summaries of the services provided by EY and the related fees during fiscal year 2023 and has determined that the provision of non-audit services was compatible with maintaining the independence of EY as the Company’s independent registered public accounting firm. The audit committee or its delegate approved 100% of the services and related fee amounts for services provided by EY during fiscal year 2023.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

It is the responsibility of the audit committee to approve, in accordance with sections 10A(h) and (i) of the Exchange Act and the rules and regulations of the SEC, all professional services to be provided to us by our independent registered public accounting firm, provided that the audit committee may not approve any non-audit services proscribed by section 10A(g) of the Exchange Act in the absence of an applicable exemption.

It is our policy that the audit committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, consistent with the criteria set forth in the audit committee charter and applicable laws and regulations. The audit committee has delegated to the chair of the audit committee the authority to pre-approve such services, provided that the chair shall report any decisions to pre-approve such services to the full audit committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. Our independent registered public accounting firm and our management are required to periodically report to the audit committee regarding the extent of services provided by our independent registered public accounting firm pursuant to any such pre-approval.

Certain Relationships and Related Party Transactions

The audit committee is responsible for the review and oversight of all related party transactions required to be disclosed to the public under SEC rules pursuant to its written charter. In addition, the Company maintains a written code of ethics that requires all employees, officers and directors to act ethically when handling any actual or apparent conflicts of interest in personal and professional relationships and to promptly report any such issues to the Company’s legal department.

No family relationships exist as of the date of this proxy statement or existed during fiscal year 2023 among any of our directors and executive officers. The Company participated in one transaction (including employment and compensation associated therewith) since the beginning of fiscal year 2023 in which a director, director nominee, executive officer, or one of their immediate family members had a material interest and the amount involved exceeded $120,000. Specifically, the brother-in-law of Ava Hahn, our Senior Vice President, Chief Legal Officer and Secretary, Eric Samulon, is employed by the Company as a senior manager of engineering in the Global Products Group. In fiscal year 2023, the aggregate compensation paid to Dr. Samulon, including salary, incentive compensation, long-term incentive awards, and the value of any health and other benefits contributed to or paid for by the Company, was less than $350,000. Dr. Samulon's aggregate compensation is similar to the aggregate compensation of other employees holding equivalent positions.

On February 3, 2023, BlackRock Inc. (“BlackRock”) filed an amendment to Schedule 13G reporting the beneficial ownership, together with certain subsidiaries, of 11,026,970 shares of our common stock, or approximately 8.34% of the shares outstanding on September 8, 2023. As a result of beneficially owning more than 5% of our common stock, BlackRock may be deemed to have been a related person of the Company during fiscal year 2023. The Company invests in certain BlackRock money market funds. The Company received approximately $16.6 million in interest and/or dividends from these funds during fiscal year 2023.

Voting Proposals

Proposal No. 1: Election of Directors

This first proposal relates to the election to the Board of eleven nominees who are directors of the Company as of the date of this proxy statement. In general, the eleven nominees identified in this proposal who receive the highest number of “for” votes will be elected. However, any nominee who fails to receive affirmative approval from holders of a majority of the votes cast in such nominee’s election at the annual meeting, either by proxy or in person, will not be elected to the Board, even if they are among the top eleven nominees in total “for” votes. This requirement reflects the majority vote provisions implemented by the Company in November 2009. The term of office of each person elected as a director will be until the next annual meeting of stockholders, or until their successor is elected and qualified or their earlier resignation or removal.

Unless otherwise instructed, the people named on the proxy card as proxy holders (the “Proxy Holders”) will vote the proxies received by them for the eleven nominees named below, each of whom is currently a director of the Company. The proxies cannot be voted for more than eleven nominees, whether or not there are additional nominees. If any nominee of the Company should decline or be unable to serve as a director as of the time of the annual meeting, then unless otherwise instructed, the proxies will be voted for any substitute nominee designated by the then-current Board to fill the vacancy. The Company is not aware of any nominee who will be unable, or will decline, to serve as a director.

The nominees for election or reelection have been nominated for election to the Board in accordance with the criteria and procedures discussed above in “Governance Matters - Corporate Governance.”

Appointment of New Directors. As part of its Board refreshment planning and continued focus on diversity, the Board identified the desirability of augmenting its skills and experiences in two areas: with the addition of a former executive of a major customer; and with the addition of a member with extensive senior executive leadership experience, broad international expertise with products that require high levels of engineering and manufacturing in complex global supply chains, and public company board experience.

The Board identified Dr. Kang as a candidate without the involvement of a search firm. Dr. Kang was introduced by Mr. Archer and selected as a director because of his experience as a former executive of one of the Company's major customers, who had significant experience working with the Company as well as extensive knowledge of and experience in the semiconductor industry and semiconductor engineering and development.

The Board retained a third-party search firm in connection with the second identified area of need, and selected Mr. Dineen as having significant executive leadership and public company directorship experience.The Board identified Mr. Dineen as a valuable addition to the Board due to his extensive global management and operations experience, and his experience serving on public company boards with global operations.

Over the course of several months, Dr. Kang and Mr. Dineen each met with our chairman, nominating and governance committee chair, members of the nominating and governance committee, additional board members, and our president and CEO, as well as representatives of the Company’s executive team. Following those meetings, the nominating and governance committee separately recommended each of Dr. Kang and Mr. Dineen for appointment to the Board. The Board, after discussing each of the recommendations and increasing the size of the Board, approved each recommendation of the committee and appointed Dr. Kang and Mr. Dineen to the Board.

Information Regarding Each Nominee. In addition to the biographical information concerning each nominee’s specific experience, attributes, positions and qualifications and age as of September 8, 2023, we believe that each of our nominees, while serving as a director and/or officer of the Company, has devoted adequate time to the Board and performed their duties with critical attributes such as honesty, integrity, wisdom, and an adherence to high ethical standards. Each nominee has demonstrated strong business acumen, an ability to make independent analytical inquiries, to understand the Company’s business environment and to exercise sound judgment, as well as a commitment to the Company and its core values. We believe the nominees have diverse viewpoints, skills, backgrounds, and experiences that will encourage a robust decision-making process for the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ELEVEN DIRECTOR NOMINEES SET FORTH BELOW.

Lam Research Corporation 2023 Proxy Statement  65

2023 Nominees for Director

Sohail U. Ahmed Director since 2019 Age 65 Board Committees: • Audit ◦ Member since 2022 • Compensation and Human Resources ◦ Member: 2020–2022

Experience

Sohail U. Ahmed is the former Senior Vice President and General Manager of the Technology and Manufacturing Group at Intel Corporation, a leading producer of microchips, computing and communications products, where he was responsible for overseeing the research and development and deployment of next-generation silicon logic technologies for production of future Intel microprocessors. He held that position from January 2015 to October 2018. Immediately prior to that, he was Corporate Vice President and General Manager, Logic Technology Department at Intel from 2004 to January 2015. Mr. Ahmed joined Intel in 1984, working as a process engineer, and held progressive technical and management positions in logic process development.

Mr. Ahmed earned an M.S. degree in chemical engineering from the University of California, Davis, and a B.S. degree in chemical engineering from the University of Southern California.

Qualifications

The Board has concluded that Mr. Ahmed should serve as a director of the Company because of his extensive knowledge and experience acquired as an executive of a major semiconductor manufacturer focused on next-generation silicon logic technologies, his deep knowledge and understanding of semiconductor processing equipment technologies, and his experience as a senior executive of a major Company customer.

Key Skills and Experiences

•      Industry Knowledge

•      Customer/Deep Technology Knowledge

•      Leadership Experience

•      Global Business Experience

•      Human Capital Management Experience

•      Manufacturing/Operations Experience

Timothy M. Archer Director since 2018 Age 56

Experience

Timothy M. Archer has served as the Company’s President and Chief Executive Officer since December 5, 2018. Mr. Archer joined the Company in June 2012 as our executive vice president, chief operating officer; and was promoted to president and chief operating officer in January 2018. Prior to joining us, he spent 18 years at Novellus Systems, Inc. in various technology development and business leadership roles, including most recently as chief operating officer from January 2011 to June 2012; executive vice president of Worldwide Sales, Marketing, and Customer Satisfaction from September 2009 to January 2011; and executive vice president of the PECVD and Electrofill Business Units from November 2008 to September 2009. His tenure at Novellus also included assignments as senior director of technology for Novellus Systems Japan from 1999 to 2001 and senior director of technology for the Electrofill Business Unit from April 2001 to April 2002. He started his career in 1989 at Tektronix, where he was responsible for process development for high-speed bipolar integrated circuits.

Mr. Archer currently serves on the International Board of Directors for SEMI, the global industry association representing the electronics manufacturing and design supply chain. From 2020 to 2022, Mr. Archer served as chairman of the board for the National GEM Consortium, a nonprofit organization that is dedicated to increasing the participation of underrepresented groups at the master’s and doctoral levels in engineering and science.

Mr. Archer completed the Program for Management Development at the Harvard Graduate School of Business and earned a B.S. degree in applied physics from the California Institute of Technology.

Qualifications

The Board has concluded that Mr. Archer should serve as a director of the Company because of his strong leadership; his knowledge and experience acquired from his current service as President, Chief Executive Officer and a director of the Company, and his past service as President and Chief Operating Officer, and as Executive Vice President and Chief Operating Officer of the Company; his deep knowledge and understanding of semiconductor processing equipment technologies; his understanding of our customers' markets and needs; and his mergers and acquisitions experience.

Key Skills and Experiences

•     Industry Knowledge

•     Customer/Deep Technology Knowledge

•     Marketing, Disruptive Technology, and Strategy Experience

•     Leadership Experience

•     Finance Experience

•     Global Business Experience

•     M&A Experience

•     Cybersecurity Experience

•     Human Capital Management Experience

•     Risk Management Experience

•     Manufacturing/Operations Experience

Lam Research Corporation 2023 Proxy Statement  67

Eric K. Brandt

Director since 2010

Age 61

Board Committees:

•   Audit

    ◦    Chair: 2014−2020

    ◦    Member: 2010−2014

•    Compensation and      Human Resources

     ◦   Chair since 2020

•    Nominating and      Governance

     ◦   Member since 2019

Public company directorships in last five years:

•   Gen Digital Inc.

•   Dentsply Sirona Inc.

•   The Macerich Company

•   Altaba Inc. (former)

Experience

Eric K. Brandt is the former Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, a position he held from March 2007 until its merger with Avago Technologies Limited in February 2016. From September 2005 to March 2007, Mr. Brandt served as President and Chief Executive Officer of Avanir Pharmaceuticals, Inc., a pharmaceutical company. Prior to Avanir Pharmaceuticals, Mr. Brandt was Executive Vice President-Finance and Technical Operations and Chief Financial Officer of Allergan Inc., a global specialty pharmaceutical company, where he also held a number of other senior positions following his arrival there in May 1999.

Mr. Brandt has served as a member of the board of directors of: Gen Digital Inc. (formerly NortonLifeLock, Inc.), a consumer cyber security provider, since February 2020, where he is the chair of the audit committee; The Macerich Company, a real estate investment trust focused on regional malls, since June 2018, where he is the chair of the capital allocation committee and a member of the compensation committee; Altaba Inc. (formerly Yahoo! Inc.), a private company that remained, and was subsequently renamed, following the completion of Yahoo!’s sale of its operating businesses in June 2017 (and which is in the process of a stockholder approved plan of dissolution and liquidation), since its inception, where he is the lead independent director and chair of the audit committee, and has served as chairman of the board, chair of the nominating and governance committee, and a member of the compensation committee; and Dentsply Sirona Inc. (formerly Dentsply International, Inc.), a manufacturer and distributor of dental product solutions, since 2004, where he is the non-executive chairman of the board and a member of the corporate governance and nominating committee, and has served as chair of the executive committee and a member of the human resources committee and the audit and finance committee.

He previously served on the board of directors of: MC10, Inc., a privately-held medical device Internet of Things (IoT) company, from March 2016 until February 2018, where he was chair of the compensation committee and governance committee; Yahoo! Inc., a digital information discovery company, from March 2016 to June 2017, where he was chairman of the board and chair of the audit and finance committee; Vertex Pharmaceuticals, Inc., a pharmaceutical company, from 2002 to 2009, where he was chair of the audit committee, and a member of the nominating and governance committee; and Avanir Pharmaceuticals from 2005 to 2007.

Mr. Brandt earned an M.B.A. degree from the Harvard Graduate School of Business and a B.S. degree in chemical engineering from the Massachusetts Institute of Technology.

Qualifications

The Board has concluded that Mr. Brandt should serve as a director of the Company because of his financial expertise including as a former chief financial officer of a publicly traded company that is a customer of our customers; his knowledge of and experience in the semiconductor industry and other technology industries; his mergers and acquisitions experience; his board governance experience from service on other public company boards, including as an audit committee member and chair, a compensation committee member and a nominating and governance committee member and chair; and his cybersecurity expertise.

Key Skills and Experiences

•    Industry Knowledge

•    Customer/Deep Technology Knowledge

•    Marketing, Disruptive Technology, and Strategy Experience

•    Leadership Experience

•    Finance Experience

•    Global Business Experience

•    M&A Experience

•    Comparative Board/Governance Experience

•    Cybersecurity Experience

•    Human Capital Management Experience

•    Risk Management Experience

•    Manufacturing/Operations Experience

Michael R. Cannon

Director since 2011

Age 70

Board Committees:

•    Audit

    ◦    Member since 2013

•    Compensation and
     Human Resources

    ◦    Member: 2010–2013

•    Nominating and      Governance

     ◦    Chair since 2019

     ◦    Member: 2011−2019

Public company directorships in last five years:

•    Seagate Technology      Holdings plc

•    Dialog Semiconductor
     Plc (former)

Experience

Michael R. Cannon is the General Partner of MRC & LBC Partners, LLC, a private management consulting company. From February 2007 until his retirement in January 2009, Mr. Cannon served as President of Global Operations of Dell Inc., a computer systems manufacturer and services provider; and from January 2009 to January 2011, he served as a consultant to Dell. Prior to joining Dell, he was President and Chief Executive Officer of Solectron Corporation, an electronic manufacturing services company, from January 2003 to February 2007. From July 1996 to January 2003, Mr. Cannon served as President and Chief Executive Officer of Maxtor Corporation, a disk drive and storage systems manufacturer. Prior to joining Maxtor, Mr. Cannon held senior management positions at International Business Machines Corp. (IBM), a global services, software and systems company.

Mr. Cannon has served as a member of the board of directors of Seagate Technology Holdings public limited company, a disk drive and storage solutions company, since February 2011, where he became chairman of the board in July 2020, is a member of the nominating and corporate governance committee and the compensation committee, and has served as lead independent director, as the chair of the nominating and corporate governance committee, and as a member of the audit and finance committees.

He previously served on the board of directors of Dialog Semiconductor Plc, a mixed signal integrated circuits company, from February 2013 until it was acquired in August 2021, where he served as the chair of the remuneration committee and as a member of the nomination committee; Adobe Systems Inc., a diversified software company, from December 2003 to April 2016, where he had been a member of the audit committee and chair of the compensation committee; Elster Group SE, a precision metering and smart grid technology company, from October 2010 until the company was acquired in August 2012; Solectron Corporation, an electronic manufacturing services company, from January 2003 to January 2007; and Maxtor Corporation, a disk drive and storage solutions company, from July 1996 until Seagate acquired Maxtor in May 2006.

Mr. Cannon studied mechanical engineering at Michigan State University and completed the Advanced Management Program at the Harvard Graduate School of Business.

Qualifications

The Board has concluded that Mr. Cannon should serve as a director of the Company because of his industry knowledge; his marketing experience; his experience as President at a public corporation that is a customer of our customers; his finance experience; his 20 years of international business experience; his experience with mergers and acquisitions; and his extensive board experience as a director on other public company boards, including service on audit, compensation and nominating and governance committees.

Key Skills and Experiences

•    Industry Knowledge

•    Marketing, Disruptive Technology, and Strategy Experience

•    Leadership Experience

•    Finance Experience

•    Global Business Experience

•    M&A Experience

•    Comparative Board/Governance Experience

•    Cybersecurity Experience

•    Human Capital Management Experience

•    Risk Management Experience

•    Manufacturing/Operations Experience

Lam Research Corporation 2023 Proxy Statement  69

John M. Dineen Director since 2023 Age 60 Public company directorships in last five years: • Cognizant Technology Solutions Corporation • Syneos Health, Inc. • Merrimack Pharmaceuticals, Inc. (former)

Experience

John M. Dineen served as an Operating Advisor at Clayton, Dubilier & Rice LLC, a private equity investment firm, from January 2015 to December 2022. Previously, Mr. Dineen served in various senior leadership roles at General Electric Company (GE), a global digital industrial company, from 1986 to 2014, where he managed several key business divisions of GE. Most recently, from 2008 to 2014, he was president and chief executive officer of London-based GE Healthcare, a leading provider of medical imaging, diagnostics, and other health information technology. Before that, he served as president and chief executive officer of GE Transportation from 2005 to 2008. In addition, he served in several international management roles in Asia and Europe during his time at GE.

Mr. Dineen has served as a member of the boards of directors of: Cognizant Technology Solutions Corporation, a professional services company, since April 2017, where he is the chair of the finance and strategy committee and a member of the audit committee and has served as a member of the nominating, governance, and public affairs committee; Syneos Health, Inc., a fully integrated biopharmaceutical solutions company, from December 2018, where he serves as the chair of the board; Carestream Dental LLC, a privately-held provider of digital imaging, software, and practice management solutions for dental practitioners, where he has served as the chair of the board since April 2017; and Healogics, Inc., a privately-held provider of advanced wound care, since June 2015.

He previously served on the boards of directors of: Merrimack Pharmaceuticals, Inc., a pharmaceutical company specializing in the development of drugs for the treatment of cancer, from June 2015 to October 2019, where he served as the chair of the organization and compensation committee; and Torque Therapeutics, Inc., a privately-held developer of immunotherapies to address cancers, that was since combined with Cogen Immune Medicine and renamed Repertoire Immune Medicines, from January 2016 to December 2019.

Mr. Dineen earned a B.S. degree in computer science and biological sciences from the University of Vermont.

Qualifications

The Board has concluded that Mr. Dineen should serve as a director of the Company because of his leadership skills and his extensive global management and operations experience across several industries, including healthcare, technology, and international management, and his board governance experience from service on public company boards with global operations.

Key Skills and Experiences

•    Marketing, Disruptive Technology, and Strategy Experience

•    Leadership Experience

•    Finance Experience

•    Global Business Experience

•    M&A Experience

•    Comparative Board/Governance Experience

•    Cybersecurity Experience

•    Human Capital Management Experience

•    Risk Management Experience

•    Manufacturing/Operations Experience

Ho Kyu Kang Director since 2023 Age 61

Experience

Ho Kyu Kang has served as the Chair Professor in the Department of Systems Semiconductor Engineering at Yonsei University since March 2021. Prior to his current position, Dr. Kang served as Executive Vice President and Head of Research at the Semiconductor R&D Center of Samsung Electronics Co., Ltd., (Samsung), a manufacturer of consumer electronics, information technology and mobile communications products, and semiconductor devices, from 2017 to 2021. Before that, he served as Executive Vice President and leader of process development at the Semiconductor R&D Center from 2015 to 2017, as Senior Vice President and team leader from 2010 to 2015, and as Vice President responsible for the system large-scale integration process architecture team and advanced technology development from 2003 to 2010. Dr. Kang joined Samsung as a research and development engineer in 1985. He is the author or co-author of numerous international papers.

Dr. Kang previously served on the boards of directors of: the Semiconductor Research Corporation (SRC), a U.S.-based, non-profit, multinational research and development consortium, from 2017 to 2020; SEMATECH, a U.S.-based, non-profit, multinational research and development consortium, from 2010 to 2015.

Dr. Kang earned a Ph.D. in material science and engineering from Stanford University, a M.S. degree in material science and engineering from Korea Advanced Institute of Science and Technology (KAIST), and a B.S. degree in metallurgical engineering from Hanyang University.

Qualifications

The Board has concluded that Dr. Kang should serve as a director of the Company because of his decades of experience in semiconductor engineering and development; his extensive knowledge and experience acquired as an executive of a major semiconductor manufacturer; his deep knowledge and understanding of the semiconductor equipment industry and technologies; and his experience as a senior executive of Samsung, a major company customer.

Key Skills and Experiences

•    Industry Knowledge

•    Customer/Deep Technology Knowledge

•    Leadership Experience

•    Global Business Experience

•    Manufacturing/Operations Experience

Lam Research Corporation 2023 Proxy Statement  71

Bethany J. Mayer

Director since 2019

Age 61

Board Committees:

•   Audit

    ◦   Member since 2019

•   Nominating and     Governance

    ◦   Member since 2022

Public company directorships in last five years:

•   Box, Inc.

•   Sempra Energy Inc.

•   Hewlett Packard
    Enterprise Company

•   Marvell Technology
    Group Ltd. (former)

Experience

Bethany J. Mayer has served as an Executive Advisor of Siris Capital Group LLC, a private equity firm, since May 2021, where she previously served as an Executive Partner from January 2018 to April 2021. She was the Executive Vice President, Corporate Development and Technology of Sempra Energy, an energy services holding company, from November 2018 to January 2019. From September 2014 to December 2017, Ms. Mayer was the President and Chief Executive Officer of Ixia, a test, visibility, security solutions, network testing tools and virtual network security solutions provider for applications across physical and virtual networks that was ultimately acquired by Keysight Technologies in 2017. From May 2011 to May 2014, Ms. Mayer served as Senior Vice President and General Manager of Hewlett-Packard Company’s (HP) Networking business unit and the Network Function Virtualization business unit. From 2010 until 2011, she served as Vice President, Worldwide Marketing and Alliances of HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Inc., a hardware, software, and services provider for cybersecurity and network management; Cisco Systems, Inc., an internet technology company; and Apple Computer, Inc., a technology company.

She has served as a member of the boards of directors of: Hewlett Packard Enterprise Company, a multinational information technology company, since June 2023, where she is a member of the technology committee; Celestial AI, a privately-held software computing and memory company, since April 2023; Ambri Inc., a battery manufacturing company, since November 2022; Box, Inc., a cloud content management and file sharing service for businesses, since April 2020, where she is the chair of the board, chair of the compensation committee, and a member of the operating committee; Sempra Energy since June 2019 after serving from February 2017 to November 2018, where she is the chair of the safety, sustainability and technology committee and a member of the executive committee; and Electronics for Imaging Inc., a privately held print technology company, since July 2019.

Ms. Mayer previously served on the boards of directors of: Marvell Technology Group Ltd, a infrastructure semiconductor solutions company, from May 2018 to June 2022, where she was a member of the executive compensation committee, nominating and governance committee, and audit committee; Pulse Secure, LLC, a privately-held provider of access and mobile security solutions to both enterprises and service providers, from September 2019 to December 2020, where she was the chairperson of the board, and previously served as a member from January 2018 to November 2018; SnapRoute, Inc., a privately-held developer of open source network stacks for enterprises, from May 2018 to July 2019; DataStax, Inc., a privately-held database software provider for cloud applications, from May 2018 to April 2019; Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016; and Ixia from September 2014 to December 2017.

Ms. Mayer earned an M.S. degree in Cybersecurity Risk and Strategy from New York University, an M.B.A. degree from CSU-Monterey Bay and a B.S. degree in political science from Santa Clara University.

Qualifications

The Board has concluded that Ms. Mayer should serve as a director of the Company because of her leadership skills and her experience in operational roles at companies in various technology industries, including networks, network management, servers, security solutions, cybersecurity and internet technology; and her board governance experience from service on other boards.

Key Skills and Experiences

•     Industry Knowledge

•     Marketing, Disruptive Technology, and Strategy Experience

•     Leadership Experience

•     Finance Experience

•     Global Business Experience

•     M&A Experience

•     Comparative Board/Governance Experience

•     Cybersecurity Experience

•     Human Capital Management Experience

•     Risk Management Experience

•     Manufacturing/Operations Experience

Jyoti K. Mehra Director since 2021 Age 47 Board Committee: • Compensation and Human Resources ◦ Member since 2022

Experience

Jyoti K. Mehra has served as the Executive Vice President of Human Resources of Gilead Sciences, Inc., a biopharmaceutical company, since July 2019. She previously served as Vice President of Human Resources of Gilead from October 2017 to July 2019. Prior to joining Gilead, she held positions of increasing responsibility with Novartis Pharmaceuticals Corporation, a pharmaceutical company, and its affiliates, from 2005 through October 2017, most recently as Vice President of Human Resources of Novartis from July 2014 to October 2017.

Ms. Mehra earned an M.A. degree in politics from Jawaharlal Nehru University, and a B.A. degree in political science from Delhi University.

Qualifications

The Board has concluded that Ms. Mehra should serve as a director of the Company because of her leadership and international business experience in a high-technology industry; her substantial human capital and talent development experience, including experience as the head of human resources of a public company with global operations; her governance experience; and her cybersecurity experience.

Key Skills and Experiences

•    Leadership Experience

•    Global Business Experience

•    M&A Experience

•    Comparative Board/Governance Experience

•    Cybersecurity Experience

•    Human Capital Management Experience

Lam Research Corporation 2023 Proxy Statement  73

Abhijit Y.
Talwalkar

Chairman

Director since 2011

Age 59

Board Committees:

•    Compensation and
      Human Resources

      ◦    Chair: 2012−2015

      ◦    Member since 2015,
            previously 2011–2012

•    Nominating and      Governance

     ◦    Chair: 2015−2019

     ◦    Member since 2019,            previously
          2015–2015,
          2011–2014

Public company directorships in last five years:

•    Advanced Micro Devices      Inc.

•    iRhythm Technologies      Inc.

•    TE Connectivity Ltd.

Experience

Abhijit Y. Talwalkar is the former President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, a position he held from May 2005 until the completion of LSI’s merger with Avago Technologies in May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation, a leading producer of microchips, computing and communications products. At Intel, he held a number of senior management positions, including as Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and as Vice President and General Manager for the Intel Enterprise Platform Group, where he focused on developing, marketing, and supporting Intel business strategies for enterprise computing. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer that later became a part of IBM; Bipolar Integrated Technology, Inc., a very-large-scale integration (VLSI) bipolar semiconductor company; and Lattice Semiconductor Inc., a service driven developer of programmable design solutions widely used in semiconductor components.

Mr. Talwalkar has served as a member of the board of directors of: Advanced Micro Devices Inc., a developer of high performance computing, graphics and visualization technologies, since June 2017, where he is a member of the compensation and leadership resources committee, chair of the innovation and technology committee and has served as a member of the nominating and corporate governance committee and the innovation and technology committee; TE Connectivity Ltd, a connectivity and sensor solutions company, since March 2017, where he is the chair of the management development and compensation committee and has served as a member of the audit committee; and iRhythm Technologies Inc., digital health care solutions company, since May 2016, where he is the chairman of the board and a member of the compensation and human capital management committee and the nominating and corporate governance committee, and has served as a member of the audit committee.

He previously served as a member of the board of directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association from May 2005 to May 2014. He was additionally a member of the U.S. delegation for World Semiconductor Council proceedings.

Mr. Talwalkar earned a B.S. degree in electrical engineering from Oregon State University.

Qualifications

The Board has concluded that Mr. Talwalkar should serve as a director of the Company because of his experience in the semiconductor industry, including as the former chief executive officer of a semiconductor company and his previous role in the semiconductor industry’s trade association; his technology experience; his business and operations leadership roles at other semiconductor companies that include a customer of the Company; his finance experience; his global business experience; his mergers and acquisitions experience; his board governance experience from service on other public company boards, including as chairman of another board; and his cybersecurity expertise.

Key Skills and Experiences

•    Industry Knowledge

•    Customer/Deep Technology Knowledge

•    Marketing, Disruptive Technology, and Strategy Experience

•    Leadership Experience

•    Finance Experience

•    Global Business Experience

•    M&A Experience

•    Comparative Board/Governance Experience

•    Human Capital Management Experience

•    Risk Management Experience

Lih Shyng
(Rick L.) Tsai

Director since 2016

Age 72

Board Committees:

•     Compensation and        Human Resources

       ◦    Member since 2019

Public company directorships in last five years:

•     MediaTek Inc.

•     USI Corporation       (former)

Experience

Rick L. Tsai has served as the CEO of MediaTek Inc., a Taiwanese-listed global fabless semiconductor company, since February 2018. He was Co-CEO of MediaTek from June 2017 to February 2018. He is the former Chief Executive Officer of Chunghwa Telecom Co., Ltd., a Taiwanese integrated telecom service provider, a position he held from January 2014 until December 2016. From August 2011 to January 2014, Dr. Tsai concurrently served as Chief Executive Officer of TSMC Solar Ltd., a provider of high-performance solar modules, and TSMC Solid State Lighting Ltd. (SSL), a company providing lighting solutions that combine its parent’s expertise in semiconductor manufacturing and rigorous quality control with its own integrated capabilities spanning epi-wafers, chips, emitter packaging and extensive value-added modules and light engines, both of which are wholly-owned subsidiaries of Taiwan Semiconductor Manufacturing Company, Limited (TSMC). Prior to these positions, Dr. Tsai was TSMC’s President of New Businesses from June 2009 to July 2011 and President and CEO of TSMC from July 2005 to June 2009. Dr. Tsai held other key executive positions, such as COO, EVP of Worldwide Sales and Marketing, and EVP of Operations, since joining TSMC in 1989. Dr. Tsai served as President of TSMC’s affiliate, Vanguard International Semiconductor, from 1999 to 2000. Prior to joining TSMC, Dr. Tsai held various technical positions at Hewlett Packard, an international information technology company, from 1981 to 1989.

Dr. Tsai has served as a member of the board of directors of MediaTek Inc. since June 2017.

He previously served on the board of directors of: USI Corporation, a Taiwanese-listed polyethylene manufacturer, from June 2014 until March 2019; NXP Semiconductors N.V., from July 2014 until June 2017; Chunghwa Telecom from January 2014 until December 2016, where he served as chairman; TSMC from 2003 to 2013; TSMC Solar and TSMC SSL from August 2011 to January 2014, where he served as their chairman; and Taiwan Semiconductor Industry Association (TSIA) from June 2009 to March 2013, where he served as chairman.

Dr. Tsai earned a Ph.D. degree in material science and engineering from Cornell University and a B.S. degree in physics from the National Taiwan University in Taipei, Taiwan.

Qualifications

The Board has concluded that Dr. Tsai should serve as a director of the Company because of his substantial operational and leadership experience in global businesses, particularly through his service as President, CEO and director of TSMC, a major customer of the Company; his knowledge of the semiconductor and semiconductor equipment industry; his extensive executive and board experience for global technology companies, including NXP Semiconductor, Chunghwa Telecom and MediaTek; and his mergers and acquisitions experience.

Key Skills and Experiences

•    Industry Knowledge

•    Customer/Deep Technology Knowledge

•    Marketing, Disruptive Technology, and Strategy Experience

•    Leadership Experience

•    Finance Experience

•    Global Business Experience

•    M&A Experience

•    Comparative Board/Governance Experience

•    Human Capital Management Experience

•    Risk Management Experience

•    Manufacturing/Operations Experience

Lam Research Corporation 2023 Proxy Statement  75

Leslie F. Varon Director since 2019 Age 66 Board Committees: • Audit ◦ Chair since 2020 ◦ Member 2019−2020 Public company directorships in last five years: • Dentsply Sirona Inc. • Hamilton Lane

Experience

Leslie F. Varon is the former Chief Financial Officer of Xerox Corporation, a document solutions company, a position she held from November 2015 until December 2016. From January 2017 until March 2017, when she retired from the company, she was a Special Advisor to the then new Xerox Chief Executive Officer. Her previous leadership roles during her tenure at Xerox include: Vice President, Investor Relations from March 2015 until October 2015; Vice President, Finance and Corporate Controller from July 2006 until February 2015, where she oversaw global financial operating executives and had responsibility for corporate financial planning and analysis, accounting, internal audit, risk management, global real estate and worldwide shared services centers; Vice President, North America Finance and Operational Support from October 2004 until June 2006; Vice President, Investor Relations and Corporate Secretary from 1997 until September 2004; and Director of Corporate Audit from 1993 until 1997.

Ms. Varon has served as a member of the boards of directors of: Dentsply Sirona, Inc., a manufacturer and distributor of dental product solutions, since January 2018, where she chairs the audit and finance committee; and Hamilton Lane, a private markets investment company, since May 2017, where she is the chair of the audit committee. She previously served on the board of directors of Xerox International Partners, a joint venture of Xerox and Fuji Xerox, from July 2006 until March 2017.

Ms. Varon earned an M.B.A. degree from Virginia Tech, and a B.S. degree in Psychology from Binghamton University.

Qualifications

The Board has concluded that Ms. Varon should serve as a director of the Company because of her substantial finance experience; her qualifications as an audit committee financial expert; her leadership experience as a former chief financial officer; her board governance experience on other public company boards, including her service as a current chair of two other public company audit committees; and her mergers and acquisitions experience.

Key Skills and Experiences

•    Industry Knowledge

•    Leadership Experience

•    Finance Experience

•    Global Business Experience

•    M&A Experience

•    Comparative Board/Governance Experience

•    Risk Management Experience

Proposal No. 2: Advisory Vote to Approve Our Named Executive Officer Compensation, or “Say on Pay”

Section 14A of the Exchange Act enables the Company’s stockholders to vote to approve, on an advisory or non-binding basis, our named executive officer compensation, as disclosed in this proxy statement in accordance with SEC rules. Although the vote is advisory and is not binding on us or on our Board, our compensation and human resources committee and, as appropriate, our Board, will take into account the outcome of the vote when considering future executive compensation decisions and will evaluate whether any actions are necessary to address stockholder concerns.

We believe that our compensation philosophy has allowed us to attract, retain, and motivate qualified executive officers who have contributed to our success. For more information regarding the compensation of our named executive officers, our compensation philosophy, our 2022 Say on Pay results and our response, we encourage you to read the section of this proxy statement entitled “Compensation Matters - Executive Compensation and Other Information - Compensation Discussion and Analysis,” the compensation tables, and the narrative following the compensation tables for a more detailed discussion of our compensation policies and practices.

We are asking for stockholder approval, on an advisory or non-binding basis, of the following resolution:

‘RESOLVED, that the stockholders of Lam Research Corporation (the Company) hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and any related narrative disclosure included in the proxy statement.’

Each proxy received by the Proxy Holders will be voted “FOR” the advisory vote to approve the compensation of our named executive officers, unless the stockholder provides other instructions.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

We provide for annual advisory votes to approve the compensation of our named executive officers. Unless modified, the next advisory vote to approve our named executive officer compensation will be at the 2024 annual meeting.

Stockholder approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

Lam Research Corporation 2023 Proxy Statement  77

Proposal No. 3: Advisory Vote to Approve the Frequency of Holding Future Stockholder Advisory Votes on Our Named Executive Officer Compensation, or “Say on Frequency”

Section 14A of the Exchange Act enables our stockholders to indicate, at least once every six years, how frequently we should seek a non-binding advisory vote on our named executive officer compensation. By voting on this Proposal No. 3, stockholders may indicate whether they would prefer to hold a non-binding advisory vote on our named executive officer compensation once every one, two, or three years.

After careful consideration, our compensation and human resources committee and Board have determined that a non-binding advisory vote on our named executive officer compensation that occurs annually is the most appropriate alternative for the Company and our stockholders, and therefore our Board recommends that you vote for a one-year interval for the non-binding advisory vote on our named executive officer compensation, or “Say on Frequency.”

We believe that an annual vote will continue to allow our stockholders the ability to frequently communicate to us their position on the compensation of our named executive officers through a non-binding advisory vote on named executive officer compensation. An annual vote further aligns to our annual cash program and the metric that guides that program as well as to our annual granting of long-term equity compensation to the NEOs.

If none of the frequency options (once every “one year”, “two years”, or “three years”) receives a majority vote, we will consider the frequency option that receives the highest number of votes cast by stockholders to be the frequency for the advisory vote on our named executive officer compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Company, the compensation and human resources committee or the Board, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on our named executive officer compensation more or less frequently than the option approved by our stockholders, and we will disclose the Board's frequency decision as required by the SEC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY OR NON-BINDING BASIS, OF HOLDING ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR”.

Proposal No. 4: Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2024

Stockholders are being asked to ratify the appointment of EY as the Company’s independent registered public accounting firm for fiscal year 2024. Although the audit committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our stockholders for ratification. If the stockholders do not ratify the appointment of EY, the audit committee will contemplate whether to reconsider the appointment. Even if the stockholders ratify the appointment, the audit committee may, in its discretion, appoint a different independent auditor at any time if it determines that such change would be in the Company’s best interests and in the best interests of our stockholders. EY has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.

Each proxy received by the Proxy Holders will be voted “FOR” the ratification of the appointment of EY, unless the stockholder provides other instructions.

Our audit committee meets periodically with EY to review both audit and non-audit services performed by EY, as well as the fees charged for those services. Among other things, the committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by EY, including non-audit services, if any, are subject to approval by the audit committee in accordance with applicable securities laws, rules, and regulations. For more information, see “Audit Matters - Audit Committee Report” and “Audit Matters - Relationship with Independent Registered Public Accounting Firm” above.

A representative of EY is expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire. The representative will also be available to respond to appropriate questions from the stockholders.

Stockholder approval of Proposal No. 4 requires the affirmative vote of the holders of a majority of the outstanding shares of common stock having voting power present, in person or by proxy, at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

Other Voting Matters

We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, the Proxy Holders intend to vote the shares they represent as the Board may recommend or, if the Board does not make a recommendation, as the Proxy Holders decide in their reasonable judgment. It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. We urge you to complete and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or internet, as described in the materials accompanying this proxy statement.

Lam Research Corporation 2023 Proxy Statement  79

Voting and Meeting Information

Information Concerning Solicitation and Voting

Our Board solicits your proxy for the 2023 Annual Meeting of Stockholders and any adjournment or postponement of the meeting, for the purposes described in the “Notice of 2023 Annual Meeting of Stockholders.” The sections below show important details about the annual meeting and voting.

Record Date

Only stockholders of record at the close of business on September 8, 2023 (the “Record Date”) are entitled to receive notice of and to vote at the annual meeting.

Shares Outstanding

As of the Record Date, 132,222,362 shares of common stock were outstanding.

Quorum

Stockholders who hold shares representing a majority of our shares of common stock outstanding and entitled to vote on the Record Date must be present in person or represented by proxy to constitute a quorum. A quorum is required to transact business at the annual meeting. Virtual attendance at the annual meeting constitutes presence in person for purposes of a quorum at the annual meeting.

Inspector of Elections

The Company will appoint an inspector of elections to determine whether a quorum is present. The inspector will also tabulate the votes cast at the annual meeting, whether cast in person or by proxy.

Voting by Proxy

Stockholders may direct the Proxy Holders on how to cast votes on their behalf by internet, telephone, or mail, per the instructions on the accompanying proxy card.

Voting at the Meeting

This year’s annual meeting will be a virtual meeting. Stockholders of record may vote electronically during the meeting by visiting the meeting website at virtualshareholdermeeting.com/LRCX2023. To vote during the meeting, a stockholder will need the 16-digit control number included on their Notice of Internet Access or proxy card. A beneficial owner of shares (i.e. an owner who is not the record holder of their shares) should refer to the voting instructions provided by the beneficial owner’s brokerage firm, bank, or other stockholder of record holding such shares for the beneficial owner. Voting electronically during the meeting by a stockholder as described here will replace any previous votes of that stockholder submitted by proxy.

Changing Your Vote

Stockholders of record may change their votes by revoking their proxies at any time before the polls close by (1) submitting a later-dated proxy by the internet, telephone or mail, or (2) submitting a vote electronically during the annual meeting. Before the annual meeting, stockholders of record may also deliver voting instructions to: Lam Research Corporation, Attention: Secretary, 4650 Cushing Parkway, Fremont, California 94538. If a beneficial owner holds shares through a bank or brokerage firm, or another stockholder of record, the beneficial owner must contact the stockholder of record in order to revoke any prior voting instructions.

Voting Instructions

If a stockholder completes and submits proxy voting instructions, the Proxy Holders will follow the stockholder’s instructions. If a stockholder votes by means of the proxy solicited by this proxy statement and does not instruct the Proxy Holders how to vote, the Proxy Holders will vote: “FOR” all individuals nominated by the Board; “FOR” approval, on an advisory basis, of our named executive officer compensation; for approval, on an advisory basis, of an every "ONE YEAR" frequency of holding future advisory votes on our named executive officer compensation; and “FOR” the ratification of EY as the Company’s independent registered public accounting firm for fiscal year 2024. The Proxy Holders will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.

Voting on Proposals

Pursuant to Proposal No. 1, Board members will be elected at the annual meeting to fill eleven seats on the Board to serve until the next annual meeting of stockholders, and until their respective successors are elected and qualified, under a “majority vote” standard. The majority voting standard means that, even though there are eleven nominees in total for the eleven Board seats, a nominee will be elected only if they receive an affirmative “for” vote from stockholders owning, as of the Record Date, at least a majority of the shares present and voted at the meeting in such nominee’s election by proxy or in person. If an incumbent fails to receive the required majority, their previously submitted resignation will be promptly considered by the Board. Each stockholder may cast one vote (“for”, “against” or "abstain"), per share held, for each of the eleven nominees. Stockholders may not cumulate votes in the election of directors.

Each share is entitled to one vote on Proposals No. 2, 3 and 4. Votes may be cast “for,” “against” or “abstain” on Proposals No. 2 and 4. Approval of Proposals No. 2 and 4 requires the affirmative vote of a majority of the shares of common stock having voting power present, in person or represented by proxy, at the meeting. Votes may be cast for “one year”, “two years”, “three years” or “abstain” on Proposal No. 3, and the option of one year, two years, or three years that receives the highest number of votes cast will be the frequency of the vote that has been approved by stockholders on an advisory basis, even if that alternative does not receive a majority of the votes cast.

Effect of Abstentions and Broker Non-Votes

Shares voted “abstain” and broker non-votes (shares held by brokers that do not receive voting instructions from the beneficial owner of the shares, and do not have discretionary authority to vote on a matter) will be counted as present for purposes of determining whether we have a quorum. For purposes of voting results, abstentions will have no effect with respect to the election of directors or Proposal No. 3, but will have the effect of “against” votes with respect to other proposals, and broker non-votes will not be counted with respect to any proposal.

Voting by 401(k) Plan Participants

Participants in Lam’s Savings Plus Plan, Lam Research 401(k) (the “401(k) Plan”) who held Lam common stock in their personal 401(k) Plan accounts as of the Record Date, will receive this proxy statement, so that each participant may vote, by proxy, their interest in Lam’s common stock as held by the 401(k) Plan. The 401(k) Plan trustee will aggregate and vote proxies in accordance with the instructions in the proxies of employee participants that it receives.

Voting Results

We will announce preliminary results at the annual meeting. We will report final voting results at investor.lamresearch.com and in a Form 8-K to be filed shortly after the annual meeting.

Availability of Proxy Materials

Beginning on September 27, 2023, this proxy statement and the accompanying proxy card and 2023 Annual Report on Form 10-K to Stockholders will be mailed to stockholders entitled to vote at the annual meeting who have designated a preference for a printed copy. Stockholders who previously chose to receive proxy materials electronically were sent an email with instructions on how to access this year’s proxy materials and the proxy voting site.

We have also provided our stockholders access to our proxy materials over the internet in accordance with rules and regulations adopted by the SEC. These materials are available on our website at investor.lamresearch.com. We will furnish, without charge, a printed copy of these materials and our 2023 Annual Report (including exhibits) on request by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538), or by email (to investor.relations@lamresearch.com).

A Notice of Internet Availability of Proxy Materials will be mailed beginning on September 27, 2023 to all stockholders entitled to vote at the meeting. The notice will have instructions for stockholders on how to access our proxy materials through the internet and how to request that a printed copy of the proxy materials be mailed to them. The notice will also have instructions on how to elect to receive all future proxy materials electronically or in printed form. If you choose to receive future proxy materials electronically, you will receive an email each year with instructions on how to access the proxy materials and proxy voting site.

Proxy Solicitation Costs

The Company will bear the cost of all proxy solicitation activities. Our directors, officers and other employees may solicit proxies personally or by telephone, email or other communication means, without any cost to Lam Research. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules.

Lam Research Corporation 2023 Proxy Statement  81

Other Meeting Information

Annual Meeting Admission

All stockholders entitled to vote as of the Record Date are entitled to attend the annual meeting virtually. Stockholders of record may attend the meeting by visiting the meeting website at virtualshareholdermeeting.com/LRCX2023. To attend, a stockholder will need the 16-digit control number included on their Notice of Internet Access or proxy card. A beneficial owner of shares (i.e. an owner who is not the record holder of their shares) who wishes to attend the meeting should refer to the instructions provided by the beneficial owner’s brokerage firm, bank, or other stockholder of record holding such shares for the beneficial owner.

Asking Questions

Stockholders who wish to submit a question during the annual meeting may log into the virtual meeting platform at virtualshareholdermeeting.com/LRCX2023, beginning at 9:00 a.m. Pacific Standard Time on November 7, 2023, type their question where indicated, and click to submit.

We ask that you limit your questions to those that are relevant to the annual meeting or our business. Questions may not be addressed if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, or repetitious of statements already made. In addition, questions may be grouped by topic by our management. Questions will be addressed during the appropriate portions of the meeting, and we may also respond by posting answers on our website after the annual meeting.

Stockholder Accounts Sharing the Same Last Name and Address; Stockholders Holding Multiple Accounts

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Lam Research stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement and annual report unless one of the stockholders notifies our investor relations department that one or more of them want to receive separate copies. This procedure reduces duplicate mailings and therefore saves printing and mailing costs, as well as natural resources. Stockholders who participate in householding will continue to have access to all proxy materials at investor.lamresearch.com, as well as the ability to submit separate proxy voting instructions for each account through the internet or by telephone.

Stockholders holding multiple accounts of Lam common stock may request separate copies of the proxy materials by contacting us by telephone (510-572-1615), by mail (to Investor Relations, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538) or by email (to investor.relations@lamresearch.com). Stockholders may also contact us by telephone, mail or email to request consolidation of proxy materials mailed to multiple accounts at the same address.

Stockholder-Initiated Proposals and Nominations for 2024 Annual Meeting

Proposals submitted under SEC rules for inclusion in the Company’s proxy statement. Stockholder-initiated proposals (other than director nominations) may be eligible for inclusion in our proxy statement for next year’s 2024 annual meeting of stockholders (in accordance with SEC Rule 14a-8) and for consideration at the 2024 annual meeting of stockholders. The Company must receive a stockholder proposal no later than May 30, 2024 for the proposal to be eligible for inclusion. Any stockholder interested in submitting a proposal or nomination is advised to contact legal counsel familiar with the detailed securities law requirements for submitting proposals or nominations for inclusion in a company’s proxy statement.

Proposed nominations of directors under Company bylaws for Proxy Access. Our bylaws provide for “Proxy Access.” Pursuant to the Proxy Access provisions of our bylaws, a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock continuously for at least three years can nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or 20% of the Board, provided that the stockholders and the nominees satisfy the requirements specified in our bylaws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2024 annual meeting of stockholders pursuant to Proxy Access, all of the information required by our bylaws must be received by the Secretary of the Company no earlier than April 30, 2024, and no later than May 30, 2024.

Proposals and nominations under Company bylaws for presentation at the annual meeting but for which the proponent does not seek to include materials in our proxy statement. Stockholders may also submit proposals for consideration and nominations of director candidates for election at the 2024 annual meeting by following certain requirements set forth in our bylaws. These proposals will not be eligible for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders unless they are submitted in compliance with then applicable SEC rules or pursuant to the Proxy Access described above; however, they will be presented for consideration at the 2024 annual meeting of stockholders if the requirements established by our bylaws for stockholder proposals and nominations have been satisfied.

Our bylaws establish requirements for stockholder proposals and nominations not included in our proxy statement to be considered at the annual meeting. Assuming that the 2024 annual meeting of stockholders takes place at roughly the same date next year as the 2023 annual meeting (and subject to any change in our bylaws—which would be publicly disclosed by the Company—and to any provisions of then-applicable SEC rules), a stockholder of record not seeking to include materials in our proxy statement must submit the proposal or nomination in writing and it must be received by the Secretary of the Company no earlier than July 14, 2024, and no later than August 13, 2024.

In addition to satisfying the requirements under our bylaws and providing the information required thereunder to the Company, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than September 8, 2024. However, if the date of the 2024 annual meeting is changed by more than 30 calendar days from the anniversary date of the 2023 annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made.

For a full description of the requirements for submitting a proposal or nomination, see the Company’s bylaws. Submissions or questions should be sent to: Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

By Order of the Board of Directors,

Ava M. Hahn

Secretary

Fremont, California

Dated: September 27, 2023

Lam Research Corporation 2023 Proxy Statement  83

Appendices

Appendix A—Information Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, the Company's management uses certain non-GAAP financial measures to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view the Company’s results from management’s perspective. These non-GAAP financial measures are provided as supplemental information to the financial measures the Company discloses that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

The compensation and human resources committee has elected to use non-GAAP operating income as a percentage of revenue, in connection with assessing and making determinations related to executive compensation matters. Non-GAAP operating income as a percentage of revenue is determined by dividing non-GAAP operating income, which is a non-GAAP financial measure, by revenue, which is a GAAP financial measure. The GAAP measure most directly comparable to non-GAAP operating income is GAAP operating income. Non-GAAP operating income includes adjustments to the most comparable GAAP financial measure, GAAP operating income, to exclude the impact of certain items as further indicated below.

Non-GAAP Operating Income

Non-GAAP operating income is derived from results determined in accordance with GAAP with charges and credits in the following line items excluded from GAAP results:

•	for fiscal year 2023: amortization related to intangible assets acquired through certain business combinations; product rationalization costs; restructuring charges; transformational costs; and elective deferred compensation-related liability increase;
•	for fiscal year 2022: amortization related to intangible assets acquired through certain business combinations; and elective deferred compensation-related liability decrease; and
•	for fiscal year 2021: amortization related to intangible assets acquired through certain business combinations; elective deferred compensation-related liability increase; and product rationalization costs.

GAAP to Non-GAAP Reconciliation

The following are reconciliations of GAAP operating income to non-GAAP operating income, as well as a presentation of GAAP operating income as a percentage of revenue and non-GAAP operating income as a percentage of revenue, for the fiscal years ended June 25, 2023, June 26, 2022, and June 27, 2021:

(UNAUDITED)
(in thousands, except percentages)

	Year Ended
	June 25, 2023	June 26, 2022	June 27, 2021
U.S. GAAP operating income	$5,174,860	$5,381,822	$4,482,023
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through certain business combinations	15,337	51,822	54,152
Elective deferred compensation-related liability valuation increase (decrease)	22,087	(35,175)	62,238
Restructuring charges, net	120,316	—	—
Product rationalization costs	13,522	—	6,200
Transformational costs	9,178	—	—
Non-GAAP operating income	$5,355,300	$5,398,469	$4,604,613
U.S. GAAP operating income as percent of revenue	29.7%	31.2%	30.6%
Non-GAAP operating income as a percent of revenue	30.7%	31.3%	31.5%

Lam RESEARCH

LAM RESEARCH CORPORATION
ATTN: INVESTOR RELATIONS
4650 CUSHING PARKWAY
FREMONT, CALIFORNIA 94538

SCAN TO VIEW MATERIALS & VOTE

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V23218-P97997-Z85917 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LAM RESEARCH CORPORATION

The Board of Directors recommends you vote FOR all eleven of the nominees listed in proposal 1.

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Sohail U. Ahmed	☐	☐	☐
1b. Timothy M. Archer	☐	☐	☐
1c. Eric K. Brandt	☐	☐	☐
1d. Michael R. Cannon	☐	☐	☐
1e. John M. Dineen	☐	☐	☐
1f. Ho Kyu Kang	☐	☐	☐
1g. Bethany J. Mayer	☐	☐	☐
1h. Jyoti K. Mehra	☐	☐	☐
1i. Abhijit Y. Talwalkar	☐	☐	☐
1j. Lih Shyng (Rick L.) Tsai	☐	☐	☐
1k. Leslie F. Varon	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 4 and for 1 YEAR on proposal 3.

	For	Against	Abstain
2. Advisory vote to approve the compensation of the named executive officers of Lam Research, or "Say on Pay."	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote to approve the frequency of holding future stockholder advisory votes on named executive officer compensation, or "Say on Frequency."	☐	☐	☐	☐

	For	Against	Abstain
4. Ratification of the appointment of the independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

NOTE: Other business that may properly come before the annual meeting (including any adjournment or postponement thereof) will be voted as the proxy holders deem advisable.

Please sign exactly as your name(s) appear(s) in this card. When signing as attorney, executor, administrator, or other fiduciary, please give full title. Joint owners should each sign personally. For a Corporation, an authorized officer must sign. For a partnership, an authorized person must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report Combined Document are available at www.proxyvote.com.

V23219-P97997-Z85917

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAM RESEARCH CORPORATION IN CONJUNCTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 7, 2023

The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 27, 2023, and the 2023 Annual Report to Stockholders; (b) appoints Timothy M. Archer and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, each with full power to designate substitutes, on behalf and in the name of the undersigned, to represent the undersigned at the 2023 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION (and any adjournment(s) or postponement(s) of the Meeting) to be held on November 7, 2023 at 9:30 a.m., Pacific Standard Time, and (c) authorizes the proxy holders to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present at the Meeting, on the matters set forth on the reverse side and, in their discretion, on any other matter(s) that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting.

This proxy will be voted as directed. If no contrary direction is indicated, the proxy will be voted FOR all eleven of the director nominees listed in proposal 1; FOR the advisory vote to approve the compensation of the named executive officers of Lam Research, or "Say on Pay;" for 1 YEAR on the advisory vote to approve the frequency of holding future stockholder advisory votes on named executive officer compensation, or "Say on Frequency;" FOR the proposal to ratify the appointment of the independent registered public accounting firm for fiscal year 2024; and as the proxy holders deem advisable, on any other matter(s) that may properly come before the meeting.

Continued and to be signed on reverse side